Exhibit 10.3

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EXECUTION VERSION

EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT

DATED AS OF JANUARY 21, 2026

BY AND BETWEEN

JANUX THERAPEUTICS, INC.

AND

BRISTOL-MYERS SQUIBB COMPANY

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Page

ARTICLE 1 Definitions 1

ARTICLE 2 Licenses 30

2.1 Grant to BMS 30

2.2 Additional Licensing Provisions 31

2.3 Performance by Affiliates and Subcontractors 31

2.4 Exclusivity 32

2.5 General Technology Transfer and Assistance. 34

2.6 BMS Loss of Licenses for Patent Challenges 35

2.7 Gatekeeper Process for Additional Tumor Antigen Targets 36

ARTICLE 3 Governance 38

3.1 Joint Steering Committee 38

3.2 Decision Making on JSC and Resolution of JSC Disputes 40

3.3 Discontinuation of JSC 42

3.4 Technically Infeasible 43

3.5 Modification of Timelines 43

3.6 Limitations on Authority 43

3.7 Alliance Manager 43

ARTICLE 4 Early Development 44

4.1 Overview of Early Development 44

4.2 Selection of Lead Compounds, Development Candidates 45

4.3 Janux Development Breach. 48

4.4 Additional Development by Janux 49

4.5 Records, Reports, and Information 50

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4.6 Regulatory Matters 50

4.7 Compliance 50

ARTICLE 5 ADDITIONAL Development and Commercialization 52

5.1 Development 52

5.2 Regulatory 52

5.3 Commercialization 54

ARTICLE 6 Manufacturing 54

6.1 GMP-Grade Supply of Licensed Compounds and Licensed Products to BMS 54

6.2 Supply of Licensed Compounds and Licensed Products for Janux Joint Development Activities 55

6.3 Other Supply of Licensed Compounds and Licensed Products 55

6.4 Manufacturing Technology Transfer 55

6.5 […***…] 57

ARTICLE 7 Payments 59

7.1 Upfront Fee 59

7.2 Development and Regulatory Milestone Payments 59

7.3 Sales Milestone Payments 61

7.4 Payments for the […***…] Licensed Product 62

7.5 Royalty Payments 62

7.6 Biosimilar Competition 64

7.7 Expiration of Valid Claims 64

7.8 Royalty Floor 64

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7.9 Stacking 65

7.10 Compulsory Licenses; Inflation Reduction Act 65

7.11 Royalty Payments and Reports 66

7.12 Janux Third Party Agreements and Other Third Party License Agreements. 66

7.13 Taxes and Withholding 69

7.14 Currency Conversion 71

7.15 General Payment Procedures 71

7.16 Offset Rights 71

7.17 Records; Audits 71

7.18 Late Payments 73

7.19 […***…] 73

ARTICLE 8 Intellectual Property Matters 73

8.1 IP Contacts 73

8.2 Ownership 74

8.3 Prosecution and Maintenance of Janux Licensed Patents 76

8.4 Patent Linkage 78

8.5 Enforcement of Intellectual Property Rights 78

8.6 Patent Extensions and Supplementary Protection Certificates 82

8.7 BMS Arising Patents and BMS Arising Know-How 82

8.8 Defense of Third Party Infringement Claims from Exploitation of Licensed Product 83

8.9 Trademarks. 84

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8.10 Common Ownership Under Joint Research Agreements 85

8.11 […***…] 85

ARTICLE 9 Representations, Warranties and Covenants; Compliance 85

9.1 Mutual Representations and Warranties 85

9.2 Additional Representations and Warranties of Janux 86

9.3 Additional Covenants of Janux. 92

9.4 Additional Covenants of BMS. 94

9.5 Compliance Representations, Warranties, and Covenants of the Parties. 94

9.6 No Other Representations or Warranties 96

ARTICLE 10 Indemnification 96

10.1 Indemnification by Janux 96

10.2 Indemnification by BMS 96

10.3 Indemnification Procedures 97

10.4 Insurance 98

ARTICLE 11 Confidentiality 98

11.1 Confidential Information 98

11.2 Prior CDA 101

11.3 Publicity 102

11.4 Additional Permitted Disclosures 102

11.5 Terms of this Agreement 103

11.6 Publications 103

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11.7 Clinical Trials Registry 103

ARTICLE 12 Term and Termination 104

12.1 Term 104

12.2 Termination for Breach 104

12.3 Termination as a Result of Bankruptcy 105

12.4 Termination for Convenience by BMS 105

12.5 Termination by BMS for Safety Reasons 105

12.6 Termination for Cessation. 105

12.7 […***…]. 106

ARTICLE 13 Effects of Expiration or Termination 107

13.1 Termination of Licenses 107

13.2 Reversion 107

13.3 Confidential Information 111

13.4 Handling of Joint Arising Patents and Joint Platform Arising Patents 111

13.5 Remedies 111

13.6 Accrued Rights 111

13.7 Survival 111

13.8 Rights in Bankruptcy 112

ARTICLE 14 Dispute Resolution 113

14.1 Disputes 113

14.2 Intellectual Property Disputes 113

14.3 ADR 113

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14.4 Adverse Ruling 114

14.5 Choice of Law 114

14.6 Interim Relief 114

14.7 Equitable Remedies 114

ARTICLE 15 Miscellaneous 114

15.1 Entire Agreement; Amendment 114

15.2 Force Majeure 115

15.3 Notices 115

15.4 Assignment 116

15.5 Change of Control 116

15.6 Severability 117

15.7 U.S. Export and Transfer Controls 117

15.8 Cumulative Remedies 117

15.9 Interpretation 117

15.10 Further Assurances 119

15.11 Extension to Affiliates 119

15.12 No Consequential or Punitive Damages 119

15.13 Waivers and Modifications 119

15.14 No Third Party Beneficiaries 119

15.15 Relationship of the Parties 119

15.16 Counterparts 120

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LIST OF SCHEDULES

Schedule 1.64 Janux Licensed Patents

Schedule 1.66 Existing Janux Platform Patents

Schedule 1.67 Janux Platform Technology

Schedule 1.71 Initial Joint Development Plan

Schedule 1.75 Knowledge Persons

Schedule 2.5 Certain Transferred Materials

Schedule 6.1 Fully Burdened Cost

Schedule 9.2.1 […***…]

Schedule 9.2.11 Related Janux Agreements

Schedule 11.3 Janux Press Release

Schedule 14.1 Baseball Arbitration

Schedule 14.3 ADR Procedures

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EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT

This Exclusive License and Collaboration Agreement (this “Agreement”), dated as of January 21, 2026 (the “Effective Date”), is made by and between Janux Therapeutics, Inc., a Delaware corporation with offices at 10955 Vista Sorrento Parkway, Suite 200, San Diego, CA 92130 (“Janux”), and Bristol-Myers Squibb Company, a Delaware corporation with offices at Route 206 & Province Line Road, Princeton, NJ 08543 (“BMS”). Janux and BMS are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Janux has developed and owns certain proprietary technology related to conditionally-active T-cell engagers that enables the design and engineering of T-cell engagers that bind to a specific target and allows for tumor microenvironment activation of a T-cell engager;

Whereas, through the application of such technology, Janux has discovered and developed certain Licensed Compounds (as defined herein) existing as of the Effective Date, including the Initial Lead Licensed Compound (as defined herein), the First Backup Compound (as defined herein) and the Second Backup Compound (as defined herein);

Whereas, BMS has experience and is engaged in the development, manufacture and commercialization of pharmaceutical and biologic products in the Field (as defined herein) in the Territory (as defined herein); and

Whereas, Janux wishes to grant a license to BMS under certain intellectual property rights to further develop, manufacture, commercialize and otherwise exploit Licensed Compounds and Licensed Products (as defined herein) in the Field in the Territory, and BMS wishes to take such license, in each case, in accordance with the terms and conditions set forth below.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

Definitions

As used in this Agreement, the following initially capitalized terms will have the meanings set forth in this Article 1 (Definitions) or as otherwise defined elsewhere in this Agreement:

1.1
“Accounting Standards” means U.S. generally accepted accounting principles, consistently applied.
1.2
“Active Ingredient” means the clinically active material(s), including small molecules, proteins, nucleic acids and other biological materials, that provide pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants, or controlled release technologies).

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1.3
“Affiliate” means, with respect to any Person, any entity directly or indirectly controlled by, controlling, or under common control with such Person, at any time (and regardless of whether such Affiliate is or becomes an Affiliate on or after the Effective Date) but only for so long as such control exists. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of more than fifty percent (50%) (or the maximum ownership interest permitted by Applicable Law) of the voting securities or other ownership or general partnership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity. For clarity, for purposes of this Agreement, if a private equity fund or other investment fund is an investor in the publicly traded ultimate parent company of either Janux or BMS, as applicable, and such private equity fund or other investment fund (i) appoints a member of the board (but not a majority of the board) of such publicly traded ultimate parent company, but (ii) does not otherwise fall within clause (a) or clause (b) of the meaning of “control” with respect to Janux or BMS, as applicable, then any controlled portfolio company of such private equity fund or other investment fund shall not be deemed an “Affiliate” of Janux or BMS, as applicable, as long as such portfolio company does not otherwise control, is not otherwise controlled by, and is not otherwise under common control with, Janux or BMS, as applicable.
1.4
“Applicable Law” means any federal, state, local, foreign, national or multinational law, statute, standard, ordinance, code, rule, regulation, directive, resolution, or promulgation (including the FD&C Act, GCP, GLP, GMP, data protection and privacy laws, rules and regulations, including the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act, and the E.U. General Data Protection Regulation (2016/679), and Anti-Corruption Laws), or any order, writ, judgment, injunction, decree, stipulation, ruling, determination, or award entered by or with any Governmental Authority, or any license, franchise, permit, or similar right granted under any of the foregoing, or any similar provision having the force or effect of law; in each case that is applicable to a particular activity or situation. For clarity, any specific references to any Applicable Law or any portion thereof will be deemed to include all then-current amendments thereto or any replacement or successor law, statute, standard, ordinance, code, rule, regulation, directive, resolution, order, writ, judgment, injunction, decree, stipulation, ruling, or determination thereto.
1.5
“Arising IP Rights” means the Arising Know-How and Arising Patents.
1.6
“Arising Know-How” means any and all Know-How (including, for clarity, all inventions and data) that is first developed, discovered, created, generated or conceived during the Term (a) solely by or on behalf of a Party or any of its Related Parties or (b) jointly by or on behalf of (i) Janux or any of its Related Parties and (ii) BMS or any of its Related Parties, in each case ((a) and (b)), in the performance of activities under this Agreement (including activities under the Joint Development Plan).
1.7
“Arising Patent” means any Patent claiming any Arising Know-How.

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1.8
“ARM Target” means the T-cell antigen target […***…].
1.9
“Biosimilar Application” means a submission filed with a Regulatory Authority for marketing authorization of a product, naming a Licensed Product as a reference product and seeking approval of such product as biosimilar or interchangeable to such Licensed Product, including an application submitted to the FDA under subsection (k) of Section 351 of the PHSA or an application submitted under Article 10(4) of Directive 2001/83/EC (as amended, including by EU Directive 2004/27/EC) in the E.U. or any member state thereof (or any amended or substitute regulatory regime of either of the foregoing), or any foreign equivalents thereof.
1.10
“Biosimilar Product” means, with respect to a Licensed Product and country, any product (a) that is the subject of an approved Biosimilar Application in such country citing such Licensed Product as the reference product, or (b) for which an approved Marketing Authorization Application in such country relies on or otherwise references a prior approved MAA (or any data generated in support of and included in such MAA) for such Licensed Product.
1.11
“BMS Arising Know-How” means any Arising Know-How that is first developed, discovered, created, generated or conceived solely by or on behalf of BMS or any of its Related Parties, but excluding any Joint Platform Arising Know-How. […***…].
1.12
“BMS Arising Patent” means any Arising Patent solely claiming an invention or inventions first developed, discovered, created, generated or conceived during the Term in the performance of activities under this Agreement (including activities under the Joint Development Plan) solely by BMS’s or any of its Related Party’s employees, independent contractors, consultants, or others under an obligation to assign such invention to BMS or any of its Related Parties, as determined in accordance with U.S. patent laws governing inventorship (each, a “BMS Inventor”), but excluding any Joint Platform Arising Patent. […***…]

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[…***…].

1.13
“BMS Reversion Know-How” means, with respect to a given Reversion Product, any BMS Arising Know-How Controlled by BMS or its Affiliates as of the effective date of termination of this Agreement that is necessary to continue to Develop or Commercialize such Reversion Product, or that was otherwise actually incorporated by BMS or its Affiliate or Sublicensee into such Reversion Product, in each case, as such Reversion Product exists as of the effective date of termination, but excluding, in all cases, any such Know-How relating to (a) any Other Component or product in a Combination Product or Combination Therapy (other than a Licensed Compound), (b) Manufacturing or (c) diagnostics (including biomarkers). […***…].
1.14
“BMS Reversion Patent” means, with respect to a given Reversion Product, any BMS Arising Patent Controlled by BMS or its Affiliates as of the effective date of termination of this Agreement that claims BMS Reversion Know-How for such Reversion Product and is necessary to continue to Develop or Commercialize such Reversion Product, as such Reversion Product exists as of the effective date of termination, but excluding, in all cases, any such Patent to the extent it claims or Covers (a) any Other Component or product in a Combination Product or Combination Therapy (other than a Licensed Compound), (b) Manufacturing or (c) diagnostics (including biomarkers).
1.15
“Business Day” means any day that is not (a) a Saturday, Sunday or other day on which banking institutions are required or authorized by Applicable Law to be closed in New York City, New York; or (b) the nine (9) consecutive calendar days beginning on December 24 through and including January 1 of each Calendar Year, to the extent those days are not included in the foregoing clause (a).
1.16
“Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1, or October 1 of any year; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term will commence on the last-to-occur of any of the foregoing dates during the Term and end upon the expiration or termination of this Agreement.
1.17
“Calendar Year” means each period beginning on the 1st of January and ending on the 31st of December of the same year; provided, however, that (a) the first Calendar Year of the Term will commence on the Effective Date and end on December 31 of the same year, and (b) the last Calendar Year of the Term will commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.

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1.18
“Change of Control” means, with respect to a Party, the occurrence of any of the following with respect to such Party (or any direct or indirect parent entity of such Party) (such Party, or any direct or indirect parent entity of such Party, the “Acquired Party”) after the Effective Date: (a) any Person or group of Persons that is not an Affiliate of such Acquired Party becomes the beneficial owner (directly or indirectly) of fifty percent (50%) or more of the voting shares of the Acquired Party; (b) such Acquired Party consolidates with or merges into or with another Person that is not an Affiliate of such Acquired Party pursuant to a transaction in which fifty percent (50%) or more of the voting shares of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting shares of such Acquired Party immediately preceding such consolidation or merger; or (c) the Acquired Party sells or transfers to another Person that is not an Affiliate of such Acquired Party all or substantially all of its assets.
1.19
“Clinical Candidate” means any Development Candidate or other Licensed Compound that (a) the JSC determines has Successfully Achieved the Development Candidate Completion Criteria under the Joint Development Plan, and (b) the JSC has then selected for advancement into, and approved commencement of, a Phase I Clinical Trial under the Joint Development Plan (and the filing of an IND in connection therewith), in each case, as set forth in Section 4.2.1(e); provided that any Development Candidate or other Licensed Compound that satisfies the preceding clause (b) but not the preceding clause (a) will be deemed a Clinical Candidate as of the date of such approval.
1.20
“Clinical Trial” means any tests and studies in human subjects that are required or permitted by Applicable Law to obtain or maintain any Regulatory Approval for, or to support the pricing, reimbursement or use of, a Licensed Product, including a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial or Phase IV Clinical Trial.
1.21
“CMC” means chemistry, manufacturing, and controls.
1.22
“Combination Product” means any product that contains a Licensed Compound as well as one or more other Active Ingredients (each such other Active Ingredient, an “Other Component”), either (a) as a co-formulated product or (b) as separate formulations but co-packaged in a single package and sold for a single price.
1.23
“Combination Therapy” means, with respect to a Licensed Compound or a Licensed Product, the use of or method of using such Licensed Compound or Licensed Product with any Other Component in concomitant or sequential administration (other than a Combination Product).
1.24
“Commercialize” means, with respect to a product, any and all activities directed to promote, market, distribute, sell (and offer for sale or contract to sell), import, export, or otherwise commercially exploit (including Pre-Marketing), or provide product support for such product and to conduct activities, other than Development or Manufacturing, in preparation for conducting the foregoing activities, including interactions with Regulatory Authorities following receipt of Regulatory Approval in the applicable country for such product, including activities to produce commercialization support data and to secure and maintain market access and reimbursement. “Commercializing”, “Commercialized”, and “Commercialization” will have

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correlative meanings. For clarity, Commercialization does not include Development and Manufacturing.
1.25
“Commercially Reasonable Efforts” means, with respect to a Party in relation to an obligation under this Agreement with respect to a Licensed Compound or Licensed Product, such efforts that are consistent with the efforts and resources […***…] in the exercise of its […***…] business practices relating to performance of such obligation for a molecule or product (including the research, development, manufacture and commercialization of a molecule or product), as applicable, with similar commercial and scientific potential and at a similar stage in its research, development or commercial life as the relevant Licensed Compound or Licensed Product, taking into account all scientific, technological, commercial, and other factors […***…], such as adequacy, quality and quantity of scientific data with respect to such Licensed Compound or Licensed Product and validation of such data, issues of intellectual property coverage, safety and efficacy, stage of development, product profile, competitiveness of the marketplace, […***…], proprietary position, the nature and extent of expected market exclusivity (including patent coverage and regulatory exclusivity), anticipated or approved labeling, present and future market and commercial potential, the likelihood of receipt of Regulatory Approval, profitability (including pricing and reimbursement status achieved or likely to be achieved), legal issues and […***…].
1.26
“Compulsory License” means, with respect to a Licensed Product in a country or other jurisdiction, a license or rights granted to a Third Party through the order, decree or grant of a Governmental Authority within such jurisdiction to sell or otherwise Commercialize such Licensed Product in such country or other jurisdiction.
1.27
“Control” and “Controlled by” means, with respect to any Know-How, Patent, other intellectual property right or Regulatory Materials, possession by a Party or its Affiliates (whether by ownership, license grant, or other means, other than a license granted in this Agreement) of the legal right to grant to the other Party the right to access, reference or use, or to grant a license or a sublicense to, such Know-How, Patent, other intellectual property right or Regulatory Materials as provided for herein without violating the terms of any agreement between such Party (or any of its Affiliates) and any Third Party existing at the time such Party or its Affiliate, as applicable, would be required hereunder to grant the other Party such access, reference or use, or to grant such license or a sublicense.
1.28
“Cover” means, with respect to a particular subject matter at issue and a relevant Patent, that, in the absence of a (sub)license under or ownership of such Patent, the research, development, making, using, offering for sale, selling or importing of such subject matter would infringe one or more claims of such Patent or, as to a pending claim included in such Patent, the research, development, making, using, offering for sale, selling or importing of such subject matter would infringe such Patent if such pending claim were to issue in an issued Patent without amendment (without considering any “safe harbor” under 35 U.S.C. § 271(e)(1) or otherwise).

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1.29
“Data Package” means, with respect to a given Licensed Compound and the applicable activities under the Joint Development Plan (i.e., the activities to determine whether the Lead Optimization Completion Criteria, Development Candidate Advancement Criteria or Development Candidate Completion Criteria, as applicable, for such Licensed Compound have been Successfully Achieved), a data package provided by Janux that includes all of the following: (a) all data (including, for clarity, all raw data) generated by or on behalf of Janux that is related to such Licensed Compound and resulted from the conduct of such activities, including a reasonably detailed analysis of such data to the extent provided in the Joint Development Plan, including the chemical structure / sequences of such Licensed Compound, (b) such other information as may be required to be included in the Data Package as set forth in the Joint Development Plan, and (c) such other information regarding such Licensed Compound necessary or reasonably useful in determining whether the Lead Optimization Completion Criteria, Development Candidate Advancement Criteria or Development Candidate Completion Criteria, as applicable, have been Successfully Achieved, as applicable, or as BMS may otherwise reasonably request, in each case of this clause (c), that is then in Janux’s (or its Affiliate’s) possession and Control.
1.30
“Designated Officer” means: (a) in the case of BMS, […***…]; and (b) in the case of Janux, […***…].
1.31
“Develop” means to research, develop, analyze, test, and conduct pre-clinical trials, Clinical Trials (including, for clarity, Phase IV Clinical Trials and any pre-clinical/clinical/CMC commitments following the receipt of Regulatory Approval) and all other regulatory trials (which conduct may include funding clinical grants or providing supplies, including comparators), for any molecule or product, as well as any and all activities pertaining to manufacturing development, formulation development, and the development of manufacturing processes (including Manufacturing Development Activities), medical affairs, and lifecycle management (including the conduct of a Phase IV Clinical Trial not explicitly for registrational purposes and non-interventional studies), including new indications, new formulations, and all other activities (including regulatory activities) related to supporting, securing, and maintaining Regulatory Approval for any molecule or product. Development may also include the foregoing activities with respect to any assay, biomarker or diagnostic for use with any Licensed Compound or Licensed Product. Develop will also include (a) Manufacturing Development Activities for Licensed Products, (b) activities to characterize, produce, synthesize, modify, enhance, improve, optimize, derivatize and validate a Licensed Compound (or any component thereof) or Licensed

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Product (or any component thereof), including […***…]; provided that, […***…] (the activities under this clause (b), “Optimize”), and (c) activities under the Joint Development Plan. “Developing”, “Developed”, and “Development” will have correlative meanings.

1.32
“Development Candidate” means any Lead Compound or other Licensed Compound that (a) the JSC determines has Successfully Achieved the Development Candidate Advancement Criteria under the Joint Development Plan, and (b) the JSC has then selected for advancement into, and approved commencement of, IND-enabling studies under the Joint Development Plan, in each case, as set forth in Section 4.2.1(d); provided that any Lead Compound or other Licensed Compound that satisfies the preceding clause (b) but not the preceding clause (a) will be deemed a Development Candidate as of the date of such approval.
1.33
“Development Candidate Advancement Criteria” means the target criteria set forth in the Joint Development Plan for a Lead Compound to be eligible for selection as a “Development Candidate”, as such criteria may be updated from time to time by the JSC in accordance with Section 3.2 (Decision Making on JSC and Resolution of JSC Disputes).
1.34
“Development Candidate Completion Criteria” means the target criteria set forth in the Joint Development Plan for a Development Candidate to be eligible for selection as a “Clinical Candidate”, as such criteria may be updated from time to time by the JSC in accordance with Section 3.2 (Decision Making on JSC and Resolution of JSC Disputes).
1.35
“Directed to” means, with respect to a molecule and an antigen or other target, that such molecule recognizes, binds to, or interacts with such antigen or other target (whether or not also recognizing, binding to, or interacting with, one (1) or more other antigens or targets); provided […***…].
1.36
“Distributor” means any Person appointed by BMS (or any of its Related Parties) to distribute and sell a Licensed Product, as applicable, with or without packaging rights, in one or more countries in circumstances where such Person purchases its requirements of Licensed Product from BMS (or any of its Related Parties) but does not make any royalty or other similar revenue-based payment to BMS or any of its Related Parties. For clarity, a Distributor may be granted a license by BMS (or any of its Related Parties) to distribute and sell (but not Develop or Manufacture) a Licensed Product.
1.37
“Divest” or “Divestment” means, with respect to an Acquired Competing Program, (a) the outright sale or assignment by Janux and its Affiliates of all of Janux’s and its Affiliates’ rights and interests in and to such Acquired Competing Program to a Third Party or (b) the

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exclusive out-license by Janux and its Affiliates of all of Janux’s and its Affiliates’ rights and interests in and to such Acquired Competing Program to a Third Party (including granting the Third Party all rights to research, develop, manufacture, commercialize and otherwise exploit such Acquired Competing Program), in each case ((a) or (b)), without the retention or reservation of any research, development, manufacturing, commercialization or other exploitation role, interest, control, or participation rights or any other ability to be involved in, influence or control, directly or indirectly, such Acquired Competing Program, or any ability to reacquire rights to such Acquired Competing Program in the future (other than through customary termination of such exclusive out-license; provided that, in the event that Janux or any of its Affiliates reacquires any such rights as a result of such termination of such exclusive out-license, then Janux and its Affiliates shall again be required to Divest such reacquired rights pursuant to and in accordance with Section 2.4.3 (Exceptions for Acquired Program), mutatis mutandis, provided that the “Divestment Period” shall be […***…]) (provided that in each case (a) and (b) Janux (or its Affiliate, as applicable) shall be permitted to receive license fees, royalties or milestones in connection with the Third Party’s development or commercialization of the Acquired Competing Program and to enforce such terms in any such agreement).

1.38
“Dollar” or “$” means the legal tender of the United States of America.
1.39
“E.U.” means the European Union, as it may be constituted from time to time during the Term.
1.40
“Exploit” means to Develop, Manufacture, Commercialize or otherwise exploit, including to research, have researched, make, have made, distribute, have distributed, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported. “Exploiting” and “Exploitation” will have correlative meanings.
1.41
“FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended from time to time, together with any rules, regulations, and requirements promulgated thereunder.
1.42
“FDA” means the United States Food and Drug Administration or any successor Regulatory Authority having substantially the same function and authority over drugs in the U.S.
1.43
“Field” means any and all uses, including any and all human and non-human diagnostic, prophylactic and therapeutic uses.
1.44
“First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first sale of such Licensed Product in such country by BMS or its Affiliates or Sublicensees for use or consumption by the general public following receipt of all Regulatory Approvals necessary for the marketing and sale of such Licensed Product in such country (including, for clarity, any applicable Pricing Approval that is necessary for sale); provided, however, that the following shall not constitute a First Commercial Sale: (x) any sale among BMS, its Affiliates or Sublicensees; (y) any use or disposition of such Licensed Product in Clinical Trials or non-clinical development activities with respect to such Licensed Product by or on behalf of a Party; or (z) any disposal or transfer of such Licensed Product for a bona fide

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charitable purpose, compassionate use or samples or so-called “treatment IND sales” or “named patient sales”.

1.45
“FTE” means the equivalent of the work of one (1) appropriately qualified person working on a full-time basis for one (1) full calendar year consisting of a total of […***…] per full calendar year. Any person who devotes less than […***…] per full calendar year shall be treated as an FTE in such calendar year on a pro rata basis based upon the actual number of hours worked divided by […***…]. Any person who devotes more than […***…] per full calendar year shall be treated as more than one (1) FTE in such calendar year on a pro rata basis based upon the actual number of hours worked divided by […***…]. For clarity, FTE shall not include any person performing secretarial, clerical, or administrative activities.
1.46
“FTE Costs” means, with respect to an activity for any period, the applicable FTE Rate multiplied by the applicable number of FTEs performing such activity during such period.
1.47
“FTE Rate” means (a) with respect to personnel engaged in […***…] hereunder, […***…], and (b) with respect to […***…] hereunder, […***…] per FTE, in each case ((a) and (b)), which amount is to be adjusted […***…], based on […***…]; provided […***…].
1.48
[…***…].
1.49
“[…***…] T-Cell Engager” means any molecule that is Directed to, or intended to be Directed to, both (a) at least one antigen or target on a T-cell(s) and (b) at least one antigen or target on a tumor cell(s) through (in the case of this clause (b)) being Directed to, or intended to be Directed to, […***…], in each case, whether or not also Directed to one (1) or more other antigens or targets (for example, in the case of a multispecific antibody or other multispecific molecule).
1.50
“[…***…] T-Cell Engager Product” means any product containing a […***…] T-Cell Engager (alone or in combination with one or more Other Components) in all forms, presentations, formulations, methods of administration and dosage forms, including any Combination Product.
1.51
“Good Clinical Practice” or “GCP” means all applicable then-current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording,

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analyses, and reporting of Clinical Trials, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95), as amended, (b) U.S. Code of Federal Regulations Title 21, Parts 11 (Electronic Records and Signatures), 50 (Protection of Human Subjects), 54 (Financial Disclosure by Clinical Investigators), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application), and (c) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time.

1.52
“Good Laboratory Practice” or “GLP” means all applicable then-current Good Laboratory Practice standards, including, as applicable, (a) the Good Laboratory Practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 for the conduct of nonclinical laboratory studies, and (b) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time.
1.53
“Good Manufacturing Practice” or “GMP” means all applicable then-current Good Manufacturing Practice including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practice regulations, 21 C.F.R. Sections 210, 211, 600, and 610, (b) the principles detailed in the ICH Q7 guidelines, and (c) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time.
1.54
“Government Official” means: (a) any officer or employee of: (i) a government, or any department or agency thereof; (ii) a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university; or (iii) a public international organization (such as the United Nations, the International Monetary Fund, the International Committee of the Red Cross, and the World Health Organization), or any department or agency thereof; (b) any political party or party official or candidate for public or political party office; or (c) any person acting in an official capacity on behalf of any of the foregoing.
1.55
“Governmental Authority” means any multi-national, federal, state, local or governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, tribunal or other entity), in each case, entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, any court or tribunal (or any department, bureau, or division thereof), or any governmental arbitrator or arbitral body. For clarity, any Regulatory Authority is a Governmental Authority.
1.56
“IND” means an investigational new drug application, clinical trial authorization, or similar application, submission, or a clinical trial exemption to the applicable Regulatory Authority, in each case, which must be approved, cleared or authorized by the applicable Regulatory Authority to commence or conduct any Clinical Trial of a pharmaceutical or biological product in humans in such jurisdiction, and all supplements and amendments to any of the foregoing.
1.57
“Initiation” means, with respect to any Clinical Trial, […***…] in such Clinical Trial with the applicable Licensed Product. “Initiating,” “Initiated,” and “Initiate” shall have the corresponding meaning.

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1.58
“Janux Arising Know-How” means any Arising Know-How that is first developed, discovered, created, generated or conceived solely by or on behalf of Janux or any of its Related Parties, including any Janux Platform Arising Know-How. […***…].
1.59
“Janux Arising Patent” means any Arising Patent solely claiming an invention or inventions first developed, discovered, created, generated or conceived during the Term in the performance of activities under this Agreement (including activities under the Joint Development Plan) solely by Janux’s or any of its Related Party’s employees, independent contractors, consultants, or others under an obligation to assign such invention to Janux or any of its Related Parties, as determined in accordance with U.S. patent laws governing inventorship (each, a “Janux Inventor”), including any Janux Platform Arising Patent. […***…].
1.60
“Janux Excluded Discovery Platform Technology” means Janux’s proprietary T-cell engager discovery platform technology consisting of […***…]. For clarity, the “Janux Excluded Discovery Platform Technology” excludes the Janux Platform Technology.
1.61
“Janux In-License Agreements” means any agreement between Janux (or any of its Affiliates, as applicable) and any Third Party pursuant to which such Third Party licenses to Janux (or any of its Affiliates, as applicable) any Patents or Know-How included in the Janux Licensed IP Rights, […***…].
1.62
“Janux Licensed IP Rights” means (a) the Janux Licensed Know-How and Janux Licensed Patents, and (b) Janux’s and its Affiliates’ right, title and interest in and to the Joint Arising Know-How, Joint Arising Patents, Joint Platform Arising Know-How and Joint Platform Arising Patents.

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1.63
“Janux Licensed Know-How” means any and all Know-How that is Controlled by Janux or any of its Affiliates as of the Effective Date or at any time thereafter until the end of the Term that is necessary or reasonably useful to Exploit any Licensed Compound or Licensed Product (or any components of any Licensed Compound or Licensed Product), including as a monotherapy or for use in any Combination Therapy, including […***…], but excluding any Know-How (i) specifically related to (w) […***…], (x) […***…], or (z) any Other Component of a Combination Product or Combination Therapy that is proprietary to Janux (i.e., that is owned or exclusively licensed to Janux) (such Other Component, a “Janux Other Proprietary Component”), (ii) that is owned or controlled by any Third Party that becomes a New Affiliate of (or that merges or consolidates with) Janux after the Effective Date as a result of a Change of Control of Janux, unless such Know-How (u) is Arising Know-How, (v) was Controlled by Janux (or any of its Affiliates) immediately prior to the consummation of the Change of Control, (w) becomes Controlled by Janux (or any of its Affiliates, other than the New Affiliate) following the consummation of the Change of Control, (x) is used in the performance of activities by or on behalf of Janux hereunder (including under the Joint Development Plan or the Manufacture of Licensed Compounds or Licensed Products), or […***…], (y) […***…], or (z) is an improvement, modification or enhancement of any Janux Licensed Know-How and is made by such New Affiliate through the use of, or reference to, any Janux Licensed IP Rights after the consummation of such Change of Control ([…***…]), (iii) that Janux first in-licenses pursuant to a Potential Janux New In-License Agreement entered into after the Effective Date, unless such Know-How is included in Janux Licensed Know-How pursuant to Section 7.12 (Janux Third Party Agreements and Other Third Party License Agreements), (iv) that is Joint Arising Know-How or Joint Platform Arising Know-How, (v) […***…], or (v) that is Janux Excluded Discovery Platform Technology.
1.64
“Janux Licensed Patent” means any and all Patents that are Controlled by Janux or any of its Affiliates as of the Effective Date or at any time thereafter until the end of the Term that claim or Cover (a) any Janux Licensed Know-How, or any Licensed Compound or Licensed Product (or any components of any Licensed Compound or Licensed Product), including as a

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monotherapy or for use in any Combination Therapy, or the Exploitation thereof, including […***…], (b) any invention that is otherwise necessary or reasonably useful to Exploit any Licensed Compound or Licensed Product (or any components of any Licensed Compound or Licensed Product), including as a monotherapy or for use in any Combination Therapy, including […***…], and (c) all Janux Platform Patents and all Janux Arising Patents, but excluding (A) any Patent to the extent it claims or Covers (w) […***…], (x) […***…], (y) […***…], or (z) any Janux Other Proprietary Component of a Combination Product or Combination Therapy, (B) any Patent that is owned or controlled by any Third Party that becomes a New Affiliate of (or that merges or consolidates with) Janux after the Effective Date as a result of a Change of Control of Janux, except (u) if such Patent is an Arising Patent, (v) if such Patent was Controlled by Janux (or any of its Affiliates) immediately prior to the consummation of the Change of Control (including any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such Patents, as well as any other Patents that claim priority to any such Patents),

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(w) if such Patent becomes Controlled by Janux (or any of its Affiliates, other than the New Affiliate) following the consummation of the Change of Control, (x) to the extent such Patent claims or Covers subject matter used in the performance of activities by or on behalf of Janux hereunder (including under the Joint Development Plan or the Manufacture of Licensed Compounds or Licensed Products), or […***…], (y) […***…], or (z) to the extent such Patent claims or Covers an improvement, modification or enhancement of any Janux Licensed Know-How or subject matter claimed or Covered in a Janux Licensed Patent, which improvement, modification or enhancement is made by such New Affiliate through the use of, or reference to, any Janux Licensed IP Rights or subject matter of any Janux Licensed Patent after the consummation of such Change of Control (but excluding, with respect to this clause (z), […***…], (C) any Patent that Janux first in-licenses pursuant to a Potential Janux New In-License Agreement entered into after the Effective Date, unless such Patent is included as a Janux Licensed Patent pursuant to Section 7.12 (Janux Third Party Agreements and Other Third Party License Agreements), (D) any Patent that is a Joint Arising Patent or Joint Platform Arising Patent, (E) […***…], or (F) any Patent that solely claims Janux Excluded Discovery Platform Technology. The Janux Licensed Patents include those Patents set forth on Schedule 1.64 (Janux Licensed Patents).

1.65
“Janux Platform Arising Know-How” means any Arising Know-How that is first developed, discovered, created, generated or conceived solely by or on behalf of Janux (or any of its Related Parties), in each case, that consists of:
(a)
[…***…]
(b)
[…***…]
(c)
[…***…]

(1) […***…]

(2) […***…]

Notwithstanding the foregoing, “Janux Platform Arising Know-How” expressly excludes any Arising Know-How that […***…]. Notwithstanding the foregoing, […***…] shall not be Janux Platform Arising Know-How.

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1.66
“Janux Platform Patent” means (a) any Janux Licensed Patent set forth on Schedule 1.66 (Existing Janux Platform Patents), (b) any Arising Patent that solely claims any Janux Platform Arising Know-How (the Patents in this clause (b), the “Janux Platform Arising Patents”) and (c) any other Janux Licensed Patent that is filed after the Effective Date and […***…].
1.67
“Janux Platform Technology” has the meaning set forth in Schedule 1.67 (Janux Platform Technology); provided that, in all cases, Janux Platform Technology excludes any Arising Know-How.
1.68
“Joint Arising Know-How” means any Arising Know-How that is first developed, discovered, created, generated or conceived jointly by or on behalf of (a) Janux or any of its Related Parties and (b) BMS or any of its Related Parties, but excluding any Joint Platform Arising Know-How. […***…].
1.69
“Joint Arising Patent” means any Arising Patent (a) claiming an invention or inventions first developed, discovered, created, generated or conceived during the Term in the performance of activities under this Agreement (including activities under the Joint Development Plan) jointly by at least one BMS Inventor and at least one Janux Inventor, or (b) claiming both (i)

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an invention or inventions first developed, discovered, created, generated or conceived during the Term in the performance of activities under this Agreement (including activities under the Joint Development Plan) solely by a BMS Inventor(s) and (ii) an invention or inventions first developed, discovered, created, generated or conceived during the Term in the performance of activities under this Agreement (including activities under the Joint Development Plan) solely by a Janux Inventor(s), but in each case ((a) and (b)), excluding any Joint Platform Arising Patent. […***…].

1.70
“Joint Development Activities” means the activities to be conducted under the Joint Development Plan as set forth in the Joint Development Plan.
1.71
“Joint Development Plan” means the Joint Development Plan attached hereto as Schedule 1.71 (Initial Joint Development Plan) (the “Initial Joint Development Plan”), as it may be amended from time to time by the JSC in accordance with this Agreement, detailing the responsibilities and activities of Janux and BMS in carrying out the collaborative program of Development activities to be conducted by or on behalf of the Parties (or their respective Affiliates) in accordance with the terms and conditions of this Agreement in order to (a) identify, generate, produce, and optimize Licensed Compounds, including optimization of Licensed Compounds to Successfully Achieve the Lead Optimization Completion Criteria to become a Lead Compound as set forth in Section 4.2.1(c), (b) further Develop Lead Compounds for potential selection by the JSC as Development Candidates in accordance with Section 4.2.1(d), (c) following selection of a Development Candidate, conduct IND-enabling studies and certain other pre-clinical Development of Development Candidates for potential selection by the JSC as Clinical Candidates in accordance with Section 4.2.1(e), and (d) following selection of a Clinical Candidate, on a Clinical Candidate-by-Clinical Candidate basis, conduct the first Phase I Clinical Trial for such Clinical Candidate by or on behalf of BMS (or its Affiliates). The Joint Development Plan sets forth, among other things, (i) a description of the activities, with respective responsibilities of each of the Parties, to be conducted thereunder, including a timeline for the conduct of such activities, and (ii) desirable therapeutic attributes and other criteria required for the Lead Optimization Completion Criteria, Development Candidate Advancement Criteria or Development Candidate Completion Criteria, as applicable, including for a Licensed Compound to be eligible to be designated as a Lead Compound, Development Candidate or Clinical Candidate, as applicable, under the Joint Development Plan. For clarity, the Joint Development Plan shall not include any other clinical activities (e.g., Clinical Trials other than the first Phase I Clinical Trial for a given

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Clinical Candidate (on a Clinical Candidate-by-Clinical Candidate basis)), and, for clarity, such clinical activities, if any, shall be conducted by or on behalf of BMS outside of the Joint Development Plan.

1.72
“Joint Platform Arising Know-How” means any Arising Know-How that is first developed, discovered, created, generated or conceived either (I) solely by or on behalf of BMS (or any of its Related Parties), or (II) jointly by or on behalf of Janux (or any of its Related Parties) and BMS (or any of its Related Parties), in each case, that consists of:
(a)
[…***…]
(b)
[…***…]
(c)
[…***…]

(1) […***…]

(2) […***…]

provided that, such Arising Know-How shall only be “Joint Platform Arising Know-How” if […***…]. Notwithstanding the foregoing, “Joint Platform Arising Know-How” expressly excludes […***…]. Notwithstanding the foregoing, […***…] shall not be Joint Platform Arising Know-How.

1.73
“Joint Platform Arising Patent” means any Arising Patent that solely claims any Joint Platform Arising Know-How.

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1.74
“Know-How” means any and all proprietary or confidential technical, scientific, regulatory, and other information, results, knowledge, techniques and data (including Regulatory Data), in whatever form and whether or not patented or patentable, including inventions, invention disclosures, discoveries, plans, processes, practices, methods, knowledge, trade secrets, know-how, instructions, skill, experience, ideas, concepts, data (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality control, and pre-clinical and clinical data), formulae, formulations, compositions, specifications, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions, and all chemical or biological materials and other tangible materials (including cell lines, cell banks and cell media); provided that Know-How does not include any Patent claiming any of the foregoing.
1.75
“Knowledge” means, with respect to the matter in question, the knowledge of any of the employees of Janux listed on Schedule 1.75 (Knowledge Persons) (or any successor holding comparable authority to any of the foregoing at Janux as of the applicable date)[…***…].
1.76
“Lead Compound” means (a) the Initial Lead Licensed Compound and (b) any Backup Compound(s) Developed under the Joint Development Plan that the JSC determines has Successfully Achieved the Lead Optimization Completion Criteria in accordance with Section 4.2.1(c) or otherwise designates as a Lead Compound in accordance with Section 4.2.1(c).
1.77
“Lead Optimization Completion Criteria” means the criteria set forth in the Joint Development Plan for a Licensed Compound Developed under the Joint Development Plan to have satisfied “lead optimization status”, as such criteria may be updated from time to time by the JSC in accordance with Section3.2 (Decision Making on JSC and Resolution of JSC Disputes).
1.78
“Licensed Compound” means (a) […***…] (the “Initial Lead Licensed Compound”), (b) […***…] (the “First Backup Compound”), (c) […***…] (the “Second Backup Compound”), (d) […***…] (the “Third Backup Compound”), (e) […***…] (the “Fourth Backup Compound”), (f) […***…] (the “Fifth Backup Compound”), (g) […***…] (the “Sixth Backup Compound”), and (h) any other […***…] T-Cell Engager that is owned or otherwise controlled (through license or otherwise) by Janux or any of its Affiliates as of the Effective Date or at any time thereafter until the end of the Term and that contains a T-Cell Binding Domain (provided that, for clarity, such […***…] T-Cell Engager is not Directed

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to any antigen target on a T-cell other than[…***…]), including any […***…] T-Cell Engager that is discovered, identified, designed, characterized or generated by or on behalf of Janux or any of its Affiliates in the course of performing activities under the Joint Development Plan (each […***…] T-Cell Engager under this clause (h), an “Additional Backup Compound” and together with the First Backup Compound, the Second Backup Compound, the Third Backup Compound, the Fourth Backup Compound, the Fifth Backup Compound and the Sixth Backup Compound, each a “Backup Compound” and collectively the “Backup Compounds”), […***…]. For clarity, (i) all Lead Compounds, Development Candidates and Clinical Candidates are a subset of Licensed Compounds and (ii) the only tumor antigen targets that a Licensed Compound may be Directed to are […***…].

1.79
“Licensed Product” means any product containing a Licensed Compound (alone or in combination with one or more Other Components) in all forms, presentations, formulations, methods of administration and dosage forms, including any Combination Product. For clarity, different forms, presentations, formulations, methods of administration and dosage forms of a given Licensed Product shall be considered the same Licensed Product for the purposes of this Agreement.
1.80
“Manufacture” or “Manufacturing” or “Manufactured” means, with respect to a molecule or product, the receipt, handling and storage of active pharmaceutical ingredients, drug substance or drug product, excipients and other materials, the manufacturing, processing, packaging and labeling, filling, finishing, assembly, supply, holding (including storage), quality assurance and quality control testing (including release) of such molecule or product (other than quality assurance and quality control related to the development of manufacturing processes and manufacturing development and formulation development, all of which activities will be considered Manufacturing Development Activities) and shipping of such molecule or product.
1.81
“Manufacturing Development Activities” means development of test methods, stability testing, formulation development, process development, quality assurance activities, quality control activities, qualification and validation activities, analytic process development, manufacturing process validation, scale-up, and all other activities, including Development-related activities, necessary for or related to the development of a process for the Manufacture of any Licensed Compound or Licensed Product.
1.82
“Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to sell a Licensed Product (but excluding Pricing Approval) in any particular country or regulatory jurisdiction, including any (a) Biologics License Application submitted under Section 351(a) of the PHSA, (b) New Drug Application submitted under Section 505 of the FD&C Act, or (c) substantially similar application or submission filed

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with a Regulatory Authority in a country or group of countries to obtain approval (but excluding Pricing Approval) to Commercialize such Licensed Product in that country or in that group of countries.

1.83
“Net Sales” means, in respect of a given Licensed Product, the actual gross amounts invoiced by BMS or its Related Party (the “Selling Party”) to Third Party purchasers (including wholesalers and Distributors) during a net sales measurement period for sales of such Licensed Product in the Territory for use in the Field, less the following deductions to the extent specifically applicable or reasonably allocable to such sales and actually allowed or taken and not otherwise received by or reimbursed to the Selling Party:
(a)
[…***…]
(b)
[…***…]
(c)
[…***…]
(d)
[…***…]
(e)
[…***…]
(f)
[…***…]
(g)
[…***…]
(h)
[…***…]

Any of the above deductions shall be determined in accordance with the Accounting Standards, as applicable. For clarity, a particular deduction may only be accounted for once in the calculation of Net Sales with respect to a given unit of Licensed Product.

All such deductions, to the extent allocable across multiple products including the Licensed Products, will be fairly and equitably allocated between the Licensed Products and other products of the Selling Party such that the Licensed Products do not bear a disproportionate portion of such deductions.

Net Sales shall not include transfers to Third Parties in connection with Clinical Trials or other research or development purposes, promotional or advertising purposes, or charitable donations, compassionate use, named-patient, indigent patient or similar arrangements. Net Sales will not include transfers among BMS or any of its Related Parties unless the recipient is the end user.

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If a Licensed Product is sold as a Combination Product, the Net Sales of such Licensed Product shall be determined as follows: first, BMS shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction […***…], where […***…] is […***…], and […***…] is […***…]. If either the applicable Licensed Compound or any Other Components in such Combination Product is not sold separately in the same formulation, dosage or unit quantity, as applicable, as in such Combination Product in the same country and Calendar Year, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Licensed Product in such Combination Product to the total fair market value of such Combination Product. If the Parties cannot agree on such relative value, then at the request of either Party, the Dispute shall be resolved pursuant to Article 14 (Dispute Resolution).

1.84
“Patent Challenge” means: (a) initiation or request of an interference, nullity actions, inter-partes reexaminations, inter-partes review, ex parte reexaminations, supplemental examinations, post-grant review, or opposition proceeding (or any equivalent proceeding in any country outside of the United States with respect to any of the foregoing) with respect to; (b) making, filing or maintaining any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of; or (c) opposing any extension of, or the grant of a supplementary protection certificate with respect to; in each case ((a) through (c)), any Janux Licensed Patent.
1.85
“Patents” means any and all: (a) issued patents; (b) pending patent applications, including all provisional and priority patent applications, convention filings, PCT applications, substitutions, continuations, continuations-in-part, converted provisionals, divisionals, renewals and all patents granted thereon; (c) patents-of-addition, supplementary protection certificates, international applications and utility models, reissues, reexaminations, and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates, or the equivalent thereof; (d) inventor’s certificates; (e) other forms of government-issued rights substantially similar to any of the foregoing; and (f) United States and foreign counterparts of any of the foregoing.
1.86
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association, or other entity.
1.87
“Phase I Clinical Trial” means a Clinical Trial of a Licensed Product in patients or healthy volunteers conducted to evaluate the safety or tolerability of the Licensed Product, which Clinical Trial meets the requirements of 21 C.F.R. §312.21(a), as amended, whether conducted within or outside the U.S.
1.88
“Phase II Clinical Trial” means a Clinical Trial, the principal purpose of which is a preliminary determination of the efficacy and safety of a Licensed Product in patients for an

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

indication in a well-defined, homogeneous population of patients being studied, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the optimal manner of use of such Licensed Product in patients (dose and dose regimen) for such indication, where such Clinical Trial meets the requirements of 21 C.F.R. §312.21(b), whether conducted within or outside the U.S. A Phase II Clinical Trial must be prospectively designed, including with standard of care comparator control group(s), if available or recommended by an applicable Regulatory Authority, to generate data to support commencing a Phase III Clinical Trial. For clarity, “Phase II Clinical Trial” excludes any Phase I Clinical Trial.

1.89
“Phase III Clinical Trial” means a Clinical Trial of a Licensed Product in patients prospectively designed to demonstrate statistically that such Licensed Product is safe and efficacious, in a well-defined, homogeneous population of subjects for its intended use for an indication, and to determine warnings, precautions, and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, and in a manner sufficient to support the approval of an MAA for such Licensed Product for such indication (without the need for any additional Clinical Trials if the pre-defined endpoints are met), which Clinical Trial meets the requirements of 21 C.F.R. §312.21(c), as amended, whether conducted within or outside the U.S.
1.90
“Phase IV Clinical Trial” means a post-marketing Clinical Trial of a Licensed Product for an indication as to which Regulatory Approval has been received.
1.91
“PHSA” means the U.S. Public Health Service Act, 42 U.S.C. §§ 201 et seq., as amended from time to time.
1.92
“Pre-Marketing” means all sales and marketing activities undertaken prior to and in preparation for the launch of Licensed Products in a given country or other regulatory jurisdiction. Pre-Marketing includes market research, key opinion leader development, advisory boards, medical education, disease-related public relations, health care economic studies, sales force training, and other pre-launch activities prior to the First Commercial Sale of a Licensed Product in a given country or other regulatory jurisdiction.
1.93
“Pricing Approval” means, with respect to any country or jurisdiction where a Governmental Authority authorizes reimbursement or access, or approves or determines pricing, for pharmaceutical or biologic products, receipt (or publication, if required to make such authorization, approval of determination effective) of such reimbursement or access authorization or pricing approval or determination (as the case may be).
1.94
“Prior CDA” means that certain Mutual Confidential Disclosure Agreement by and between the Parties […***…].
1.95
“Product Information” means any Janux Licensed Know-How that specifically relates to (a) any Licensed Compound or Licensed Product in its entirety (or the composition, formulation, combination, product by process, method of use, preparation or administration, Development, Manufacture, Commercialization or other Exploitation thereof) or (b) any component that is specific to any Licensed Compound (or […***…] T-Cell Engagers generally) or Licensed Product (or […***…] T-Cell Engager Products generally) […***…].

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1.96
“Product Labeling” means, with respect to a Licensed Product in a country or other jurisdiction, (a) the Regulatory Authority approved full prescribing information for such Licensed Product for such country or other jurisdiction, including any required patient information, and (b) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilized with or for such Licensed Product in such country or other jurisdiction.
1.97
“Product Specifications” means, with respect to a Licensed Compound or Licensed Product, the Manufacturing, performance, quality-control, and packaging and labeling specifications for such Licensed Compound or Licensed Product, as applicable, as such specifications may be amended from time to time in accordance with the terms of this Agreement or the applicable Supply Agreement.
1.98
“Prosecution” or “Prosecute” means, with respect to a particular Patent, all activities associated with the filing, prosecution and maintenance of such Patent (and patent application(s) derived from such Patent), as well as re-examinations, supplemental examinations, reissues, and applications for patent term adjustments and extensions, supplementary protection certificates and the like with respect to that Patent, together with the conduct of any interference, opposition, invalidation, reexamination, or reissue proceeding, post-grant review, inter partes review, derivation proceeding or other similar administrative proceeding or administrative appeal thereof, or any appeal of any of the foregoing to the applicable court of competent jurisdiction, with respect to that Patent.
1.99
“Regulatory Approval” means, with respect to any product in any regulatory jurisdiction for a given indication, all approvals from the applicable Regulatory Authority necessary for the Manufacture, distribution, use, sale, importing and exporting of such product in such regulatory jurisdiction for such indication in accordance with Applicable Law, including (a) any Pricing Approvals or National Formulary Placement in such country or jurisdiction, in each case, even if not legally required to sell product in a country, (b) any prerequisite Manufacturing approval or authorization required by a Regulatory Authority, and (c) approval of Product Labeling (including approvals for any expansion or modification of the label).
1.100
“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting approval of an MAA or other Regulatory Approval for a product in such country or regulatory jurisdiction.
1.101
“Regulatory Data” means (a) any and all research data, pharmacology data, CMC data, pre-clinical data, and clinical data related to a Licensed Compound or Licensed Product, and (b) all other information submitted, or required to be submitted, to Regulatory Authorities in association with regulatory filings for a Licensed Compound or Licensed Product (including information in any applicable Drug Master Files, or similar documentation). Notwithstanding the foregoing, Regulatory Data shall not include any research data, pharmacology data, CMC data, pre-clinical data, or clinical data that is specifically related to (i) […***…], or (ii) any Janux Other Proprietary Component of a Combination Product or Combination Therapy.
1.102
“Regulatory Exclusivity” means, with respect to a Licensed Product in any country in the Territory, any exclusive market protection or data exclusivity rights (in each case, other than Patents) granted by a Regulatory Authority in such country to BMS or its Related Party

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that confers a period during which (a) BMS or its Related Party has the exclusive right to market and sell such Licensed Product (or Biosimilar Product thereto) in such country and (b) no other Person may rely on safety, efficacy or other data generated by or on behalf of BMS or its Related Party with respect to such Licensed Product in an MAA for a Biosimilar Product.
1.103
“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, listings, Regulatory Approvals, or other filings made to, received from or otherwise conducted with a Regulatory Authority (including minutes and official contact reports relating to any communications with any Regulatory Authorities) in order to Develop, Manufacture, obtain marketing authorization, market, sell, or otherwise Commercialize a Licensed Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs, presentations, responses, and applications for other Regulatory Approvals.
1.104
“Related Parties” means (a) with respect to BMS, BMS’s Affiliates and Sublicensees, and (b) with respect to Janux, Janux’s Affiliates.
1.105
“Reversion Product” means, in the event of a termination (but not expiration) of this Agreement, any Licensed Product that is (a) the subject of clinical Development or Commercialization by BMS or any Related Party as of the effective date of termination and (b) not a Combination Product, in each case solely in the form that such Licensed Product exists as of the effective date of termination.
1.106
“Royalty Payment” means any royalty payment pursuant to Section 7.5 (Royalty Payments).
1.107
“Royalty Term” means, with respect to a given Licensed Product on a country-by-country basis (i.e., the applicable country in which such Licensed Product is sold) in the Territory, the period of time beginning on the First Commercial Sale of such Licensed Product in such country and ending the later of (a) ten (10) years from the First Commercial Sale of such Licensed Product in such country, (b) the expiration of the last to expire Valid Claim in such country that Covers […***…] Licensed Product in such country or (c) expiration of Regulatory Exclusivity for such Licensed Product in such country.
1.108
“Safety Reason” means that it is BMS’s or any of its Related Parties’ reasonable belief that based upon additional information that becomes available or an analysis of the existing information at any time, that the medical risk/benefit of further Development or Commercialization of the Licensed Products would pose an unacceptable safety risk to patients.
1.109
“Settlement Sublicensee” means a Third Party to which BMS (or any of its Related Parties) (a) grants a sublicense to settle or avoid litigation on any Patent claim or dispute related to the alleged infringement, non-infringement, invalidity or unenforceability of, or challenge against, any Patents claiming or Covering a Licensed Product or the Exploitation thereof or (b) is required to grant a Compulsory License (any such sublicense, a “Settlement Sublicense”).
1.110
“Settlement Sublicensee Revenue” means, with respect to a Licensed Product, any amounts received by BMS (or any of its Related Parties) from a Settlement Sublicensee (or any of

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its Affiliates or its or their sublicensees), after deducting […***…], under a Settlement Sublicense to the extent attributable to […***…], during the Royalty Term (in the applicable country) for such Licensed Product; provided […***…].
1.111
“Sublicensee” means any Third Party that is granted a sublicense under the license granted to BMS pursuant to Section 2.1.1(a) as provided in Section 2.1.2 (Sublicensees), but excluding any subcontractors or Distributors or Settlement Sublicensees.
1.112
“Successful Achievement” means, with respect to a given Licensed Compound that is Developed under the Joint Development Plan, that such Licensed Compound meets the Lead Optimization Completion Criteria, Development Candidate Advancement Criteria or Development Candidate Completion Criteria, as applicable, set forth in the Joint Development Plan, in each case, as determined by the JSC in accordance with Section 4.2.1(c), Section 4.2.1(d) or Section 4.2.1(e), as applicable. “Successfully Achieve”, “Successfully Achieves” and “Successfully Achieved” will have correlative meaning.
1.113
“T-Cell Engager” means any molecule that is Directed to, or intended to be Directed to, both (a) a T-cell(s) and (b) a tumor cell(s), in each case, whether or not also Directed to one (1) or more other antigens or targets (for example, in the case of a multispecific antibody or other multispecific molecule).
1.114
“Technically Infeasible” means that, with respect to a given activity under the Joint Development Plan, such activity cannot reasonably be conducted or completed due to scientific or technical limitations (but excluding, for clarity, lack of personnel), as applicable, as determined by the JSC.
1.115
“Territory” means worldwide.
1.116
“Third Party” means any Person other than Janux, BMS, or their respective Affiliates.
1.117
“Third Party Claim” means any and all suits, claims, actions, proceedings or demands brought by a Third Party against a Party (or the Janux Indemnitees or BMS Indemnitees, as applicable).
1.118
“Third Party Damages” means all losses, costs, taxes (including penalties and interest), damages, judgments, liabilities and expenses payable to a Third Party by a Party (or the Janux Indemnitees or BMS Indemnitees, as applicable) under a Third Party Claim (including reasonable attorneys’ fees and other reasonable out-of-pocket costs of litigation in connection therewith).
1.119
“United States” or “U.S.” means the United States of America and its possessions and territories.
1.120
“Valid Claim” means (a) a claim of an issued patent within (i) the BMS Arising Patents, the Janux Licensed Patents (other than a Janux Platform Patent) or the Joint Arising Patents, in each case, in a given country that claims the Licensed Compound (contained in the

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applicable Licensed Product) […***…] or (ii) the Janux Platform Patents or Joint Platform Arising Patents in a given country that claims […***…], and in each case (i) and (ii) that has not expired, lapsed, been cancelled or abandoned, or been […***…], disclaimed, or held unenforceable, invalid, revoked or cancelled by a court or administrative agency of competent jurisdiction in an order or decision or other action from which no appeal has been or can be taken, including through opposition, reexamination, reissue, disclaimer, inter partes review, post grant procedures or similar proceedings, or (b) a claim of a pending patent application within (i) the BMS Arising Patents, the Janux Licensed Patents (other than a Janux Platform Patent) or the Joint Arising Patents, in each case, in a given country that claims the Licensed Compound (contained in the applicable Licensed Product) […***…] or (ii) the Janux Platform Patents or Joint Platform Arising Patents in a given country that claims […***…], and in each case (i) and (ii) that has been filed, […***…] that has not been cancelled, withdrawn or abandoned, or finally rejected by a court or administrative agency of competent jurisdiction in an order or decision or other action from which no appeal has been or can be taken; provided, […***…].

1.121
[…***…]
1.122
Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

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Term	Section
“AAA”	Schedule 14.3
[…***…]	7.2
“Acquired Competing Program”	2.4.3
“Acquired Party”	1.18
“Acquisition Wind-Down Period”	2.4.3
“Additional Backup Compound”	1.78
“ADR”	14.3
“Advanced CoC Competing Program”	2.4.2
“Aggregate Material Amendment”	3.2.2
“Agreement”	Preamble
“Alliance Manager”	3.7

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Term	Section
“Anti-Corruption Laws”	9.5.1
[…***…]	Schedule 1.67
“Appointing Baseball Arbitrator”	Schedule 14.1
“Audit”	7.17.2
“Audit Expert”	7.17.4
[…***…]	8.8
“Backup Compound(s)”	1.78
“Bankrupt Party”	13.8
“Baseball Arbitration Notice”	Schedule 14.1
“Baseball Arbitrator”	Schedule 14.1
“BMS”	Preamble
[…***…]	8.5.1

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Term	Section
“BMS Indemnitees”	10.1
“BMS Identified Third Party IP”	7.12.2
“BMS Inventor”	1.12
“BMS Patent Challenge”	2.6
“BMS Platform Infringement Backup Rights”	8.5.3(a)(ii)
“BMS Third Party Payments”	7.9
“BMS Wind-Down Period”	13.1
“Breaching Party”	12.2
“Chairpersons”	3.1.1
[…***…]	2.6
[…***…]	2.6

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Term	Section
“Clearance Inquiry”	2.7.3
“Cleared Target”	2.7.3
“CoC Date”	2.4.2
“Competitive Janux Platform Infringement”	8.5.3(a)(i)
“Confidential Information”	11.1.1
“DC Milestone”	7.2
“Development and Regulatory Milestone”	7.2
“Development and Regulatory Milestone Notice”	7.2
“Development and Regulatory Milestone Payment”	7.2
“Development Breach Notice”	4.3(a)
“Dispute”	14.1
“Divestment Alternative”	2.4.3
“Divestment Period”	2.4.3
“Effective Date”	Preamble
“Electronic Delivery”	15.16
[…***…]	8.8
“Exclusions List”	4.7.2
“Existing Janux Agreements”	9.2.11
[…***…]	Schedule 1.67
“Fifth Backup Compound”	1.78
“First Backup Compound”	1.78
[…***…]	7.2
“Force Majeure”	15.2
“Fourth Backup Compound”	1.78
“Gatekeeper”	2.7.2
“Gatekeeper Notice”	2.7.3
[…***…]	Schedule 1.67
[…***…]	Schedule 1.67
“ICH”	1.51
“Identified Third Party IP”	7.12.2
“Indirect Taxes”	7.13.1
[…***…]	3.2.2
“Indemnified Party”	10.3
“Indemnifying Party”	10.3
“Infringement”	8.5.1
“Initial Joint Development Plan”	1.71
“Initial Lead Licensed Compound”	1.78
[…***…]	6.4.1
[…***…]	2.5.2
“IP Contact”	8.1
“Janux”	Preamble
“Janux Additional Reimbursable Development Costs”	3.2.2
“Janux Development Breach”	4.3(a)
“Janux Indemnitees”	10.2
“Janux Identified Third Party IP”	7.12.2
“Janux Inventor”	1.59
[…***…]	9.3.3(b)
“Janux Other Proprietary Component”	1.63
“Janux Platform Arising Patents”	1.66
“Janux Platform Enforcement Outside Date”	8.5.3(a)(ii)
“Janux Relevant Regulatory Materials”	5.2.4
[…***…]	Schedule 1.67

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Term	Section
[…***…]	Schedule 1.67
[…***…]	Schedule 1.67
“Janux Transaction”	15.5.2
“JSC”	3.1.1
[…***…]	Schedule 1.67
[…***…]	Schedule 1.67
[…***…]	Schedule 1.67
[…***…]	Schedule 1.67
“Manufacturing Technology Transfer”	6.4
“Manufacturing Technology Transfer Plan”	6.4
[…***…]	Schedule 1.67
[…***…]	Schedule 1.67
“Material Breach Notice”	12.2
“Milestone Events”	7.3
“Milestone Payments”	7.3
“Necessary Identified Third Party Platform IP”	7.12.2
“Necessary Third Party Platform Infringement IP”	8.8

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Term	Section
[…***…]	Schedule 14.1
[…***…]	Schedule 14.3
“New Affiliate”	2.4.2
[…***…]	Schedule 1.67
“New Third Party IP Pass-Through Payments”	7.12.4
“Optimize”	1.31
“Opt-In Janux New In-License Agreement”	7.12.4
“Other Component”	1.22
[…***…]	12.7
“Other Janux Platform Infringement”	8.5.3(b)
“Party” or “Parties”	Preamble
“Patent Term Extensions”	8.6
[…***…]	7.2
“Potential Janux New In-License Agreement”	7.12.3
[…***…]	7.19
“Product Marks”	8.9.1
“Product Patents”	8.3.1
[…***…]	2.7.2
“Prosecuting Party”	8.3.4
[…***…]	8.3.2
[…***…]	8.3.2
“Reversion Regulatory Materials”	13.2.3(a)
“Rules”	Schedule 14.3
“Sales Milestone”	7.3
“Sales Milestone Notice”	7.3
“Second Backup Compound”	1.78
“Sales Milestone Payment”	7.3
“Selling Party”	1.83
“Service Provider Agreements”	9.2.10
“Settlement Sublicense”	1.109
“Sixth Backup Compound”	1.78
[…***…]	Schedule 1.64
[…***…]	7.19
“Supply Agreements”	6.1
“Supply Period”	6.1
“Tangible Materials Technology Transfer”	2.5.2
[…***…]	Schedule 1.67
[…***…]	Schedule 1.67
“Term”	12.1.1
“Third Backup Compound”	1.78
[…***…]	3.2.2
“Unavailable Target”	2.7.2
“Wind-Down Alternative”	2.4.3
“Withholding Tax Action”	7.13.2
[…***…]	1.121
[…***…]	6.5

ARTICLE 2

Licenses
2.1
Grant to BMS.
2.1.1
License Grant under Janux Licensed IP Rights.
(a)
Subject to the terms and conditions of this Agreement, Janux hereby grants to BMS an exclusive (even as to Janux and its Affiliates, subject to Section 2.2.2 (Retained Rights)), sublicensable (in accordance with Section 2.1.2 (Sublicensees)), royalty-bearing (in accordance with Article 7 (Payments)) license, under the Janux Licensed IP Rights, in each case, to Exploit (i) the Licensed Compounds and Licensed Products (including as a monotherapy or for use in any Combination Therapy) and (ii) any assays, biomarkers or diagnostics for use in connection therewith […***…]

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[…***…], in each case (i) and (ii) in the Field in the Territory.

(b)
The foregoing license in Section 2.1.1(a) excludes the right to use the Janux Licensed IP Rights to (i) screen compounds from compound libraries to discover any new […***…] T-Cell Engagers that are not Licensed Compounds […***…], or (ii) Exploit any Janux Other Proprietary Component as part of a Combination Product or Combination Therapy.
2.1.2
Sublicensees. BMS will have the right (but not the obligation) to sublicense, through multiple tiers, those rights and licenses granted to it under Section 2.1.1(a) to one or more Third Parties. In no event shall any sublicense granted pursuant to this Section 2.1.2 (Sublicensees) diminish, reduce or eliminate any of the obligations of BMS under this Agreement. BMS shall remain responsible for the performance by any of its Sublicensees under such sublicense (including any acts and omissions of such Sublicensees in connection with such performance) and will require that its Sublicensees comply with the applicable provisions of this Agreement that are applicable to Sublicensees, including intellectual property and confidentiality provisions (including with respect to ownership of Joint Platform Arising Know-How and Joint Platform Arising Patents). BMS shall notify Janux promptly after granting any sublicense to a Sublicensee to Commercialize Licensed Products in […***…].
2.2
Additional Licensing Provisions.
2.2.1
No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted to the other Party any license or other right to any Patents, Know-How or other intellectual property of such Party.
2.2.2
Retained Rights. All rights in and to any Know-How, Patents, information or other intellectual property rights owned or otherwise Controlled by a Party (or any of its Affiliates) not expressly licensed or otherwise granted to the other Party under this Agreement are hereby retained by such Party (or any of its Affiliates, as applicable). Without limiting the generality of the foregoing, notwithstanding the exclusive license grants to BMS pursuant to Section 2.1.1(a), Janux hereby retains a limited non-exclusive, non-sublicensable right, under the Janux Licensed IP Rights solely as necessary to (a) conduct the Joint Development Activities allocated to Janux under the Joint Development Plan in accordance with the terms and conditions of this Agreement, including the Joint Development Plan, and (b) perform its Manufacturing and supply obligations of Licensed Compounds and Licensed Products pursuant to Section 6.1 (Supply of Licensed Compounds and Licensed Products to BMS) or Section 6.2 (Supply of Licensed Compounds and Licensed Products for Janux Development Activities), in each case in accordance with the terms and conditions of this Agreement (including the Supply Agreements), and not for

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any other purpose.

2.2.3
Other BMS Product. BMS shall have no obligation to disclose any data or other information with respect to any Other Component(s) in a Combination Product or Combination Therapy hereunder, and shall have the right to redact any data or other information related to any such Other Component(s) from any reports, records or other materials made available or provided to Janux hereunder. For clarity, no payments shall be due or payable hereunder by BMS on any sales of any such Other Component(s).
2.3
Performance by Affiliates and Subcontractors.
2.3.1
Performance by Affiliates. BMS (a) shall have the right (but not the obligation) to sublicense, through multiple tiers, those rights and licenses granted to it under Section 2.1 (Grant to BMS) to its Affiliates and (b) may perform (but shall not be obligated to perform) some or all of its obligations under this Agreement through one or more Affiliates; provided, however, that BMS will remain responsible for the performance by its Affiliates and will ensure that its Affiliates comply with the applicable provisions of this Agreement in connection with such performance.
2.3.2
Subcontractors. Except as expressly provided in the Joint Development Plan or otherwise with the prior written consent of BMS (such consent not to be unreasonably withheld, conditioned or delayed), Janux shall not subcontract to any Third Party any of the activities for any of its Joint Development Activities (including any Manufacturing or supply activities for Licensed Compounds or Licensed Products to be used in any such Joint Development Activities) or any Manufacturing activities pursuant to Section 6.1 (Supply of Licensed Compounds and Licensed Products to BMS) or Section 6.2 (Supply of Licensed Compounds and Licensed Products for Janux Joint Development Activities) (including under the Supply Agreements). BMS may subcontract its rights or other obligations hereunder to a Third Party without consent of Janux. Each Party shall remain responsible for the performance by any of its subcontractors (including any acts and omissions of such subcontractor in connection with such performance) and will require that its subcontractors comply with the applicable provisions of this Agreement that are applicable to subcontractors, including intellectual property and confidentiality provisions.
2.4
Exclusivity.
2.4.1
Exclusivity Covenant. Janux hereby covenants and agrees that, during the Term, it will not, and will cause its Affiliates not to, either directly or indirectly (a) whether alone or with, for or on behalf of any Third Party, engage in any discovery, research, development, manufacturing or commercialization activities (including any Development, Manufacturing, Commercialization or other Exploitation) related or with respect to any […***…] T-Cell Engager or […***…] T-Cell Engager Product (including submitting any MAA for any […***…] T-Cell Engager Product), in each case, other than (i) the conduct of the Joint Development Activities allocated to Janux under the Joint Development Plan as set forth in, and in accordance with, this Agreement (including the Joint Development Plan) and (ii) the performance of its Manufacturing and supply obligations of Licensed Compounds and Licensed Products pursuant to Section 6.1 (Supply of Licensed Compounds and Licensed Products to BMS) or Section 6.2 (Supply of Licensed Compounds and Licensed Products for Janux Joint Development Activities), in each case

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((i) and (ii)), in accordance with this Agreement, or (b) license (or grant any other right, including any option), authorize, assist, appoint or otherwise enable any Third Party to do so.
2.4.2
Exceptions for Change of Control. Notwithstanding the provisions of Section 2.4.1 (Exclusivity Covenant), if Janux undergoes a Change of Control and any Third Party that first becomes an Affiliate of Janux as a result of such Change of Control (any such Third Party and any of its Affiliates immediately prior to the Change of Control that were not Affiliates of Janux prior to such Change of Control, each, a “New Affiliate”) owns or otherwise has exclusive rights (as of the date of the closing of such Change of Control (the “CoC Date”)) to a bona fide active and ongoing program with an approved budget for the discovery, research, development or commercialization (including manufacturing in connection with such activities) of […***…] T-Cell Engager Products (that are not Licensed Compounds or Licensed Products) (such program, an “Advanced CoC Competing Program”), then Janux shall not be in breach of the provisions of Section 2.4.1 (Exclusivity Covenant) as a result of the continued conduct of such Advanced CoC Competing Program by any such New Affiliate during the Term, provided that (a) Janux notifies BMS in writing of such Advanced CoC Competing Program within […***…]; (b) all activities with respect to such Advanced CoC Competing Program are conducted independently of the activities of this Agreement (including maintaining separate lab notebooks) and without use of, or access to, any Janux Licensed IP Rights or Arising IP Rights or any Confidential Information of BMS or Janux; (c) no Janux Licensed IP Rights or Arising IP Rights or Confidential Information of BMS or Janux is accessible by, provided to, or shared with any employee or other personnel engaged in any Development, Manufacture, Commercialization or other Exploitation of any product in such Advanced CoC Competing Program, except […***…]; (d) no employee or other personnel engaged in any Development, Manufacture, Commercialization or other Exploitation of any Licensed Compound or Licensed Product (including the performance of any activities under the Joint Development Plan) is engaged in any Development, Manufacture, Commercialization or other Exploitation of any product in such Advanced CoC Competing Program, except […***…], and (e) Janux and its Affiliates (including any such New Affiliate) put in place and implement for the remainder of the Term commercially reasonable firewalls and other protections that are designed to ensure that the foregoing clauses (b), (c) and (d) are complied with.
2.4.3
Exceptions for Acquired Program. Notwithstanding the provisions of Section 2.4.1 (Exclusivity Covenant), if Janux or its Affiliate acquires a Third Party (whether by merger, consolidation, or purchase of all or substantially all of its assets, directly or indirectly) that owns or otherwise has rights (as of the date of such acquisition) to any program for the discovery, research, development or commercialization (including manufacturing in connection with such activities) of […***…] T-Cell Engager Products (that are not Licensed Compounds or Licensed Products) (such program, an “Acquired Competing Program”) as of the date of such acquisition, then Janux shall not be in breach of the provisions of Section 2.4.1 (Exclusivity Covenant) as a result of the continued conduct of any such Acquired Competing Program during the Divestment Period (if Janux elects the Divestment Alternative) or Acquisition Wind-Down Period (if Janux

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elects the Wind-Down Alternative), as applicable, provided that Janux and its Affiliates (including, if applicable, such newly acquired Affiliate) comply with the following: (a) Janux notifies BMS in writing of such Acquired Competing Program within […***…], which notice shall include an election by Janux of either the Divestment Alternative or Wind-Down Alternative with respect to each Acquired Competing Program; (b) Janux and its Affiliates (including, if applicable, such newly acquired Affiliate) either (i) Divest the Acquired Competing Program(s) (the “Divestment Alternative”) within […***…] (the “Divestment Period”); provided that the Divestment Period will be automatically extended for […***…] if at the end of such […***…] period, Janux and its Affiliates are actively negotiating the terms of such Divestment; provided further that if the Divestment is not completed by the end of the Divestment Period, then Janux and its Affiliates (including, if applicable, such newly acquired Affiliate) shall permanently cease all Development, Manufacture, Commercialization, and other Exploitation under the Acquired Competing Program(s) (including by withdrawing any INDs and Regulatory Approvals for any […***…] T-Cell Engager Products under such Acquired Competing Program) within […***…], or (ii) wind-down and permanently cease all Development, Manufacture, Commercialization, and other Exploitation under the Acquired Competing Program(s) (including by withdrawing any INDs and Regulatory Approvals for such Acquired Competing Program) (the “Wind-Down Alternative”) within […***…] (the “Acquisition Wind-Down Period”); provided that the Acquisition Wind-Down Period will be automatically extended (on an activity-by-activity basis, as applicable) for the time needed to wind-down the applicable activity to account for reasonable patient safety reasons or as required by Applicable Law; (c) at all times prior to the Divestment (under the foregoing clause (b)(i)) or wind down and cessation (under the foregoing clause (b)(ii)), as applicable, of the Acquired Competing Program(s), all activities with respect to the Acquired Competing Program(s) are conducted independently of the activities of this Agreement (including maintaining separate lab notebooks) and without use of, or access to, any Janux Licensed IP Rights or Arising IP Rights or any Confidential Information of BMS or Janux; (d) no Janux Licensed IP Rights or Arising IP Rights or Confidential Information of BMS or Janux, is accessible by, provided to, or shared with any employee or other personnel engaged in any Development, Manufacture, Commercialization or other Exploitation of any product in such Acquired Competing Program, except […***…]; (e) no employee or other personnel engaged in any Development, Manufacture, Commercialization, or other Exploitation of any Licensed Compound or Licensed Product (including the performance of any activities under the Joint Development Plan) is engaged in any Development, Manufacture, Commercialization, or other Exploitation of any product in such Acquired Competing Program, […***…], and (f) Janux and its Affiliates (including, if applicable, such newly acquired Affiliate) put in place and implement for the remainder of the Term commercially reasonable firewalls and other protections that are designed to ensure that the foregoing clauses (c), (d) and (e) are complied with.

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2.5
General Technology Transfer and Assistance.
2.5.1
Without limiting any obligations of Janux under the Joint Development Plan, as and to the extent reasonably requested by BMS, Janux shall (and shall cause its Affiliates to) […***…], cooperate with BMS (and its designees) and provide assistance to BMS (and its designees) to enable BMS (and its designees) to Exploit Licensed Compounds and Licensed Products, including by providing BMS (and its designees) with reasonable access by teleconference or in-person (as requested by BMS) to Janux personnel (and personnel of its Affiliates) involved in the Exploitation of Licensed Compounds or Licensed Products to answer questions related to Licensed Compounds and Licensed Products (including, if applicable, any assay, biomarker or diagnostic for use with any Licensed Compound or Licensed Product) and the Exploitation thereof, but subject to the terms of Section 2.5.2 with respect to the Tangible Materials Technology Transfer. Notwithstanding anything to the contrary herein, Janux shall have no obligation to disclose or transfer to BMS any Know-How that is specifically related to […***…].
2.5.2
Without limiting Section 2.5.1 and without limiting any obligations of Janux under the Joint Development Plan (and, for clarity, the activities under Section 2.5.1 or under the Joint Development Plan, as applicable, shall not be subject to this Section 2.5.2 and shall not count towards the Initial Tangible Materials Transfer Threshold), Janux shall (and shall cause its Affiliates to) […***…], within […***…], provide and transfer to BMS (or its designees) the following (the “Tangible Materials Technology Transfer”): (a) the tangible embodiments of the Janux Licensed Know-How, including any documents and other information and materials containing Janux Licensed Know-How, (b) all Regulatory Materials, Regulatory Data, and other regulatory documentation related to any Licensed Compound or Licensed Product, in each case, in the Control of Janux (or any of its Affiliates), (c) all assays, reagents, biomarkers, compounds, cell lines, […***…] and other samples and materials useful for the Exploitation of any Licensed Compounds or Licensed Products, in each case in the Control of Janux (or any of its Affiliates), (d) as and to the extent requested by BMS, reasonable quantities (as reasonably agreed to between BMS and Janux) of non-GMP Licensed Compounds and Licensed Products, and (e) the materials set forth in Schedule 2.5 (Certain Transferred Materials), in each case, in a format reasonably requested by BMS (and, for clarity, BMS (and its designees) shall have the right to use all of the foregoing in accordance with the license grants under Section 2.1.1(a)); provided that Janux shall not be obligated to provide or transfer (i) off-the-shelf reagents, cell media or other materials that are readily commercially available (provided that Janux identifies the source thereof to BMS), (ii) tangible embodiments of any of the foregoing in clauses (a) through (c) that BMS is reasonably able to make from sequence information provided by Janux, unless otherwise agreed by Janux […***…] or set forth in Schedule 2.5 (Certain Transferred Materials), (iii) GMP materials until

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after Janux’s release thereof […***…], or (iv) any report until it is finalized […***…]. All documents and information provided by Janux shall be in English. Such transfers will occur in an orderly fashion and in a manner such that the value, usefulness, and confidentiality of the transferred Janux Licensed Know-How, Regulatory Materials, Regulatory Data, and other regulatory documentation and materials are preserved in all material respects. Notwithstanding the foregoing, Janux shall have no obligation to provide any data or other information to BMS that is specifically related to (A) any Janux Other Proprietary Component(s) in a Combination Product or Combination Therapy, or (B) […***…], or (C) […***…]. In the event that […***…], then Janux shall notify BMS thereof in writing. If BMS thereafter notifies Janux that […***…], Janux shall […***…].

2.6
BMS Loss of Licenses for Patent Challenges. Except to the extent unenforceable under the Applicable Law of the applicable jurisdiction, in the event that BMS or any of its Affiliates or Sublicensees, in any country or jurisdiction in the Territory, without the prior written consent of Janux, commences in a court or patent office of competent jurisdiction a Patent Challenge of a given Janux Licensed Patent in such country or jurisdiction (each, a “BMS Patent Challenge”, […***…], then, upon written notice from Janux to BMS of such BMS Patent Challenge […***…] unless BMS or its Affiliate or Sublicensee, as applicable, terminates or withdraws from such claim, litigation or proceeding within […***…] (but subject in all cases to final determination under the dispute resolution procedures pursuant to Article 14 (Dispute Resolution) in the event that BMS disagrees with Janux’s assertion of a BMS Patent Challenge […***…]. Notwithstanding the foregoing, the foregoing provisions of this Section 2.6 shall not apply where: […***…].
2.7
Gatekeeper Process for Additional Tumor Antigen Targets.
2.7.1
Notwithstanding anything to the contrary herein, (a) BMS and its Related Parties shall not have the right to Optimize any Licensed Compound by adding a sequence that is Directed to a tumor antigen target that is not […***…] unless such tumor antigen target is a Cleared Target, and (b) for clarity, Janux shall not be obligated to engage in any discovery, research, development, manufacturing or other Exploitation of any Licensed Compound or Licensed Product pursuant to the Joint Development Plan or Section 6.1 (GMP-Grade Supply of Licensed Compounds and Licensed Products to BMS) that includes a sequence that is Directed to a tumor antigen target that is not […***…] unless such tumor antigen target is a Cleared Target.

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2.7.2
If BMS or any of its Related Parties has a […***…] desire to add to a Licensed Compound a sequence that is Directed to a tumor antigen target that (a) is not […***…] and (b) is relevant to one or more indications to which […***…] is also relevant […***…] (such tumor antigen target, a “Proposed Tumor Antigen Target”), then BMS shall notify Janux (but not the identity of the Proposed Tumor Antigen Target), and Janux shall promptly (but in all cases within […***…]) engage an independent Third Party that is reasonably acceptable to BMS, […***…], to serve as a gatekeeper to determine whether a given Proposed Tumor Antigen Target of BMS is a “Cleared Target” in accordance with this Section 2.7 (Gatekeeper Process for Additional Tumor Antigen Targets) (the “Gatekeeper”). Promptly following the engagement of the Gatekeeper, Janux shall notify BMS of the identity of, and contact information for, the Gatekeeper and Janux shall provide the Gatekeeper with a list of tumor antigen targets (including, to the extent available, the UniProt number for each such tumor antigen target), each of which is then-currently the subject of either (i) […***…] research or development program of Janux with respect to […***…] or (ii) a written agreement between Janux and a Third Party (that is in full force and effect) that prohibits Janux from permitting BMS to […***…] (each such tumor antigen target in (i) and (ii), an “Unavailable Target”). For clarity, each time that BMS desires to […***…], Janux shall […***…].
2.7.3
To determine whether any Proposed Tumor Antigen Target is an Unavailable Target, BMS shall provide the Gatekeeper with the Proposed Tumor Antigen Target, including, to the extent available, the UniProt number for the Proposed Tumor Antigen Target (a “Clearance Inquiry”). For clarity, each Clearance Inquiry will include […***…]. Upon receipt of the Clearance Inquiry for such Proposed Tumor Antigen Target, the Gatekeeper will determine whether such Proposed Tumor Antigen Target is an Unavailable Target or not an Unavailable Target. Once the Gatekeeper determines whether the Proposed Tumor Antigen Target is an Unavailable Target or not an Unavailable Target, the Gatekeeper shall notify BMS in writing whether the Proposed Tumor Antigen Target is an Unavailable Target or not an Unavailable Target (the “Gatekeeper Notice”). If the Gatekeeper Notice indicates that the Proposed Tumor Antigen Target is not an Unavailable Target, then BMS shall have the right to designate such Proposed Tumor Antigen Target as a “Cleared Target” by written notice to Janux identifying such Cleared Target and delivered to Janux within […***…]. If BMS does not designate a Proposed Tumor Antigen Target identified in the applicable Clearance Inquiry as a Cleared Target within […***…] and subsequently wants to […***…], then the Parties shall […***…].
2.7.4
BMS shall not have the right to submit more than […***…] Clearance Inquiries in any […***…]

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[…***…]; provided that BMS shall not have the right to add a given Proposed Tumor Antigen Target (that is not an Unavailable Target) as another Cleared Target while BMS or any of its Related Parties […***…], unless Janux otherwise agrees in writing, […***…]. If BMS elects to designate a new Cleared Target […***…] after a Cleared Target has been previously designated by BMS, then unless agreed otherwise pursuant to the preceding sentence, such prior Cleared Target will no longer be deemed a Cleared Target. Each time that BMS conducts such process, Janux shall […***…].

2.7.5
Each list of Unavailable Targets provided by Janux to the Gatekeeper is the Confidential Information of Janux, and the Parties will instruct the Gatekeeper to disclose to BMS (with respect to each request by BMS) only whether the Proposed Tumor Antigen Target in the Clearance Inquiry is an Unavailable Target or not an Unavailable Target. The Proposed Tumor Antigen Targets are the Confidential Information of BMS, and the Parties will instruct the Gatekeeper to disclose to Janux only when the Gatekeeper has received a Clearance Inquiry from BMS (but not the identity of any Proposed Tumor Antigen Targets) and has provided the Gatekeeper Notice to BMS. At the request of BMS, Janux shall cause the Gatekeeper to enter into a reasonable confidentiality agreement with BMS obligating the Gatekeeper to retain all information received from BMS in confidence pursuant to such confidentiality agreement.
ARTICLE 3

Governance
3.1
Joint Steering Committee.
3.1.1
Formation; Composition. No later than […***…], the Parties will establish a joint steering committee (the “JSC”) comprised of up to […***…] representatives from each Party (who shall each be an employee of such Party or its Affiliate) with sufficient seniority within the applicable Party to perform functions within the scope of the JSC’s responsibilities. Each Party may replace its JSC representatives at any time upon written notice to the other Party; provided that such replacement is an employee of such Party or its Affiliate. Either Party’s representatives at the JSC may invite non-members to participate in the discussions and meetings of the JSC; provided that such participants will have no voting authority at the JSC and are bound by confidentiality and non-use obligations consistent with, and at least as protective as, those set out in Article 11 (Confidentiality) and, with respect to any Third Party participant, such participation has been approved by the other Party prior to such discussion or meeting, such approval not to be unreasonably conditioned, withheld or delayed. The JSC will

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be co-chaired by one of the representatives from BMS and one of the representatives from Janux (the “Chairpersons”). The role of the Chairpersons will be to convene and preside at meetings of the JSC. The Chairpersons will have no additional powers or rights beyond those held by the other JSC representatives. The Alliance Managers will work with the Chairpersons to prepare and circulate agendas and to ensure the preparation of minutes.

3.1.2
Specific Responsibilities. The JSC will:
(a)
oversee, coordinate and make decisions regarding the activities that are expressly set forth in the Joint Development Plan;
(b)
review and determine whether to approve, subject to Section 3.5 (Modifications of Timelines), any amendments to the Joint Development Plan from time to time (and at least on a […***…] basis), including to review and approve any amendments to the Lead Optimization Completion Criteria, Development Candidate Advancement Criteria and Development Candidate Completion Criteria;
(c)
review and discuss and approve Janux’s Manufacturing plans to support the Development of the Licensed Compounds and Licensed Products;
(d)
review and discuss any proposed subcontractor of Janux to perform any of Janux’s Joint Development Activities, including any Manufacturing activities to be performed by or on behalf of Janux or its Affiliates with respect thereto;
(e)
review data generated in the course of the Joint Development Activities by the Parties and consider and advise on any technical issues that arise in the course thereof;
(f)
review, discuss, and determine whether a given Licensed Compound has Successfully Achieved the Lead Optimization Completion Criteria, Development Candidate Advancement Criteria or Development Candidate Completion Criteria, as applicable, and select Licensed Compounds to be Lead Compounds, Lead Compounds to be Development Candidates and Development Candidates to be Clinical Candidates, as applicable;
(g)
approve commencement of (i) IND-enabling studies of a Lead Compound and (ii) a Phase I Clinical Trial of a Development Candidate (and the filing of an IND in connection therewith);
(h)
monitor the Parties’ progress under the Joint Development Plan;
(i)
facilitate the exchange of Know-How, deliverables, or materials to be provided by Janux as required hereunder, including with respect to technology transfers under Section 2.5 (General Technology Transfer and Assistance) and Section 6.4 (Manufacturing Technology Transfer);
(j)
review, discuss and determine whether any Joint Development Activities allocated to Janux under the Joint Development Plan have been completed;

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(k)
determine if any of the activities under the Joint Development Plan are Technically Infeasible;
(l)
as determined by the JSC, form subcommittees or working groups (in each case, that have no decision-making powers) that are responsible for the oversight and information sharing with respect to any specific aspect of activities under this Agreement; and
(m)
perform such other functions as are necessary for the conduct of the Joint Development Plan, in each case, as expressly set forth in this Agreement or as otherwise agreed in writing by the Parties.
3.1.3
Meetings. The JSC will meet at least […***…], or as otherwise agreed to by the JSC. The first meeting of the JSC will occur […***…]. No later than […***…] prior to any meeting of the JSC, the Alliance Managers from both Parties will prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda prior to such meeting so long as the other Party consents to such later addition of such agenda items (which consent shall not be unreasonably conditioned, withheld or delayed). The JSC may meet in person, by videoconference or by teleconference. […***…]. The Alliance Manager of one of the Parties (on an alternating basis, with BMS’s Alliance manager having the responsibility with respect to the first meeting of the JSC, and thereafter rotating between the Alliance Manager of each Party) shall have responsibility for preparing written reasonably detailed draft minutes of each meeting of the JSC, and shall provide the draft minutes to the Alliance Manager of the other Party within […***…] to coordinate review and approval by the JSC members, and such JSC members shall provide any comments within […***…]. The Parties shall limit the content of such minutes to factual statements regarding the status and results of work under the Joint Development Plan and of any actions proposed or decisions made by the JSC. The Parties shall refrain from including any opinions or other extraneous content in such minutes. The JSC minutes shall become official when approved by the JSC at the next regularly scheduled JSC meeting, it being understood that actionable items approved and directed by the JSC shall commence notwithstanding the formal approval of JSC minutes. Any discrepancies or disputes with respect to the content of JSC minutes shall be resolved by the Parties prior to being presented at a JSC meeting for approval.
3.2
Decision Making on JSC and Resolution of JSC Disputes.
3.2.1
JSC Decision Making. At the JSC, each Party shall have collectively one vote in all decisions within the JSC’s purview, and the JSC shall make all decisions by unanimous vote, provided that in the event that the JSC cannot reach, despite using good faith efforts, a unanimous vote with respect to any decision within its purview within […***…], then either Party may refer such dispute to the Designated Officers for resolution, and the Designated Officers will attempt to resolve the matter in good faith. If consensus cannot be reached with respect to such matter within […***…], then, except as set forth in Section 3.2.2 (Limitations

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on BMS Final Decision-Making) and Section 3.5 (Modifications of Timelines), BMS shall have the final decision-making authority with respect to such matter.

3.2.2
Limitations on BMS Final Decision-Making. BMS shall not have the final decision-making authority with respect to whether any activity under (or proposed to be conducted under) the Joint Development Plan is Technically Infeasible, and instead the Parties shall refer such matter to a Third Party independent technical expert mutually agreed by the Parties, whose decision will be final and binding; provided that, […***…], and BMS shall reimburse Janux for its reasonable out-of-pocket costs and its FTE Costs for […***…]; provided that Janux […***…]. Without Janux’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), in exercise of its final decision-making authority on any matters pursuant to Section 3.2.1 (JSC Decision Making), BMS may not unilaterally amend the Joint Development Plan solely to accelerate the timelines therein for the performance of existing activities (i.e., activities already included in the Joint Development Plan) allocated to Janux without also modifying the corresponding activities to be conducted by Janux thereunder as permitted under this Section 3.2.2 (Limitations on BMS Final Decision-Making) and Section 3.5 (Modifications of Timelines). Without Janux’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), in exercise of its final decision-making authority on any matters pursuant to Section 3.2.1 (JSC Decision Making), BMS may not unilaterally amend the Joint Development Plan to […***…] that would reasonably be expected to result in […***…] expenses to Janux and […***…] that, in aggregate with […***…], are greater than […***…] (an “Aggregate Material Amendment”), unless, […***…]; provided that, […***…]

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[…***…]. In the case of either (x) an Aggregate Material Amendment that is not approved by Janux or (y) an […***…] that is approved by Janux, BMS shall reimburse Janux for […***…], the “Janux Additional Reimbursable Development Costs”). Notwithstanding the foregoing, in all cases, no consent of Janux shall be required to determine that a Licensed Compound is a Lead Compound, determine that a Lead Compound is a Development Candidate or determine that a Development Candidate is a Clinical Candidate.

3.3
Discontinuation of JSC. The JSC will continue to exist until the earlier of (i) BMS’s election by written notice to discontinue the JSC (provided that BMS may not make such election until the study report for the first Phase I Clinical Trial under the Joint Development Plan has been drafted) and (ii) mutual agreement by the Parties to disband the JSC. Additionally, BMS shall have the right to disband the JSC as set forth in Section 15.5 (Change of Control or Assignment). Once the JSC is disbanded, the JSC will have no further obligations under this Agreement and, thereafter (a) the Alliance Managers will be the points of contact for the exchange of information between the Parties under this Agreement, (b) any requirement of a Party to provide information or other materials to the JSC shall be deemed a requirement to provide such information or other materials directly to the other Party and (c) any decisions or determinations that would otherwise have been made by the JSC had the JSC not disbanded shall thereafter be

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made by BMS, subject to the decision-making authority in Section 3.2 (Decision Making on JSC and Resolution of JSC Disputes) with respect to the activities under the Joint Development Plan.

3.4
Technically Infeasible. In the event that the JSC is deciding whether a given activity is Technically Infeasible, Janux shall provide to the JSC reasonable evidence in Janux’s possession and Control, as reasonably requested by either Party’s representatives on the JSC, to assist in making the determination as to whether the activity is Technically Infeasible.
3.5
Modification of Timelines. In the event that the JSC amends the Joint Development Plan to modify the activities to be performed by Janux under the Joint Development Plan, including those activities in connection with either (x) the generation of a Development Candidate or corresponding Data Package or (y) the generation of a Clinical Candidate or corresponding Data Package, as applicable, and such modification is reasonably likely to impact the timelines for Janux to perform such activities under the foregoing clause (x) or (y) or to deliver to the JSC a Development Candidate or Clinical Candidate or corresponding Data Package, as applicable, for evaluation for advancement, then such amendment shall also include a reasonable associated adjustment, if any, to the timeline set forth in the Joint Development Plan for Janux to perform such activities or deliver the Development Candidate or Clinical Candidate, as applicable, to the JSC, provided […***…].
3.6
Limitations on Authority. For clarity, and notwithstanding the creation of the JSC, each Party shall retain the rights and powers expressly granted to it under this Agreement and no such rights or powers shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. For clarity, no decision of the JSC shall finally determine any interpretation of this Agreement or the Parties’ rights or obligations hereunder. The JSC or a Party via exercise of its final decision-making authority shall not have any authority beyond the specific matters set forth in this Agreement, including not having the authority to amend, modify, terminate or waive compliance with this Agreement. It is understood and agreed that the issues to be formally decided by the JSC are limited to those specific issues that are expressly provided in Section 3.1.2 (Specific Responsibilities), and disputes arising between the Parties arising out of, in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the JSC, shall be resolved pursuant to Article 14 (Dispute Resolution).
3.7
Alliance Manager. Within thirty (30) days of the Effective Date, each Party will appoint an employee (from the Party or from any Affiliate of such Party) who possesses adequate experience and qualifications related to the Development, Manufacturing, and Commercialization issues regarding pharmaceutical and biologic products (each, an “Alliance Manager”). The Alliance Managers will act as the first point of contact between the Parties with regard to questions relating to this Agreement or the overall business relationship and related matters between the Parties and assist the JSC in performing oversight responsibilities. In particular, each Alliance Manager shall (a) identify and bring disputes to the attention of the JSC (to the extent within the

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purview of the JSC) or the Parties, as applicable, in a timely manner and be the point of first referral in all matters of conflict resolution; (b) provide a single point of communication both internally within the Parties’ respective organizations and between the Parties regarding issues that arise in the performance of the Joint Development Activities; and (c) take responsibility for ensuring that governance activities, such as the conduct of JSC meetings and drafting and securing approval of meeting minutes, occur as set forth in this Agreement and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed. Each Party may replace its Alliance Manager at any time upon written notice to the other Party. The Alliance Managers shall have only the responsibilities assigned expressly to it in this Agreement and shall not have any authority or power to amend, modify or waive compliance with the terms or provisions of this Agreement or any other agreement between or among any of the Parties.

ARTICLE 4

Early Development
4.1
Overview of Early Development. Subject to the terms of this Agreement, the Parties shall conduct Joint Development Activities in accordance with the Joint Development Plan and the terms and conditions of this Agreement.
4.1.1
Joint Development Plan. All Joint Development Activities under this Agreement shall be conducted pursuant to, and in accordance with, the Joint Development Plan, with (a) Janux conducting, in accordance with the Joint Development Plan, pre-clinical Development of the Licensed Compounds up to the point of IND submission, with the goal of (i) identifying, generating, producing, and optimizing Licensed Compounds, including optimization of Licensed Compounds to Successfully Achieve the Lead Optimization Completion Criteria and further Developing Lead Compounds for potential selection by the JSC as Development Candidates, (iii) conducting IND-enabling studies of Development Candidates and certain other pre-clinical Development of Development Candidates for potential selection by the JSC as Clinical Candidates, and (iii) conducting other activities allocated to Janux as set forth in the Joint Development Plan, and (b) BMS conducting (i) early clinical Development for Clinical Candidates following IND submission through the conduct of the first Phase I Clinical Trial for the applicable Clinical Candidate (on a Clinical Candidate-by-Clinical Candidate basis) and (ii) other activities allocated to BMS as set forth in the Joint Development Plan. The Joint Development Plan shall allocate responsibility for the Joint Development Activities between the Parties.
4.1.2
Amendments to the Joint Development Plan. On at least […***…] basis, the JSC will review and update (if applicable) the Joint Development Plan, and such updated Joint Development Plan shall supersede the previous Joint Development Plan once approved by the JSC. Without limiting the foregoing, either Party may propose to the JSC amendments to the then-current Joint Development Plan from time to time, as such Party deems appropriate. If approved by the JSC, the amended Joint Development Plan shall become effective for the applicable period on the date approved by the JSC (or such other date as the JSC shall specify). Any JSC-approved amended Joint Development Plan shall supersede the then-current Joint Development Plan for the applicable period.
4.1.3
Performance. Janux will be responsible for the performance and, to the extent not Technically Infeasible, completion of the Joint Development Activities allocated to it

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in the Joint Development Plan in accordance with the Joint Development Plan and this Agreement. For clarity, Janux will not be obligated to complete any activities (a) if such completion cannot be achieved because it is Technically Infeasible or (b) that are dependent on the completion of, or a particular result from, […***…]. Without limiting the foregoing, and subject to the foregoing with respect to a given activity being Technically Infeasible or […***…], Janux will perform and complete all the activities allocated to it under the Joint Development Plan (including meeting the timelines specifically set forth therein for the […***…] and the […***…] and […***…], as such timelines may be updated by the JSC pursuant to Section 3.5 (Modification of Timelines), and subject to BMS meeting any timeline set forth in the Joint Development Plan for any […***…] if such Janux activity is dependent on the completion of, or a particular result from, such […***…]), and commit sufficient resources, staffing, equipment, facilities, materials, and other resources to timely perform all the activities allocated to it under the Joint Development Plan. For clarity, Janux and its Affiliates shall not, itself or with any Third Party, conduct any Development of any Licensed Compound or Licensed Product, except for the Joint Development Activities allocated to Janux under the Joint Development Plan.
4.1.4
Costs for Joint Development Activities. Each Party shall be responsible for any and all costs and expenses it (or its Affiliate) incurs in connection with the Joint Development Activities, other than the Janux Additional Reimbursable Development Costs (if any).
4.2
Selection of Lead Compounds, Development Candidates and Clinical Candidates.
4.2.1
Information for and Selection of Lead Compounds, Development Candidates and Clinical Candidates.
(a)
On a regular basis, and in all cases reasonably in advance of each regularly scheduled meeting of the JSC (but at least […***…]), each Party shall provide an update in writing to the other Party with respect to the Joint Development Activities conducted by or on behalf of such Party under the Joint Development Plan since the last regularly scheduled meeting of the JSC, which update shall contain all data (provided […***…]) related to a Licensed Compound or Licensed Product made, collected, or otherwise generated by or on behalf of such Party in the conduct of Joint Development Activities since the last regularly scheduled meeting of the JSC, including any data, reports, and results with respect thereto, information about material developments under the Joint Development Plan, and analysis of the results of its Joint Development Activities, including, with respect to any such reports provided by Janux, the identity of any Backup Compounds including the chemical structure / sequences thereof. In addition, Janux shall provide BMS such other data and information regarding the Joint Development

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Activities, and Licensed Compounds and Licensed Products, as BMS may reasonably request from time to time.

(b)
Within […***…] following the date on which Janux has completed all activities under the Joint Development Plan that are necessary or reasonably useful to determine whether the Lead Optimization Completion Criteria, Development Candidate Advancement Criteria or Development Candidate Completion Criteria, as applicable, with respect to a given Licensed Compound has been Successfully Achieved, Janux will deliver to BMS a Data Package for such Licensed Compound (and, for clarity, with respect to a given Licensed Compound, (i) a Data Package will be provided by Janux to make such determination with respect to the Lead Optimization Completion Criteria, (ii) thereafter, if such Licensed Compound is a Lead Compound, a separate Data Package will be subsequently provided by Janux to make such determination with respect to the Development Candidate Advancement Criteria and (iii) thereafter, if such Licensed Compound is a Development Candidate, a separate Data Package will be subsequently provided by Janux to make such determination with respect to the Development Candidate Completion Criteria). Upon receipt of the applicable Data Package, BMS shall review such Data Package, and BMS shall notify Janux, no later than […***…], whether the Data Package is complete and of any requests for additional information and records within the definition of Data Package, and Janux shall respond to such requests, and provide such information and records to BMS, within […***…] (provided that, for clarity, as long as Janux has conducted and completed its activities under the Joint Development Plan in accordance with the terms of this Agreement, Janux shall not be obligated to conduct additional Development activities in response to BMS’s requests for additional information and records under this Section 4.2.1(b) unless otherwise agreed to by the Parties […***…]). The Parties will discuss the Data Package at a JSC meeting to be held no later than […***…] and determine whether the proposed Licensed Compound has Successfully Achieved the Lead Optimization Completion Criteria, Development Candidate Advancement Criteria or Development Candidate Completion Criteria, as applicable.
(c)
If the JSC determines that a given Backup Compound has Successfully Achieved the Lead Optimization Completion Criteria, or otherwise designates such Backup Compound as a Lead Compound, then such Backup Compound will be deemed a “Lead Compound” hereunder. Except as set forth in the Joint Development Plan, Janux shall not conduct any post-lead optimization Development under the Joint Development Plan for a given Backup Compound unless and until such Backup Compound is designated as a “Lead Compound” by the JSC. For clarity, there may be more than one “Lead Compound” hereunder at any given time, but the JSC shall determine which Lead Compound(s) shall be prioritized for additional Development work (if any) by Janux under the Joint Development Plan, including in order to potentially select such Lead Compound as a Development Candidate.
(d)
If (i) the JSC determines that a given Lead Compound has Successfully Achieved the Development Candidate Advancement Criteria, and (ii) the JSC chooses such Lead Compound (that has Successfully Achieved the Development Candidate Advancement Criteria) for advancement into IND-enabling studies, and approves commencement of IND-enabling studies for such Lead Compound, under the Joint Development Plan, or if the

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JSC approves commencement of IND-enabling studies for a Lead Compound notwithstanding its failure to Successfully Achieve the Development Candidate Advancement Criteria, then such Lead Compound will be deemed to be selected as a “Development Candidate” hereunder and the DC Milestone will be deemed achieved (and, for clarity, even if a given Lead Compound has Successfully Achieved the Development Candidate Advancement Criteria, such Lead Compound shall not be deemed to be selected as a “Development Candidate” unless and until the JSC has chosen such Lead Compound for advancement into, and approved commencement of, IND-enabling studies under the Joint Development Plan). Except as set forth in the Joint Development Plan, Janux shall not conduct any IND-enabling studies (or other post-IND-enabling study Development activities) with respect to a given Licensed Compound under the Joint Development Plan unless and until such Licensed Compound is selected as a “Development Candidate” by the JSC. For clarity, if Janux has conducted and completed, in accordance with this Agreement, all applicable activities for a Lead Compound under the Joint Development Plan to be conducted prior to commencing IND-enabling studies, but the JSC does not determine that such Lead Compound has Successfully Achieved the Development Candidate Advancement Criteria (or otherwise designate such Lead Compound as a Development Candidate), then Janux shall not be obligated to continue to Develop such Lead Compound or any other Licensed Compound (that was not a Lead Compound) in order to achieve a Development Candidate unless and until the JSC amends the Joint Development Plan accordingly, in accordance with Section 3.2 (Decision Making on JSC and Resolution of JSC Disputes). For further clarity, unless otherwise determined by the JSC, it is anticipated that Janux will only Develop one (1) Development Candidate at a time under the Joint Development Plan; provided that if the Parties are Developing a given Development Candidate under the Development Plan, the JSC may determine to pause or cease the Development of such Development Candidate, and, in such case, may select an alternative Lead Compound(s) as a “Development Candidate” (pursuant to this Section 4.2.1(d)) for further Development under the Joint Development Plan (and, if applicable, the JSC will amend the Joint Development Plan accordingly).

(e)
If (i) the JSC determines that a given Development Candidate has Successfully Achieved the Development Candidate Completion Criteria, and (ii) the JSC chooses such Development Candidate (that has Successfully Achieved the Development Candidate Completion Criteria) for advancement into a Phase I Clinical Trial (including the filing of an IND in connection therewith), and approves commencement of a Phase I Clinical Trial for such Development Candidate, under the Joint Development Plan, or if the JSC approves commencement of a Phase I Clinical Trial (including the filing of an IND in connection therewith) for a Development Candidate notwithstanding its failure to Successfully Achieve the Development Candidate Completion Criteria, then such Development Candidate will be deemed to be selected as a “Clinical Candidate” hereunder (and, for clarity, even if a given Development Candidate has Successfully Achieved the Development Candidate Completion Criteria, such Development Candidate shall not be deemed to be selected as a “Clinical Candidate” unless and until the JSC has chosen such Development Candidate for advancement into, and approved commencement of, a Phase I Clinical Trial under the Joint Development Plan). For clarity, if Janux has conducted and completed, in accordance with this Agreement, all applicable activities for a Development Candidate under the Joint Development Plan to be conducted prior to commencing a Phase I Clinical Trial, but the JSC does not determine that such Development Candidate has Successfully Achieved the Development Candidate Completion Criteria (or otherwise designate such

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Development Candidate as a Clinical Candidate), then Janux shall not be obligated to continue to Develop such Development Candidate or any other Licensed Compound (that was not Development Candidate) in order to achieve a Clinical Candidate unless and until the JSC amends the Joint Development Plan accordingly, in accordance with Section 3.2 (Decision Making on JSC and Resolution of JSC Disputes). For further clarity, if the Parties are Developing a given Clinical Candidate under the Development Plan, the JSC may determine to pause or cease the Development of such Clinical Candidate and, in such case, may select an alternative Development Candidate(s) as a “Clinical Candidate” (pursuant to this Section 4.2.1(e)) for further Development under the Joint Development Plan (and, if applicable the JSC will amend the Joint Development Plan accordingly).
(f)
For clarity, any disputes with respect to the decisions or determinations to be made by the JSC pursuant to this Section 4.2.1 (Information for and Selection of Lead Compounds, Development Candidates and Clinical Candidates) shall be resolved in accordance with Section 3.2 (Decision Making on JSC and Resolution of JSC Disputes).
4.3
Janux Development Breach.
(a)
If Janux fails to […***…] (a “Janux Development Breach”), then BMS may provide written notice thereof to Janux (the “Development Breach Notice”), and, as soon as reasonably practicable upon receipt of such notice, the Parties will discuss […***…] such issue and the activities necessary to remedy such Janux Development Breach. Upon receipt of such notice, Janux will have a period of […***…] to remedy such Janux Development Breach.
(b)
Subject to Section 4.3(c), if Janux has not remedied such Janux Development Breach within the period set forth in Section 4.3(a) or, if applicable, the period set forth in Section 4.3(c), then the following shall apply:
(i)
at the written request of BMS, in BMS’s sole discretion, BMS (itself or through its designee) may assume and undertake any or all Joint Development Activities allocated to Janux under the Joint Development Plan and not previously conducted, in which case the following shall apply: (A) Janux shall, […***…]

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[…***…] effect a full technology transfer to BMS (or its designee), including […***…] to enable BMS (or its designee) to undertake and complete any such Joint Development Activities (and, for clarity, […***…]), and otherwise make Janux personnel reasonably available to advise BMS (or its designee) in connection with the conduct of such Joint Development Activities and cooperate with BMS to ensure a smooth and orderly transition thereof, in a […***…] manner, that will not involve any significant delay in the Development of the Licensed Compounds or Licensed Products, and (B) Janux shall […***…]; and

(ii)
BMS will have the right, upon written notice to Janux […***…], to invoke […***…], which, if elected by BMS, will […***…]: (A) Janux shall […***…], and (B) the Parties shall […***…]; provided […***…]. If the Parties are unable to agree on […***…] within […***…], then, at the request of either Party, such […***…] will be finally determined in accordance with Schedule 14.1 (Baseball Arbitration).
(c)
Notwithstanding the foregoing, if Janux initiates a dispute resolution procedure under Section 14.1 (Disputes) within […***…], the period set forth in Section 4.3(a) to remedy the […***…] shall be tolled pending resolution of the dispute in favor of BMS in accordance with Article 14 (Dispute Resolution), and the remedies set forth in Section 4.3(b) will become effective only if such breach remains unremedied for […***…].
4.4
Additional Development by Janux. If, following Janux’s completion of all of its activities under the Joint Development Plan in accordance with this Agreement, BMS desires

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Janux to conduct additional Development of Licensed Compounds, such as […***…], BMS may request Janux to conduct such activities, and the Parties will discuss BMS’s request in good faith. If the Parties agree on the scope of and budget (including out-of-pocket costs and FTE Costs) for such activities (such agreement not to be unreasonably withheld, conditioned or delayed), then Janux shall conduct such activities in accordance with the agreed plan and budget for such activities, and BMS shall reimburse the […***…] costs and FTE Costs incurred by Janux to conduct such activities, within […***…]. Such activities will be deemed conducted under the Joint Development Plan and such costs will be considered Janux Additional Reimbursable Development Costs.

4.5
Records, Reports, and Information. Each Party will maintain complete, current and accurate reports and records and all related documentation with respect to its Joint Development Activities and, in the case of BMS, its subsequent Development hereunder of Licensed Compounds and Licensed Products during the Term, in good scientific manner and in compliance with Applicable Law, and each Party shall retain the same for a time period of no less than such time period as may be required by Applicable Law. Such reports, records and documentation shall fully and properly reflect all work done and results achieved in the performance of such Joint Development Activities or other Development activities in good scientific manner and appropriate for regulatory and patent purposes, and shall be prepared and maintained in accordance with Applicable Law, including, to the extent applicable, GLP, GCP and GMP recordkeeping requirements. Upon the reasonable written request of BMS, Janux shall provide BMS with reasonable access to (and afford BMS the right to inspect and copy) the foregoing records, reports, and documentation as reasonably requested by BMS, including to determine whether the Joint Development Activities have been performed in accordance with this Agreement or otherwise in connection with the Exploitation of Licensed Products. Upon the reasonable written request of Janux, BMS shall provide Janux with reasonable access to (and afford Janux the right to inspect and copy) the foregoing records, reports, and documentation with respect to any Transferred Activity (if any) as reasonably requested by Janux, to determine whether such Transferred Activity has been performed in accordance with this Agreement.
4.6
Regulatory Matters. If any Regulatory Materials will need to be prepared, filed or maintained in connection with the conduct of the Joint Development Activities hereunder, or if there will be any other meetings or interactions with any Regulatory Authorities related to the conduct of the Joint Development Activities, as between the Parties, BMS shall have the sole right to prepare, file and maintain such Regulatory Materials and attend such meetings or have such interactions, as set forth in Section 5.2 (Regulatory); provided, however, that Janux shall assist BMS in connection therewith as reasonably requested by BMS or as otherwise set forth in the Joint Development Plan. As between the Parties, such Regulatory Materials shall be owned by, and in the name of, BMS (or its designee), and if Janux (or any of its Affiliates) has any ownership interests (or other right, title or interest) in any such Regulatory Materials, Janux (and its Affiliates) shall assign, and hereby does assign, such ownership interests (and all other right, title and interest) in and to such Regulatory Materials to BMS (or its designee).
4.7
Compliance. With respect to any Joint Development Activities conducted by or on behalf of a Party under this Agreement, the following shall apply:

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4.7.1
General. Each Party (and its Affiliates) shall, and shall require that its subcontractors, conduct activities under the Joint Development Plan in compliance with all Applicable Laws (including, to the extent applicable, GCP, GLP and GMP), in good scientific manner and consistent with good business ethics, and each Party will promptly notify the other Party in writing after it becomes aware of any deviations from any of the foregoing.
4.7.2
No Use of Debarred Person.
(a)
Janux hereby represents and warrants to BMS that (x) as of the Effective Date, Janux has screened itself, its Affiliates and its and their respective officers and directors (and its or their respective consultants and subcontractors who will be conducting Joint Development Activities and their respective officers and directors) against the Exclusions Lists (as defined below); and (y) Janux, its Affiliates and any Third Party subcontractor performing on Janux’s behalf under the Joint Development Plan has not employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person, including any employee, officer, director, consultant or subcontractor, (i) who is (or has been) (1) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. § 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (2) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or otherwise excluded from contracting with the federal government (see the System for Award Management (formerly known as the Excluded Parties Listing System) at http://sam.gov/portal/public/SAM/); or (3) listed by any U.S. federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including under 21 U.S.C. § 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (1), (2) and (3), collectively, the “Exclusions Lists”), or otherwise debarred under U.S. law (including Section 21 U.S.C. § 335a) or any foreign equivalent thereof or (ii) that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the U.S.), in each case ((i) and (ii)), in performing any portion of the activities under the Joint Development Plan. If at any point during the Term, Janux is, or learns that any of its Affiliates or its or their respective officers or directors, or any Person performing on behalf of Janux under the Joint Development Plan falls within the foregoing clauses (i) or (ii), Janux will promptly notify BMS and will prohibit such Person from performing any such activities, function or capacity related to any such activities under the Joint Development Plan.
(b)
BMS hereby represents and warrants to Janux that (x) as of the Effective Date, BMS has screened itself, its Affiliates and its and their respective executive officers and directors against the Exclusions Lists; and (y) BMS, its Affiliates and any Third Party subcontractor performing on BMS’s behalf under the Joint Development Plan or other Development activities under this Agreement will not employ or otherwise use in any capacity, the services of any Person, including any employee, officer, director, consultant or subcontractor, (i) who is (or has been) on any Exclusions List, or otherwise debarred under U.S. law (including Section 21 U.S.C. § 335a) or any foreign equivalent thereof or (ii) that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the U.S.), in each case ((i) and (ii)), in performing any portion of the activities under the Joint Development Plan. If at any point during the Term, BMS is, or learns that any of its Affiliates, or its or their respective officers or directors, or any Person performing on behalf of BMS under the

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Joint Development Plan or other Development activities under this Agreement falls within the foregoing clauses (i) or (ii), BMS will promptly notify Janux and will prohibit such Person from performing any such activities, function or capacity related to any such activities under the Joint Development Plan or this Agreement.
ARTICLE 5

ADDITIONAL Development and Commercialization
5.1
Development.
5.1.1
General. Except for the Joint Development Activities allocated to Janux under the Joint Development Plan, BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right to Develop (and shall control all aspects of the Development of) Licensed Compounds and Licensed Products in the Field in the Territory. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of this Agreement (including Section 5.1.2 (Diligence)), BMS shall have the right to conduct Development activities with respect to Licensed Compounds and Licensed Products outside of the Joint Development Plan in its discretion (including pre-clinical Development activities and Phase I Clinical Trials) at any time.
5.1.2
Diligence. BMS will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval of at least one (1) Licensed Product in the Field in the U.S.
5.1.3
Assistance by Janux. At the reasonable request of BMS, Janux shall consult with BMS with respect to, and provide reasonable assistance (including technical assistance) to BMS in connection with, BMS’s Development (including manufacturing process development) and Manufacture of Licensed Compounds and Licensed Products.
5.1.4
BMS Development Reports. Following the completion of all Joint Development Activities under the Joint Development Plan and until the First Commercial Sale of a Licensed Product, on […***…] basis, BMS will provide Janux with a high-level written report summarizing, since the previous such report, the material clinical Development activities by BMS for the Licensed Products. All such information shall be the Confidential Information of BMS. Upon Janux’s request within […***…], BMS will meet with Janux to discuss any reasonable inquiries of Janux with respect to such report and BMS’s related Development activities and plans.
5.2
Regulatory.
5.2.1
Regulatory Activities. BMS (or its Affiliates or other designees) shall have the sole right to (i) prepare, obtain, and maintain Regulatory Materials and other regulatory submissions and applications for Licensed Compounds and Licensed Products (including as a single agent, for combination use or otherwise) in the Field in the Territory (including the setting of the overall regulatory strategy therefor), and (ii) conduct communications with Regulatory Authorities for Licensed Compounds and Licensed Products (including as a single agent, for combination use or otherwise) in the Field in the Territory. Without limiting Janux’s obligations

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set forth in the Joint Development Plan, Janux shall provide support and assistance to BMS, as may be reasonably requested by BMS, in preparing, obtaining and maintaining Regulatory Materials for Licensed Products, and in the activities in support thereof, including (A) providing documents or other materials required by Applicable Law or requested by a Regulatory Authority, including with respect to the Janux Platform Technology, to the extent within Janux’s (or its Affiliate’s) possession and Control, (B) otherwise assisting BMS with preparing such Regulatory Materials and answering questions from Regulatory Authorities (including, if requested by BMS, attending meetings with Regulatory Authorities), (C) filing (and directing its contract manufacturers to file, as applicable) regulatory documentation with Regulatory Authorities such that such documentation may be referenced in Regulatory Material submitted by BMS (or its Affiliates or other designees) for Licensed Compounds and Licensed Products if applicable, and (D) providing (and directing its contract manufacturers to provide, as applicable) CMC and other Manufacturing-related information and assistance. As between the Parties, all Regulatory Material (including all Regulatory Approvals) for any Licensed Compound or Licensed Product shall be owned by, and shall be the sole property and held in the name of, BMS (or its Affiliate or other designee).

5.2.2
Interactions with Regulatory Authorities. As between the Parties, BMS (or its Affiliates or other designees) shall have the sole right to communicate and otherwise interact with Regulatory Authorities with respect to any Licensed Compound or Licensed Product, including with respect to any Regulatory Materials in connection therewith; provided that as and to the extent reasonably requested by BMS in writing, Janux shall interact with Regulatory Authorities (including making such regulatory filings and performing such other regulatory functions) in connection with Licensed Compounds and Licensed Products.
5.2.3
Global Safety Database; Pharmacovigilance. BMS (itself or through its designee) shall be responsible for establishing, holding and maintaining the global safety database for any Licensed Product with respect to information on adverse events concerning any Licensed Product, as and to the extent required by Applicable Law. Prior to the first Licensed Product entering clinical Development, the Parties will negotiate in good faith and agree on processes and procedures for Janux to share and provide to BMS any applicable safety information in Janux’s (or its Affiliate’s) possession and Control that is required for BMS to satisfy its reporting requirements to Regulatory Authorities relating to Licensed Products. The agreed upon processes and procedures will be set forth in a pharmacovigilance agreement containing mutually agreed terms and conditions that are customary for agreements of this type.
5.2.4
Rights of Reference; Further Assurances.
(a)
Janux hereby grants to BMS and its Related Parties a right of reference to any regulatory approvals, filings and submissions, and any other regulatory materials, in each case Controlled by Janux or any of its Affiliates as of the Effective Date or at any time thereafter until the end of the Term that are reasonably useful for any Licensed Compound or Licensed Product or the Exploitation thereof (all such regulatory approvals, filings and submissions, and other regulatory materials, the “Janux Relevant Regulatory Materials”), in each case solely for BMS’s or its Related Parties’ use in the Exploitation of the Licensed Compounds and Licensed Products (including any assays, biomarkers or diagnostics for use with any Licensed Compound or Licensed Product) in the Field, including for use in connection with

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any Regulatory Materials or Regulatory Approvals for any Licensed Compound or Licensed Product.
(b)
In furtherance of the foregoing, Janux (and its Affiliates) will take such actions as may be reasonably requested by BMS to give effect to the intent of the foregoing provisions and to give BMS and its Related Parties the benefit of the foregoing right of reference, including providing a signed statement that BMS and its Related Parties may rely on, and that the Regulatory Authority may access, the Janux Relevant Regulatory Materials in support of BMS’s (or any of its Related Party’s) application for Regulatory Approval or other Regulatory Materials for the Licensed Compounds and Licensed Products in the Field.
5.3
Commercialization.
5.3.1
General. BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right to Commercialize (and shall control all aspects of the Commercialization of) Licensed Compounds and Licensed Products in the Field in the Territory, and Janux and its Affiliates shall have no right to do so. Without limiting the foregoing, BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right to (a) invoice and book sales, establish all terms of sale (including pricing and discounts), warehouse and distribute the Licensed Products in the Field in the Territory and to perform or cause to be performed all related services and (b) handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Field in the Territory.
5.3.2
Diligence. BMS will use Commercially Reasonable Efforts to, following receipt of Regulatory Approval from the FDA for the applicable Licensed Product, Commercialize at least one (1) Licensed Product for use in the Field in the U.S.
ARTICLE 6

Manufacturing
6.1
GMP-Grade Supply of Licensed Compounds and Licensed Products to BMS. During the period beginning on the Effective Date and ending on the date that BMS determines […***…] (the “Supply Period”), Janux shall Manufacture and supply to BMS (and its Related Parties) GMP-grade Licensed Compounds and Licensed Products, in quantities as reasonably requested by BMS (or its Related Party) for the purpose of performing Development activities, including for use in the conduct of Phase I Clinical Trials under the Joint Development Plan; provided that such Manufacturing and supply shall be in accordance with supply agreements and associated quality agreements (collectively, “Supply Agreements”) to be entered into by the Parties in good faith within […***…]. The Supply Agreements will include terms customary for similar

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supply arrangements. Janux will Manufacture and supply Licensed Compounds and Licensed Products to BMS in accordance with the Supply Agreements, and each Party will otherwise comply with its obligations under the Supply Agreements and this Agreement with respect thereto. In all cases, (a) notwithstanding anything to the contrary herein, the Supply Agreements shall set forth that the supply price payable by BMS to Janux for such Manufacture and supply shall be […***…], which payment shall be made in accordance with the terms and conditions of the Supply Agreements, and (b) the Supply Agreements will require that Licensed Compounds and Licensed Products supplied thereunder shall (i) have been Manufactured in accordance with Applicable Law (including GMP), (ii) conform to the Product Specifications with respect thereto and (iii) not be adulterated or misbranded. For clarity, in all cases, subject to BMS’s obligations under the Supply Agreements, […***…].

6.2
Supply of Licensed Compounds and Licensed Products for Janux Joint Development Activities. Janux shall be responsible, […***…], for Manufacturing and supplying sufficient quantities of Licensed Compounds and Licensed Products for the conduct of the Joint Development Activities allocated to Janux under the Joint Development Plan. With respect to any such Licensed Compounds and Licensed Products, Janux hereby represents, warrants and covenants to BMS that such Licensed Compounds and Licensed Products shall (a) be Manufactured in accordance with Applicable Law (including GMP, as applicable), (b) conform to the Product Specifications with respect thereto and (c) if applicable, not be adulterated or misbranded.
6.3
Other Supply of Licensed Compounds and Licensed Products. Except as specifically required pursuant to and in accordance with Section 6.1 (Supply of Licensed Compounds and Licensed Products to BMS) and Section 6.2 (Supply of Licensed Compounds and Licensed Products for Janux Joint Development Activities), BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right to Manufacture (and shall control all aspects of the Manufacturing of) Licensed Compounds and Licensed Products for use in the Field in the Territory (including for Clinical Trials), and for clarity, Janux (and its Affiliates) shall have no right to do so.
6.4
Manufacturing Technology Transfer.
6.4.1
Without limiting the provisions of Section 2.5 (General Technology Transfer and Assistance), at the request of BMS, Janux will (and will cause its Affiliates and direct its Third Party contract Manufacturers to) provide to BMS (or its designee), and assist BMS (or its designee) with respect to, the transfer and implementation at facilities designated by BMS of Manufacturing capabilities with respect to the Licensed Compounds and Licensed Products in accordance with the Manufacturing Technology Transfer Plan (the “Manufacturing Technology Transfer”). The Manufacturing Technology Transfer shall include (unless otherwise determined by BMS), among other things, the following to be conducted by Janux (and its Affiliates and Third Party contract Manufactures, as applicable): (a) the transfer of the Janux Licensed Know-How

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related to Manufacturing of any Licensed Compound or Licensed Product, and any assays, reagents, biomarkers, cell lines, cell banks (including master cell banks and cell media), analytical test methods, SOPs, reference materials, compounds and other materials that are necessary or useful for the Manufacture of any Licensed Compound or Licensed Product, in each case that are Controlled by Janux or any of its Affiliates (but excluding any off-the-shelf materials that are readily commercially available (provided that Janux identifies the source thereof to BMS)), as well as […***…], in order for BMS (or its designee) to Manufacture the Licensed Compounds and Licensed Products, including to replicate the processes employed by or on behalf of Janux (including Janux’s Third Party manufacturers) (and, for clarity, BMS (and its designees) shall have the right to use all of the foregoing in accordance with the license grants under Section 2.1.1(a)); (b) at the request of BMS, facilitating BMS (or its Affiliate) entering into agreements with applicable Third Party suppliers of Janux (or its Affiliate) relating to Licensed Compounds or Licensed Products; and (c) cooperating with and providing technical assistance (including on-site assistance) and consultation as reasonably requested by BMS in connection with the transfer and the implementation of such Janux Licensed Know-How by BMS (or its designee), and directing Janux’s Third Party manufacturers to do the same; provided that Janux shall not be obligated to provide or transfer GMP materials until after Janux’s release thereof (provided that Janux shall use Commercially Reasonable Efforts to promptly release such GMP materials), or any report until it is finalized (provided that Janux shall use Commercially Reasonable Efforts to promptly finalize such reports). Within […***…], the Parties shall mutually agree on, and finalize, the manufacturing technology transfer plan (the “Manufacturing Technology Transfer Plan”) detailing a plan for the Manufacturing Technology Transfer, which plan shall be consistent with this Section 6.4.1, and Janux shall carry out (and will cause its Affiliates and direct its Third Party contract Manufacturers to carry out) activities set forth in such Manufacturing Technology Transfer Plan. BMS will reimburse Janux for any reasonable out-of-pocket costs incurred by Janux to conduct the Manufacturing Technology Transfer in accordance with the Manufacturing Technology Transfer Plan (which reimbursement shall be made within […***…]), but only to the extent that […***…]. […***…]; provided that in the event that […***…] to conduct the Manufacturing Technology Transfer pursuant to this Section 6.4.1, then […***…]

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[…***…].

6.4.2
Without limiting the foregoing provisions of Section 6.4.1, upon BMS’s reasonable request, Janux will provide, and direct its Third Party manufacturers to provide, BMS with reasonable sample quantities of the (a) once the applicable Licensed Compound is added to the […***…] and the […***…] has occurred, the […***…] Cell Line Materials, and (b) any other master cell bank line and working cell bank line and any non-off the shelf media used for those cell banks, in each case of this clause (b) to the extent Controlled by Janux at the applicable time, in each case ((a) and (b)), as a precursor to Manufacturing Technology Transfer activities.
6.5
[…***…].
6.5.1
[…***…]

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[…***…].

6.5.2
[…***…].
6.5.3
[…***…].

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[…***…].

6.5.4
[…***…].
ARTICLE 7

Payments
7.1
Upfront Fee. Within […***…], BMS will make a one-time, non-refundable, non-creditable payment to Janux of fifteen million Dollars ($15,000,000).
7.2
Development and Regulatory Milestone Payments. Subject to the terms and conditions of this Agreement (including […***…], this Section 7.2 (Development and Regulatory Milestone Payments), […***…], and […***…]), BMS will pay to Janux the one-time, non-refundable, non-creditable milestone payments described in this Section 7.2 (Development and Regulatory Milestone Payments) as set forth in Table 7.2 (Development and Regulatory Milestones) below following the […***…] achievement by BMS or any of its Related Parties (or in the case of the DC Milestone, […***…]) following the Effective Date of the corresponding milestone events […***…] in the Field in the Territory to achieve such milestone event hereunder during the Term (each such milestone event, a “Development and Regulatory Milestone” and its corresponding milestone payment, a “Development and Regulatory Milestone Payment”). Upon achievement of the DC Milestone, Janux shall invoice BMS for the corresponding Development and Regulatory Milestone Payment, and BMS shall pay such invoice within […***…]. Within […***…] following the achievement of each other Development and Regulatory Milestone by BMS or its Related Party […***…] to achieve such milestone, BMS will (i) notify Janux in writing of such achievement (each, a “Development and Regulatory Milestone Notice”), and (ii) pay the applicable Development and Regulatory Milestone Payment set forth in

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Table 7.2 (Development and Regulatory Milestone Payments); provided that, at the request of BMS to Janux, Janux will promptly issue an invoice (with wire instructions) to BMS for the applicable Development and Regulatory Milestone Payment. Each Development and Regulatory Milestone will be paid a maximum of […***…], and Development and Regulatory Milestone Payments […***…]. […***…]. The maximum aggregate amount payable by BMS pursuant to this Section 7.2 (Development and Regulatory Milestones) is […***…].

[…***…].

[…***…].

Table 7.2 – Development and Regulatory Milestones
Development and Regulatory Milestone	Development and Regulatory Milestone Payment
Selection of the first Licensed Compound as a Development Candidate under the Joint Development Plan pursuant to Section 4.2.1(d) (the “DC Milestone”)	$35,000,000
[…***…]	$[…***…]

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[…***…]	$[…***…]
[…***…]	$[…***…]
Maximum Development and Regulatory Milestone Payments	$[…***…]

[…***…]

7.3
Sales Milestone Payments. Subject to the terms and conditions of this Agreement (including […***…], this Section 7.3 (Sales Milestone Payments), […***…], […***…], and […***…]), following the […***…] achievement by BMS or any of its Related Parties following the Effective Date of the sales milestone events described in Table 7.3 (Sales Milestones) below […***…] hereunder during the Term (prior to the expiration of the last Royalty Term), BMS will pay Janux the corresponding […***…], non-creditable, non-refundable payment set forth in Table 7.3 (Sales Milestones) (each such sales milestone event, a “Sales Milestone” and its corresponding milestone payment, a “Sales Milestone Payment”, and each Sales Milestone and each Development and Regulatory Milestone, each a “Milestone Event” and collectively the “Milestone Events”, and each Sales Milestone Payment and Development and Regulatory Milestone Payment, each a “Milestone Payment” and collectively the “Milestone Payments”). Within […***…] in which a given Sales Milestone is […***…] achieved hereunder […***…] by BMS, BMS will (i) notify Janux in writing of such achievement (each, a “Sales Milestone Notice”), and (ii) pay the applicable Sales Milestone Payment set forth in Table 7.3 (Sales Milestones); provided that, at the request of BMS to Janux, Janux will promptly issue an invoice (with wire instructions) to BMS for the applicable Sales Milestone Payment . The tiers set forth in Table 7.3 (Sales Milestones)

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shall apply separately to each Licensed Product, and […***…]. Each Sales Milestone will be paid a maximum of […***…], and […***…]. The maximum aggregate milestone payments payable by BMS pursuant to this Section 7.3 (Sales Milestones) is […***…)].

Table 7.3 – Sales Milestones
Sales Milestone	Sales Milestone Payment
First Calendar Year in which total annual Net Sales for a given Licensed Product in a single Calendar Year in the Field in the Territory meet or exceed $[…***…]	$[…***…]
First Calendar Year in which total annual Net Sales for a given Licensed Product in a single Calendar Year in the Field in the Territory meet or exceed $[…***…]	$[…***…]
First Calendar Year in which total annual Net Sales for a given Licensed Product in a single Calendar Year in the Field in the Territory meet or exceed $[…***…]	$[…***…]
Maximum Sales Milestone Payments	$[…***…]

If two (2) or more Sales Milestones are achieved in the same Calendar Year, then payment of the corresponding Sales Milestone Payments will be concurrently due for all such achieved Sales Milestones. If […***…], then […***…]. For clarity, […***…] shall not be deemed “Net Sales” for purposes of […***…], but, for clarity, […***…] shall be deemed “Net Sales” for purposes of calculating […***…].

7.4
Payments for the […***…] Licensed Product. Each Milestone Payment will be paid […***…] regardless of whether […***…] and regardless of […***…].

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7.5
Royalty Payments.
7.5.1
Royalty Rates. Subject to the terms and conditions of this Agreement (including […***…], Section 7.5.2 (Provisions Applicable to Royalty Payments), Section 7.6 (Biosimilar Competition), Section 7.7 (Expiration of Valid Claims), Section 7.8 (Royalty Floor), Section 7.9 (Stacking), Section 7.10 (Compulsory Licenses; Inflation Reduction Act), […***…], […***…], and […***…]), during the applicable Royalty Term with respect to a given Licensed Product, BMS will pay to Janux, for each applicable Calendar Year, a tiered royalty on annual Net Sales of such Licensed Product sold by BMS (or any of its Related Parties) in the Field in the Territory in such Calendar Year (excluding Net Sales of such Licensed Product in any country in the Territory for which the Royalty Term for such Licensed Product in such country has expired), on a Licensed Product-by-Licensed Product and country-by-country basis, based on the royalty rates as set forth in Table 7.5.1 (Royalties for Licensed Products).

Table 7.5.1 –Royalties for Licensed Products
Net Sales Thresholds	Royalty Rates for a given Licensed Product*
On the portion of aggregate Net Sales of a given Licensed Product in a given Calendar Year in the Territory that is less than or equal to $[…***…]	[…***…]%
On the portion of aggregate Net Sales of a given Licensed Product in a given Calendar Year in the Territory that is greater than $[…***…] but less than or equal to $[…***…]	[…***…]%
On the portion of aggregate Net Sales of a given Licensed Product in a given Calendar Year in the Territory that is greater than $[…***…] but less than or equal to $[…***…]	[…***…]%
On the portion of aggregate Net Sales of a given Licensed Product in a given Calendar Year in the Territory that is greater than $[…***…]	[…***…]%

*royalty rates are subject to reduction pursuant to the terms of this Agreement

7.5.2
Provisions Applicable to Royalty Payments.
(a)
BMS’s royalty obligations to Janux under this Section 7.5 (Royalty Payments) shall apply on a Licensed Product-by-Licensed Product and country-by-country basis only during the applicable Royalty Term for such Licensed Product in such country. Following expiration of the applicable Royalty Term for a given Licensed Product in a given country, as applicable, no further royalties will be payable in respect of sales of such Licensed Product in such country and, from and after the expiration of such Royalty Term, the license granted to BMS

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hereunder with respect to such Licensed Product in such country will automatically become perpetual, irrevocable, fully paid-up and royalty-free. For clarity, with respect to each Licensed Product and a country in the Territory, no Royalty Payments shall be due or payable on any future sales of such Licensed Product in such country held in inventory (i.e., that have not been sold as determined in accordance with Accounting Standards) as of the date of expiration of the Royalty Term for such Licensed Product in such country.

(b)
The applicable royalty rates set forth in the table above will apply only to that portion of the annual Net Sales of the applicable Licensed Product during a given Calendar Year that falls within the indicated range. For clarity, (i) if no royalty is payable on a given unit of Licensed Product (e.g., following the Royalty Term for a given Licensed Product in a given country), then the Net Sales of such unit of Licensed Product shall not be included for purposes of determining the royalties or royalty tiers, (ii) Net Sales of a given Licensed Product will not be combined with Net Sales of any other Licensed Product for purposes of determining the royalties or royalty tiers, and (iii) with respect to each unit of the Licensed Product for which a royalty is payable, only one royalty shall be payable by BMS to Janux for the sale of such unit of Licensed Product.
(c)
For the purpose of this Section 7.5 (Royalty Payments), any […***…] received by BMS (or any of its Related Parties) during the Royalty Term for a given Licensed Product in a given country in a given Calendar Year shall be deemed “aggregate Net Sales” of such Licensed Product in such country in such Calendar Year.
7.6
Biosimilar Competition. On a Licensed Product-by-Licensed Product and country-by-country basis, if a Biosimilar Product(s) to such Licensed Product is sold in such country, the royalty rate otherwise applicable to the Net Sales of such Licensed Product in such country will be reduced as follows in any […***…]: (a) by […***…] if in such […***…] the unit volume of such Biosimilar Product(s) (in the aggregate) sold in such country exceeds […***…] of the unit volume of such Biosimilar Product(s) and such Licensed Product sold in such country, and (b) by […***…] if in such […***…] the unit volume of such Biosimilar Product(s) (in the aggregate) sold in such country exceeds […***…] of the unit volume of such Biosimilar Product(s) and such Licensed Product sold in such country. Unit volumes will be determined by a well-known reporting service agreed by the Parties, acting reasonably (e.g., IMS International); provided that, for clarity, there may be different reporting services in different countries.
7.7
Expiration of Valid Claims. On a Licensed Product-by-Licensed Product and country-by-country basis (i.e., the applicable country in which such Licensed Product is sold), […***…] there is no Valid Claim in such country that Covers the sale of the Licensed Compound contained in such Licensed Product in such country, the royalty rate otherwise applicable to the Net Sales of such Licensed Product in such country […***…] will be reduced by […***…].
7.8
Royalty Floor. Notwithstanding anything to the contrary herein, but without prejudice to […***…] or […***…] (and, for clarity, the provisions

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of this Section 7.8 (Royalty Floor) shall not apply to any reductions pursuant to such Sections), in no event will (a) the aggregate Royalty Payments that are payable pursuant to Section 7.5 (Royalty Payments) in any […***…] be reduced, as a result of Section […***…], individually or in combination, below […***…] of the aggregate Royalty Payments otherwise payable pursuant to Section 7.5.1 (Royalty Rates) in such […***…] and (b) the aggregate Royalty Payments that are payable pursuant to Section […***…], individually or in combination, below […***…] of the aggregate Royalty Payments otherwise payable pursuant to Section 7.5.1 (Royalty Rates) in such […***…]; provided that the foregoing floors will not apply to Royalty Payments based on Net Sales under […***…]. […***…].

7.9
Stacking. If BMS (or any of its Related Parties) obtains a right or license under any Patent, Know-How or other intellectual property of a Third Party (whether prior to, or after, the Effective Date), where […***…], would result in a payment to such Third Party, then BMS may deduct from the Royalty Payments that would otherwise have been due hereunder for the applicable […***…], an amount equal to […***…] of […***…] payable by BMS (or any of its Related Parties) to such Third Party for such right or license (or the exercise thereof) that are attributable to […***…]. Notwithstanding the foregoing, the royalty floor in clause (b) of Section 7.8 (Royalty Floor) will apply to the reductions pursuant to this Section 7.9 (Stacking); provided that, […***…]

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[…***…].

7.10
Compulsory Licenses; Inflation Reduction Act.
(a)
If a Compulsory License is granted to a Third Party with respect to a Licensed Product in any country in the Territory with a royalty rate lower than the royalty rate that otherwise would be applicable as set forth in the chart in Section 7.5.1 (Royalty Rates) to such Licensed Product in such country (as adjusted pursuant to Section 7.6 (Biosimilar Competition) and Section 7.7 (Expiration of Valid Claims)), then the royalty rate applicable to Net Sales of such Licensed Product in such country that would otherwise be applicable as set forth in the chart in Section 7.5.1 (Royalty Rates) (as adjusted pursuant to Section 7.6 (Biosimilar Competition) and Section 7.7 (Expiration of Valid Claims)) shall be reduced to […***…].
(b)
In addition, with respect to the U.S., in the event that, during the Royalty Term for a Licensed Product in the U.S., the U.S. Department of Health and Human Services designates such Licensed Product as a selected drug subject to maximum fair price negotiation under the Inflation Reduction Act (or similar regime), then the Parties will negotiate in good faith a royalty rate reduction (to the rates that would otherwise be applicable as set forth in the chart in as set forth in the chart in Section 7.5.1 (Royalty Rates)) applicable to Net Sales of such Licensed Product in the U.S. based on the change in average gross selling price before and after the effectiveness of any maximum fair price, which shall not be lower than […***…] of the otherwise applicable royalty rate; provided that if the Parties are unable to agree on such rate reduction pursuant to this Section 7.10(b) within […***…], then, at the request of either Party, such reduction will be finally determined in accordance with Schedule 14.1 (Baseball Arbitration).
7.11
Royalty Payments and Reports. BMS will calculate all Royalty Payments payable to Janux pursuant to Section 7.5 (Royalty Payments) with respect to Net Sales of each Licensed Product at the end of each […***…], which amounts will be converted to Dollars at such time in accordance with Section 7.14 (Currency Conversion). BMS will pay to Janux the Royalty Payments due for Net Sales during a given […***…] within […***…]. Each Royalty Payment due to Janux will be accompanied by a statement setting forth, on a Licensed Product-by-Licensed Product and country-by-country basis: (a) the amount of gross sales, (b) the amount of Net Sales, (c) the basis for any reductions pursuant to Section 7.6 (Biosimilar Competition), Section 7.7 (Expiration of Valid Claims), Section 7.9 (Stacking) and Section 7.10 (Compulsory Licenses; Inflation Reduction Act), (d) the Royalty Payment due hereunder, and (e) the exchange rate(s) used.

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7.12
Janux Third Party Agreements and Other Third Party License Agreements.
7.12.1
Subject to (a) the remaining provisions of this Section 7.12 (Janux Third Party Agreements and Other Third Party License Agreements) (with respect to BMS’s payment obligations with respect to certain payments under Opt-In Janux New In-License Agreements) and (b) any payment obligations of […***…] under […***…] as set forth in Section 6.5 […***…], […***…] will […***…].
7.12.2
If either (a) Janux (or any of its Affiliates) becomes aware of any Know-How or Patents of any Third Party (other than Know-How or Patents previously included in the Janux Licensed IP Rights) that would, if Controlled by Janux, be included in the Janux Licensed IP Rights (and that are not otherwise owned or controlled (through license or otherwise) by BMS or any of its Related Parties) (such Know-How or Patents, the “Janux Identified Third Party IP”) or (b) BMS (or any of its Affiliates) determines to seek a license, after the Effective Date, under any Know-How or Patents of any Third Party specifically for use by BMS (or its Related Parties) in the Exploitation of Licensed Compounds or Licensed Products (but excluding solely with respect to any Other Component of a Combination Product or Combination Therapy) hereunder (such Know-How or Patents, the “BMS Identified Third Party IP” and together with any Janux Identified Third Party IP, the “Identified Third Party IP”), then such Party shall promptly notify the other Party (but in all cases prior to commencing any negotiations for such Identified Third Party IP) thereof in writing (through the IP Contacts), and following such notification, the Parties shall discuss such Identified Third Party IP. Unless otherwise agreed by the Parties in writing, if such Identified Third Party IP is necessary to use or practice the Janux Platform Technology generally (and not specifically in connection with (i) any Licensed Compound(s) (or […***…] T-Cell Engagers generally) or Licensed Product(s) (or […***…] T-Cell Engager Products generally), in each case in its entirety, (ii) any component that is specific to a Licensed Compound(s) (or […***…] T-Cell Engagers generally) or Licensed Product(s) (or […***…] T-Cell Engager Products generally) (e.g., […***…]), (iii) […***…] or any Cleared Target or (iv) any other component of a Licensed Compound (or T-Cell Engagers generally) that is not a […***…]) (the “Necessary Identified Third Party Platform IP”), then […***…]. For clarity, Identified Third Party IP that is both (A) necessary to use or practice the Janux Platform Technology generally and (B) necessary to use or practice any Janux Platform Arising Know-How or Joint Platform Arising Know-How will be considered Necessary Identified Third Party Platform IP. If […***…] does not […***…] within […***…], then […***…]. With respect to all other Identified Third Party IP, BMS (or its Affiliate) shall have the […***…] right, but not the obligation, to enter into a license with the applicable Third Party to acquire a license under such Identified Third Party IP. If BMS (or its Affiliate) does not enter into

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such license within […***…], then either Party (or its Affiliate) may enter into a license agreement with the applicable Third Party to acquire a license under such Identified Third Party IP.

7.12.3
If Janux or any of its Affiliates will seek a license for any Identified Third Party IP, then Janux shall keep BMS reasonably informed with respect to the negotiation of any such license agreement (including by describing the payments that Janux would be obligated to pay in connection with the exercise of a sublicense by BMS or any of its Related Parties under such Identified Third Party IP and other obligations under such proposed agreement that would be applicable to BMS as a sublicensee under such agreement) and shall provide a copy of such agreement to BMS prior to entering into such agreement, and Janux shall consider comments of BMS with respect thereto in good faith. In all cases, Janux shall negotiate such agreement in good faith, and shall use reasonable efforts to ensure that (a) the terms of such agreement do not disproportionately burden BMS or any Licensed Compounds or Licensed Products (financially or otherwise) as compared to any other products for which the Identified Third Party IP may be used, (b) Janux can sublicense its rights under the Identified Third Party IP to BMS (and its Related Parties) (through multiple tiers), (c) if BMS takes a sublicense thereunder, the terms of such agreement do not restrict or limit in any way BMS’s (or any of its Affiliate’s) business or activities outside of this Agreement (e.g., neither BMS nor any of its Affiliates would be subject to any non-competes or other similar provisions), and (d) the agreement with the Third Party includes a provision such that if such agreement is terminated, BMS, at its discretion, has the right to obtain a direct license from the Third Party on substantially the same terms. Janux shall provide to BMS a copy of the final agreement between Janux (or its Affiliate) and the Third Party for the applicable Identified Third Party IP within […***…] after execution thereof (a “Potential Janux New In-License Agreement”).
7.12.4
If Janux (or any of its Affiliates) enters into a Potential Janux New-In License Agreement, such Potential Janux New In-License Agreement will not be considered a Janux In-License Agreement, and the applicable Identified Third Party IP licensed to Janux (or its Affiliate) thereunder will not be considered Controlled by Janux or its Affiliate and included in Janux Licensed IP Rights (provided that such Identified Third Party IP was not previously Controlled by Janux or any of its Affiliates), unless and until, at any time after the receipt of a copy of the executed Potential Janux New In-License Agreement, BMS provides written notice to Janux that (A) it wants a sublicense under the Potential Janux New In-License Agreement and (B) unless […***…], BMS agrees to reimburse Janux for one hundred percent (100%) of all royalty payments and milestone payments thereunder to the extent attributable to the Development, Manufacture or Commercialization of Licensed Compounds or Licensed Products by BMS (or its Related Parties) hereunder during the Term (or during the BMS Wind-Down Period or after the expiration (but not termination) of this Agreement, as applicable) (the “New Third Party IP Pass-Through Payments”) […***…], in which case (a) the Potential Janux New In-License Agreement shall become a Janux In-License Agreement hereunder (an “Opt-In Janux New In-License Agreement”), (b) such Identified Third Party IP thereunder shall be included in the Janux Licensed Patents and Janux Licensed Know-How, as applicable, and sublicensed to BMS hereunder, which sublicense shall be subject to the applicable terms and conditions of such Opt-In Janux New In-License Agreement applicable to sublicensees, and (c) BMS shall (i) at the written requests of

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Janux, provide Janux, in a timely manner as necessary for Janux to comply with its obligations under such Opt-In Janux New In-License Agreement, with the applicable information in BMS’s possession and Control related to the Licensed Products needed to determine the requirement to make, and the amount of, any New Third Party IP Pass-Through Payment thereunder, and (ii) within […***…], reimburse Janux for one hundred percent (100%) of each such New Third Party IP Pass-Through Payment under the Opt-In Janux New In-License Agreement paid by Janux to the Third Party (provided that […***…]). Notwithstanding the foregoing, in the event that […***…], then […***…].

7.12.5
Prior to the time that BMS elects, or if BMS never elects, for a given Potential Janux New In-License Agreement to be an Opt-In Janux New In-License Agreement as set forth in Section 7.12.5, such Identified Third Party IP under such Potential Janux New In-License Agreement will be deemed not to be Controlled by Janux and will be excluded from the Janux Licensed IP Rights (provided that such Identified Third Party IP was not previously Controlled by Janux or any of its Affiliates), and the Potential Janux New In-License Agreement will be deemed not to be a Janux In-License Agreement.
7.12.6
If BMS (or any of its Related Parties) enters into an agreement with a Third Party for any Identified Third Party IP in accordance with the terms of this Section 7.12 (Janux Third Party Agreements and Other Third Party License Agreements), and if such Identified Third Party IP is Necessary Identified Third Party Platform IP, then […***…]. For clarity, if BMS (or any of its Related Parties) enters into an agreement with a Third Party for any Identified Third Party IP, and if such Identified Third Party IP is not Necessary Identified Third Party Platform IP for which the foregoing provisions of this Section 7.12.6 apply, then the provisions of Section 7.9 (Stacking) shall apply.
7.12.7
For clarity, (a) the foregoing provisions of this Section 7.12 shall be subject to the provisions of Section 8.8 (Defense of Third Party Infringement Claims from Exploitation of Licensed Product), Sections 9.2.8 (Infringement of Third Party IP), 10.1 (Indemnification by Janux), 10.2 (Indemnification by BMS), 10.3 (Indemnification Procedures), and (b) the foregoing provisions of this Section 7.12 shall not limit or restrict in any way (including that BMS shall not be required to (but may, in its discretion) provide any notices to Janux pursuant to Section 7.12.2)

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the rights of BMS (or any of its Affiliates) to negotiate or enter into any license or other agreement with any Third Party for any Know-How, Patents or other intellectual property (including Janux Identified Third Party IP or BMS Identified Third Party IP, as applicable) that BMS or its Affiliate obtains or licenses for the purpose of using with any compounds or products other than Licensed Compounds or Licensed Products (even if such Know-How, Patents or other intellectual property may potentially also be used for Licensed Compounds or Licensed Products); provided that, for clarity, if BMS (or any of its Related Parties) uses such Know-How, Patents or other intellectual property with respect to any Licensed Compounds or Licensed Products, then […***…], to the extent applicable.

7.13
Taxes and Withholding
7.13.1
Indirect Taxes. The Parties agree to cooperate with one another and use reasonable efforts to ensure that sales, use, consumption, value added or other similar taxes (“Indirect Taxes”) in respect of any payments made by BMS to Janux (or any of its Affiliates) under this Agreement do not represent an unnecessary cost in respect of payments made under this Agreement. All sums payable under this Agreement are exclusive of Indirect Taxes. All Indirect Taxes shall be borne by BMS. In the event that any Indirect Tax is required to be paid in respect of any payment made by BMS to Janux (or any of its Affiliates) under this Agreement, BMS will pay such Indirect Tax directly to Janux, as applicable in addition to any other payments due to Janux; provided that, Janux and its Affiliates shall use commercially reasonable efforts to obtain a refund of or a credit with respect to any such Indirect Tax to which it may be entitled under Applicable Law, and in the event that any Indirect Tax is later credited to offset otherwise currently payable taxes or refunded to Janux or any of its Affiliates, Janux will reimburse BMS within […***…] for the credited or refunded amount. In the event that any Indirect Tax is owed in any jurisdiction in respect of any payment made by BMS to Janux (or any of its Affiliates) under this Agreement, Janux will provide, or will cause to be provided, to BMS tax invoices showing the correct amount of Indirect Tax in respect of such payments hereunder and BMS will pay the amount of Indirect Tax shown on such invoice promptly upon receipt of such invoice directly or to Janux, as applicable.
7.13.2
Withholding Tax Matters. Janux shall provide, and shall cause its applicable Affiliates to provide, to BMS a valid and duly executed Form W-9 or Form W-8, as applicable, prior to the due date of the first payment under this Agreement. Except as provided in this Section 7.13.2 (Withholding Tax Matters), if BMS is required to make a payment to Janux (or any of its Affiliates) subject to a deduction of tax or withholding tax, then the sum payable by BMS (in respect of which such deduction or withholding is required to be made) will be made to Janux (or its applicable Affiliate) after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount will be remitted to the applicable Governmental Authority in accordance with Applicable Law and will be treated for purpose of this Agreement as having been paid to Janux (or its applicable Affiliate). BMS agrees to reasonably cooperate with Janux in obtaining official tax certificates or other evidence of such withholding and in claiming refunds or exemptions from such deductions or withholdings under Applicable Law. Notwithstanding the foregoing, the Parties acknowledge and agree that if BMS is required to make a payment to Janux subject to a deduction or withholding of tax, and if such deduction or withholding obligation arises or is increased solely as a result of the assignment or transfer of all or a portion of this Agreement by BMS, or a Change of Control of BMS, or BMS exercising its

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rights or performing its obligations through an Affiliate, Sublicensee, subcontractor, or other Third Party (each a “Withholding Tax Action”), then notwithstanding anything to the contrary herein, the payment by BMS (in respect of which such deduction and withholding of tax is required to be made) shall be increased to take into account such increased withholding taxes as may be necessary to ensure that, after making all required withholdings (including withholdings on additional amounts), Janux (or its Affiliate) receives an amount equal to the same amount that it would have received had no Withholding Tax Action occurred; provided, however, that BMS will have no obligation to pay any additional amount under this Section 7.13.2 (Withholding Tax Matters) to the extent that such new or increased withholding tax is refunded to Janux (or its Affiliate), or if such new or increased withholding tax is due to a change in Applicable Law or an action of Janux (or its Affiliate) following the occurrence of a Withholding Tax Action; provided further that, Janux and its Affiliates shall use commercially reasonable efforts to obtain a refund of or a credit with respect to any such withholding tax to which it may be entitled under Applicable Law, and if Janux (or its Affiliates) claims a credit to offset otherwise currently payable taxes or receives any refund or repayment in respect of any tax withheld, it shall as soon as practicable make a payment to BMS of such amount as shall leave Janux in the same position it would have been in had there been no such deduction or withholding.
7.13.3
Cooperation. Each Party shall use commercially reasonable efforts to provide information or documentation requested by the other Party that is in such Party’s possession or reasonably available to such Party, […***…], reasonably necessary for purposes of seeking any exemption, deduction, credit or similar tax benefit with respect to any Licensed Product or Licensed Compound or the transactions described in this Agreement; provided, however, that neither Party shall be required to share its tax returns or information such Party reasonably deems to be confidential with the other Party, and neither Party shall be required to provide information already in the requesting Party’s possession or reasonably available to the requesting Party. Without limiting the foregoing, Janux and its Affiliates shall use commercially reasonable efforts to cooperate with BMS as reasonably requested by BMS, and take such actions as reasonably requested by BMS, in order to (a) obtain a credit or refund of (i) any Indirect Taxes, or (ii) of any additional deduction or withholding of taxes as a result of a Withholding Tax Action, as applicable, and (b) minimize (i) any Indirect Taxes, or (ii) any additional deduction or withholding of taxes as a result of a Withholding Tax Action, as applicable, including making such filings and taking such other actions as requested by BMS.
7.14
Currency Conversion. All payments hereunder will be made in Dollars. For the purpose of calculating any sums due by a Party under, or otherwise reimbursable to a Party pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), any amount expressed in a foreign currency will be converted into Dollars in a manner consistent with such Party’s normal practices used to prepare its audited financial statements for external reporting purposes, in accordance with Accounting Standards.
7.15
General Payment Procedures. Unless otherwise expressly payable in certain time frames as provided in this Agreement, the receiving Party will invoice the paying Party for all amounts due to such receiving Party under this Agreement, and such payments will be made within […***…]. Each payment hereunder will be made by electronic transfer in immediately available funds to an account designated in writing by the Party receiving the payment.

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7.16
[…***…] Rights. Notwithstanding anything to the contrary herein, BMS shall have the right to […***…] under or in connection with this Agreement […***…] under this Agreement. Such […***…] shall be in addition to any other rights or remedies available under this Agreement and Applicable Law.
7.17
Records; Audits.
7.17.1
Records. BMS will and will cause its Related Parties to keep full, true, and accurate records and books of account containing all particulars that may be necessary for the purpose of confirming the accuracy of, and calculating, as applicable, all Royalty Payments and Sales Milestone Payments during the Term and for […***…] thereafter or such longer period as required by Applicable Law. All reports and financial information of BMS, its Affiliates and Sublicensees which are provided to or are subject to review by Janux under this Article 7 (Payments) will be deemed BMS’s Confidential Information.
7.17.2
Audits. Janux will have a right to audit BMS and its Affiliates in order to confirm the accuracy of the foregoing as provided in this Section 7.17 (Records; Audits) (an “Audit”); provided, however, that Janux will only have the right to conduct such Audit […***…] during any given […***…] and may not Audit the same records or books more than […***…], and may only Audit the records or books during […***…]. Upon the written request of Janux to Audit BMS, Janux will engage an independent, internationally recognized accounting firm reasonably acceptable to BMS (and in no event shall such accounting firm be compensated in whole or in part on a contingent fee arrangement) to perform a review as is reasonably necessary to enable such accounting firm to calculate or otherwise confirm the accuracy of the applicable Royalty Payments and Sales Milestone Payments payable to Janux hereunder (including records of Net Sales), in each case, for the Calendar Year(s) requested by Janux; provided that (a) such accounting firm will be given access to, and will be permitted to examine and copy such books and records of BMS upon […***…] prior written notice to BMS, and at all reasonable times on Business Days, (b) prior to any such examination taking place, such accounting firm will enter into a confidentiality agreement with BMS reasonably acceptable to BMS in order to keep all information and data contained in such books and records strictly confidential and only use the same for the purpose of the reviews, preparation of any audit reports or findings, or calculations that they need to perform in order to determine any amounts being reviewed, and (c) such accounting firm will use reasonable efforts to minimize any disruption to BMS’s business. BMS will make applicable personnel reasonably available during regular business hours to answer queries on all such books and records to the extent required for the purpose of the Audit. The accounting firm shall not disclose BMS’s Confidential Information to Janux but shall only report whether the financial reports provided by BMS, and the amount of Royalty Payments and Sales Milestone Payments made by BMS, are correct or not, and the actual amounts due and payable for the period audited. No other information shall be shared. The accounting firm will deliver a copy of their findings to

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each of the Parties within […***…], and, unless BMS invokes the dispute resolution mechanism set forth in Section 7.17.4 (Audit Dispute) within […***…] of BMS’s receipt of such finding, the findings of such accounting firm will be final and binding on each of the Parties.

7.17.3
Overpayments/Underpayments. Any undisputed underpayments by BMS will be paid to Janux within […***…]. Any undisputed overpayments made by BMS will be refunded by Janux within […***…]. The cost of the accounting firm will be the responsibility of Janux unless the accounting firm’s calculation shows that the actual Royalty Payments or Sales Milestone Payments payable by BMS were underpaid by BMS for the period subject to the Audit by more than […***…], in which case, BMS will reimburse Janux for the reasonable cost of the accounting firm for such Audit.
7.17.4
Audit Dispute. In the event of a dispute by BMS with respect to any audit under Section 7.17.2 (Audits), Janux and BMS shall work in good faith to resolve such dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within […***…], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Expert”). The decision of the Audit Expert shall be final and binding, and the costs of such resolution as well as the initial audit shall be borne between the Parties in such manner as the Audit Expert shall determine. If such decision concludes that (a) additional amounts were owed by BMS to Janux, BMS shall pay the additional amounts; or (b) excess payments were made by BMS to Janux, Janux shall reimburse such excess payments, in either case ((a) or (b)), within […***…].
7.18
Late Payments. Any undisputed payments that are not paid within […***…] shall bear interest at an annual rate equal to the lesser of (a) […***…] and (b) the highest rate permitted by Applicable Law, in each case ((a) or (b)), calculated on the number of days such payment is delinquent, compounded […***…]; provided that, with respect to any disputed payments (or with respect to any payments that are being audited pursuant to Section 7.17 (Records; Audits)), no interest payment will be due on the disputed (or audited) amount until such dispute (or audit) is resolved in favor of the Party to whom the payment is owed, and the interest that will be payable thereon will be based on the finally-resolved amount of such payment, calculated from the date […***…] (or, with respect to an audit, […***…], including pursuant to Section 7.17.4 if applicable) through the date on which payment is actually made.
7.19
[…***…]

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[…***…]

ARTICLE 8

Intellectual Property Matters
8.1
IP Contacts. Each Party will designate a patent counsel representative(s) who will be responsible for coordinating the activities between the Parties in accordance with this Article 8 (Intellectual Property) (each an “IP Contact”). Each Party’s IP Contact must (a) hold an active and valid registration number with the United States Patent and Trademark Office, and (b) be licensed as an attorney in the United States or operate under the supervision of someone who is licensed as an attorney in the United States. Each Party will designate its initial IP Contact within […***…] and will promptly thereafter notify the other Party of such designation. Each Party will promptly notify the other Party of any substitution of another person as its IP Contact.
8.2
Ownership.
8.2.1
Background IP. As between the Parties, and except with respect to any Arising IP Rights (which is addressed in Section 8.2.2 (Arising IP Rights)) and subject to the rights and licenses granted by one Party to the other Party hereunder: (a) Janux will retain all of its rights, title, and interest in and to any Patent, Know-How, and other intellectual property right owned or Controlled by Janux or any of its Affiliates as of the Effective Date or generated or obtained by or on behalf of Janux or any of its Affiliates during the Term outside of the scope of performance of activities under this Agreement and (b) BMS will retain all of its rights, title, and interest in and to any Patent, Know-How, and other intellectual property right owned or Controlled by BMS or any of its Affiliates as of the Effective Date or generated or obtained by or on behalf of BMS or any of its Affiliates during the Term outside of the scope of performance of activities under this Agreement.

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8.2.2
Arising IP Rights.
(a)
Inventorship shall be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).
(b)
As between the Parties, all right, title and interest in and to any and all Janux Platform Arising Know-How, and all Janux Platform Arising Patents, will be solely owned by Janux. Subject to the terms and conditions of this Agreement, as between the Parties, Janux (or its Affiliate) shall be entitled to record in its own name Janux Platform Arising Patents.
(c)
As between the Parties, all right, title and interest in and to any and all BMS Arising Know-How, and all BMS Arising Patents, will be solely owned by BMS (or its designee). Subject to the terms and conditions of this Agreement, as between the Parties, BMS (or any of its designees) shall be entitled to record in its own (or its designee’s) name BMS Arising Patents.
(d)
All right, title and interest in and to any and all Joint Arising Know-How, all Joint Arising Patents, all Joint Platform Arising Know-How and all Joint Platform Arising Patents will be jointly owned by BMS and Janux such that each Party has an undivided interest in the entirety. Each Party (on behalf of itself and its Affiliates) hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign and does assign), to the other Party such right, title and interest worldwide in and to the Joint Arising Know-How, Joint Arising Patents, Joint Platform Arising Know-How and Joint Platform Arising Patents to effectuate such joint ownership (but in all cases, subject to the rights and licenses granted to BMS hereunder with respect thereto); provided that if such assignment is prohibited by Applicable Law, and also with respect to any Joint Arising Know-How, Joint Arising Patents, Joint Platform Arising Know-How and Joint Platform Arising Patents that are exclusively licensed to the applicable Party as described in Section 8.2.2(f), then the applicable Party shall grant, and hereby does grant, to the other Party a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such Party’s (and its Affiliates’) right, title and interest in and to such Joint Arising Know-How, Joint Arising Patents, Joint Platform Arising Know-How and Joint Platform Arising Patents (but in all cases, subject to the rights and licenses granted to BMS hereunder with respect thereto). Each Party shall reasonably assist the other Party in recording and perfecting such other Party’s rights in and to Joint Arising Know-How, Joint Arising Patents, Joint Platform Arising Know-How and Joint Platform Arising Patent. Subject to the terms and conditions of this Agreement (including the rights and licenses granted to BMS herein, as well as the provisions of Section 2.4 (Exclusivity)), (i) each Party may practice and license (through multiple tiers) (and may also assign its interest therein to its Affiliates and to Third Parties) the Joint Arising Know-How and Joint Arising Patents for any purposes (including for any purpose outside of this Agreement) without the consent of, or a duty of accounting to, the other Party, and to the extent such consent is required under any Applicable Law, it is hereby granted, and (ii) each Party may practice and license (through multiple tiers) the Joint Platform Arising Know-How and Joint Platform Arising Patents for any purposes (including for any purpose outside of this Agreement) without the consent of, or a duty of accounting to, the other Party, and to the extent such consent is required under any Applicable Law, it is hereby granted. Subject to the terms and conditions of this Agreement (including the rights and licenses granted to BMS herein, as well as the provisions of Section 2.4 (Exclusivity)), (A) Janux may assign its interest in the Joint

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Platform Arising Know-How and Joint Platform Arising Patents to its Affiliates and to Third Parties without the consent of, or a duty of accounting to, BMS, and to the extent such consent is required under any Applicable Law, it is hereby granted, (B) BMS may assign its interest in the Joint Platform Arising Know-How and Joint Platform Arising Patents to its Affiliates without the consent of, or a duty of accounting to, Janux, and to the extent such consent is required under any Applicable Law, it is hereby granted, and (C) BMS may not assign its interest in the Joint Platform Arising Know-How or Joint Platform Arising Patents to any Third Party without Janux’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except that BMS may, without Janux’s consent (and to the extent such consent is required under any Applicable Law, it is hereby granted), and without a duty of accounting to Janux, assign its interest therein to any of its (or its Affiliate’s) successors in interest in connection with its (or its Affiliate’s) merger, consolidation, or sale of all or substantially all of its (or its Affiliate’s) assets or that portion of its business pertaining to the subject matter of this Agreement, directly or indirectly, provided that BMS also assigns this Agreement to such successor in interest.
(e)
Janux shall promptly disclose to BMS (through the IP Contacts or JSC) in writing any Arising Know-How that is developed, discovered, created, generated or conceived solely or jointly by or on behalf of Janux or its Affiliates. BMS shall promptly disclose to Janux in writing (through the IP Contacts or JSC) any Joint Platform Arising Know-How or Joint Arising Know-How that is developed, discovered, created, generated or conceived solely or jointly by or on behalf of BMS or its Affiliates. Notwithstanding the foregoing, neither Party shall be required to disclose any Arising Know-How to the other Party pursuant to this Section 8.2.2(e) that has been previously disclosed by such Party to the other Party pursuant to another Section of this Agreement.
(f)
Janux will require its Related Parties, and all of its or its Related Parties’ employees, independent contractors and agents involved in the Exploitation of Licensed Compounds or Licensed Products (including, in all cases, any Third Party performing activities on behalf of Janux (or any of its Affiliates) under the Joint Development Plan or pursuant to Article 6 (Manufacturing)) to (i) assign (or, to the extent Janux is unable to obtain such assignment, grant an exclusive license to Janux (or its Affiliate) under) all of its or their right, title and interest in or to any Janux Arising Patents, Janux Arising Know-How, Joint Arising Know-How, Joint Arising Patents, Joint Platform Arising Know-How and Joint Platform Arising Patents to Janux (including for further assignment (or license) to BMS pursuant to the foregoing provisions of this Section 8.2.2 (Arising IP Rights), as applicable) and (ii) cooperate and take all additional ministerial actions and to execute such agreements, instruments and documents as may be reasonably required to perfect Janux’s or BMS’s, as applicable, right, title and interest (or license, as applicable) in and to such Arising IP Rights as allocated in accordance with this Section 8.2.2 (Arising IP Rights). BMS will require its Related Parties, and all of its or its Related Parties’ employees, licensees, sublicensees, independent contractors and agents involved in the Exploitation of Licensed Compounds or Licensed Products to (A) assign (or, to the extent BMS is unable to obtain such assignment, grant an exclusive license to BMS (or its Affiliate) under) all of its or their right, title and interest in or to any Joint Platform Arising Know-How, Joint Platform Arising Patents, Joint Arising Know-How and Joint Arising Patents to BMS (including for further assignment (or license) to Janux pursuant to the foregoing provisions of this Section 8.2.2 (Arising IP Rights), as applicable) and (B) cooperate and take all additional actions and to execute such agreements,

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instruments and documents as may be reasonably required to perfect BMS’s or Janux’s, as applicable, right, title and interest (or license, as applicable) in and to such Arising IP Rights as allocated in accordance with this Section 8.2.2 (Arising IP Rights).
8.3
Prosecution and Maintenance of Janux Licensed Patents, Joint Arising Patents and Joint Platform Arising Patents.
8.3.1
Janux Licensed Patents (other than Janux Platform Patents) and Joint Arising Patents. Subject to Section 8.3.4 (Cooperation), BMS (or its designee) will have the […***…] right (but not the obligation) and discretion to Prosecute all Janux Licensed Patents (excluding the Janux Platform Patents) and Joint Arising Patents (such Janux Licensed Patents and Joint Arising Patents, collectively, the “Product Patents”), […***…]. BMS shall promptly notify Janux if it intends to discontinue the prosecution and maintenance of a Product Patent at least […***…] prior to the irrevocable abandonment of such Patent in any jurisdiction where filed, […***…], Janux shall […***…] have the […***…] right to prosecute and maintain such Patent in such jurisdiction, […***…].
8.3.2
Janux Platform Patents and Joint Platform Arising Patents. Subject to Section 8.3.4 (Cooperation) and the remainder of this Section 8.3.2 (Janux Platform Patents and Joint Platform Arising Patents), Janux shall have the […***…] right (but no obligation) and discretion to Prosecute all Janux Platform Patents and Joint Platform Arising Patents, […***…]; provided that (a) […***…], and (b) […***…]; provided that, if Janux notifies BMS in writing within […***…], as applicable, in a given […***…] that Janux does not want to file such Janux Platform Patent or Joint Platform Arising Patent, as applicable, in […***…], then BMS (or its designee) shall thereafter have the right (but not the obligation), in its discretion, to file and thereafter continue to prosecute and maintain such Janux Platform Patent or Joint Platform Arising Patent, as applicable, in such […***…]. With respect to a given Janux Platform Patent or Joint Platform Arising Patent […***…], Janux shall promptly notify BMS if it desires to discontinue the prosecution or maintenance of such Janux Platform Patent or Joint Platform Arising Patent […***…], but may not do so without the prior written consent of BMS (such

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consent not to be unreasonably withheld, conditioned or delayed). If Janux (or its Affiliate) has filed a given Janux Platform Patent or Joint Platform Arising Patent […***…] and Janux (or its Affiliate) desires to discontinue the prosecution and maintenance of such Janux Platform Patent or Joint Platform Arising Patent, as applicable, […***…], then Janux shall promptly notify BMS thereof (and in all cases, at least […***…] prior to the abandonment of such Janux Platform Patent or Joint Platform Arising Patent, as applicable, […***…]), in which case, BMS (or its designee) shall thereafter have the right to prosecute and maintain such Janux Platform Patent or Joint Platform Arising Patent, as applicable, […***…].

8.3.3
BMS Arising Patents. Subject to Section 8.3.4 (Cooperation) (with respect to any BMS Arising Patent that claims or first discloses Janux Platform Arising Know-How or Joint Platform Arising Know-How), BMS (or its designee) will have the […***…] right (but not the obligation) and discretion to Prosecute all BMS Arising Patents, at its […***…] cost and expense.
8.3.4
Cooperation. The Party responsible for the Prosecution of the applicable (A) Product Patent, Janux Platform Patent or Joint Platform Arising Patent, as applicable, as set forth in Section 8.3.1 (Janux Licensed Patents (other than Janux Platform Patents) and Joint Arising Patents) or Section 8.3.2 (Janux Platform Patents and Joint Platform Arising Patents), as applicable, or (B) BMS Arising Patent that claims or first discloses Janux Platform Arising Know-How or Joint Platform Arising Know-How (and, for clarity, not any other BMS Arising Patent) as set forth in Section 8.3.3 (BMS Arising Patents) (such Party responsible for Prosecution of the applicable Patent in the foregoing clause (A) or (B), as applicable, the “Prosecuting Party”) will keep the non-Prosecuting Party informed (through its IP Contact) of the status of all material actions taken with respect to the Prosecution of the applicable Patent, and in particular, will (a) provide the non-Prosecuting Party (through its IP Contact) with copies of all such Patents, as applicable, and other material submissions (including applications, amendments, submissions or responses) and correspondence with Governmental Authorities concerning such Patents, in sufficient time to allow for review and comment by the non-Prosecuting Party; and (b) provide the non-Prosecuting Party (through its IP Contact) with an opportunity to consult with the Prosecuting Party (through its IP Contact) regarding the filing and contents of any such application, amendment, submission, or response, and the suggestions and comments of the non-Prosecuting Party (through its IP Contact) will be considered by the Prosecuting Party in good faith; provided (i) the Prosecuting Party shall have the final decision making authority with respect to the filing and contents of such application, amendment, submission or response and (ii) the Parties will coordinate the filing dates of any patent applications that disclose the same Janux Platform Arising Know-How or Joint Platform Arising Know-How. If BMS is the Party responsible for the Prosecution of the applicable Product Patent (or Janux Platform Patent or Joint Platform Arising Patent, as applicable), then Janux (and its Affiliates) will cooperate with BMS (and its designees) in connection with such Prosecution, including (a) executing all documents necessary for BMS (or its designee) to Prosecute such Patents, and (b) if the Patent is in the name of Janux (or its Affiliate), making such filings and other submissions (including applications, amendments, submissions or responses) with the applicable Governmental Authorities as directed by BMS in connection with the Prosecution of such Patents. If any BMS personnel is an inventor on a Joint Platform Arising Patent, then BMS (and its Affiliates) will cooperate with Janux (and its designees) in connection

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with the Prosecution of such Joint Platform Arising Patent, including (a) executing all documents necessary for Janux (or its designee) to Prosecute such Patents, and (b) making such filings and other submissions (including applications, amendments, submissions or responses) with the applicable Governmental Authorities as directed by Janux in connection with the Prosecution of such Patents. The Parties shall cooperate to file into separate Patents claims for BMS Arising Know-How, Janux Arising Know-How, Joint Arising Know-How and Joint Platform Arising Know-How, as applicable.

8.4
Patent Linkage. BMS (or its designee) shall have the […***…] right to list all applicable Patents (including Janux Licensed Patents) for any Licensed Product required under the U.S. Public Health Service Act, and all similar listings in any other relevant countries, and Janux and its Affiliates shall have no right to do so; provided that BMS shall not list any Janux Platform Patent or Joint Platform Arising Patent without Janux’s prior written consent, […***…]. For the avoidance of doubt, BMS will retain final decision-making authority as to the listing of all applicable Patents for any Licensed Product in the Territory (except for any Janux Platform Patent or Joint Platform Arising Patent), regardless of which Party owns such Patent, and Janux shall reasonably assist BMS in connection therewith.
8.5
Enforcement of Intellectual Property Rights.
8.5.1
Notice. With respect to any infringement or threatened infringement by a Third Party of (i) any BMS Arising Patent that claims a Licensed Compound in its entirety as a […***…], (ii) any Product Patent, (iii) any Janux Platform Patent or (iv) any Joint Platform Arising Patent, including in each case ((i), (ii), (iii) and (iv)), (a) by any filing of a Biosimilar Application under the PHSA or other Applicable Law or (b) through the making (or having made), using (or having used), selling (or having sold), offering for sale (or having offered for sale), importing (or having imported) or other exploitation (or having exploited) of any […***…] T-Cell Engager Product or other product (an “Infringement”), if either Party learns of any Infringement, such Party shall promptly notify the other Party (through its IP Contact) thereof (provided that, for clarity, the following provisions of this Section 8.5 (Enforcement of Intellectual Property Rights) shall apply regardless of whether a Party provides such notice).
8.5.2
Infringement of Product Patents. BMS (or its designee) will have (i) the […***…] right ([…***…], including through the use of internal or outside counsel of its choice), but not the obligation, to institute, direct and control proceedings against any Infringement of any Product Patent, and (ii) the […***…] right ([…***…], including through the use of internal or outside counsel of its choice), but not the obligation, to defend any Product Patent from any claim of invalidity or unenforceability in connection therewith in the Territory, in each case at its sole expense. If BMS fails to institute a proceeding against any such Infringement or to defend any such claim of invalidity or enforceability within […***…] (or such shorter period as may be necessary to bring or defend and maintain such action without loss of rights), then Janux shall have the right, but not the obligation, to institute, direct and control proceedings against such Infringement and to defend against such claim of invalidity and enforceability, […***…]; provided that, notwithstanding the foregoing, if BMS notifies Janux in reasonable detail of its reasonable grounds

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for believing that Janux’s exercise of such rights as set forth in this this Section 8.5.2 (Infringements of Product Patents) would reasonably be expected to be detrimental to the patent protection of any Licensed Compound or Licensed Product, then the Parties shall discuss such reasonable grounds in good faith […***…].

8.5.3
Infringement of Janux Platform Patents and Joint Platform Arising Patents. With respect to any Infringement of any Janux Platform Patent or Joint Platform Arising Patent, the following shall apply:
(a)
Competitive Janux Platform Infringement.
(i)
With respect to any Infringement of a Janux Platform Patent or a Joint Platform Arising Patent, as applicable, by any […***…] T-Cell Engager (a “Competitive Janux Platform Infringement”), the Parties shall mutually discuss (through their respective IP Contacts) such Competitive Janux Platform Infringement and any proceedings to take with respect to such Competitive Janux Platform Infringement. Following such discussions, Janux will have (x) the first right (in its sole discretion, including through the use of internal or outside counsel of its choice), but not the obligation, to institute, direct and control proceedings against such Competitive Janux Platform Infringement of such Janux Platform Patent or Joint Platform Arising Patent, and (y) the first right (in its sole discretion, including through the use of internal or outside counsel of its choice), but not the obligation, to defend such Janux Platform Patent or Joint Platform Arising Patent from any claim of invalidity or unenforceability in connection therewith in the Territory, […***…].
(ii)
If (x) Janux fails to institute a proceeding against such Competitive Janux Platform Infringement of such Janux Platform Patent or Joint Platform Arising Patent, as applicable, or to defend any such claim of invalidity or enforceability, within […***…] (the “Janux Platform Enforcement Outside Date”) and (y) there are no other […***…], then BMS (or its designee) shall have the right, but not the obligation, to institute, direct and control any proceedings against such Competitive Janux Platform Infringement with respect to such Janux Platform Patent or Joint Platform Arising Patent, as applicable, in such country and to defend against any claim of invalidity and enforceability in connection therewith, at its sole expense (the “BMS Platform Infringement Backup Rights”); provided that, notwithstanding the foregoing, if Janux notifies BMS in writing (through the IP Contacts) prior to the Janux Platform Enforcement Outside Date that (A) Janux reasonably believes […***…]

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[…***…] and (B) as a result of the foregoing clause (A) Janux does not want BMS (or its designee) to exercise its BMS Platform Infringement Backup Rights with respect to such Competitive Janux Platform Infringement of such Janux Platform Patent or Joint Platform Arising Patent, as applicable, in such country, then (w) BMS (and its designees) shall not be permitted to exercise its BMS Platform Infringement Backup Rights with respect to such Competitive Janux Platform Infringement of such Janux Platform Patent or Joint Platform Arising Patent, as applicable, in such country, (x) […***…], (y) […***…], and (z) […***…].

(b)
Other Janux Platform Infringement. With respect to any Infringement of a Janux Platform Patent or Joint Platform Arising Patent, as applicable, other than a Competitive Janux Platform Infringement (an “Other Janux Platform Infringement”), the Parties shall mutually discuss (through their respective IP Contacts) such Other Janux Platform Infringement and any proceedings to take with respect to such Other Janux Platform Infringement (provided that Janux shall not be required to disclose to BMS specific details with respect to such Other Janux Platform Infringement to the extent such details are subject to Janux’s confidentiality obligations to a Third Party), and Janux shall consider BMS’s comments with respect thereto in good faith. Following such discussions, Janux (or its designee) shall have the sole right, […***…], to institute, direct and control such proceeding against the applicable Third Party with respect to such Other Janux Platform Infringement of the Janux Platform Patent or Joint Platform Arising Patent, as applicable, including the sole right, but not the obligation, to defend such Janux Platform Patent or Joint Platform Arising Patent, as applicable, from any claim of invalidity or unenforceability in connection therewith in the Territory.
8.5.4
Infringement of […***…]. With respect to any […***…], BMS will have (i) the […***…] right (in its […***…] discretion, including through the use of internal or outside counsel of its choice), but not the obligation, to institute, direct and control proceedings against any Infringement of such […***…], and (ii) the […***…] right (in its […***…] discretion, including through the use of internal or outside counsel of its choice), but not the obligation, to defend any such […***…] from any claim of invalidity or unenforceability in connection therewith in the Territory, in each case at its sole expense.
8.5.5
Cooperation in Enforcement Proceedings. The Parties will keep each other reasonably informed of the status of, and of their (or their designee’s, as applicable) respective activities regarding, any enforcement action against an Infringement pursuant to this

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Section 8.5 (Enforcement of Intellectual Property Rights). For any action by a Party (or its designee) pursuant to this Section 8.5 (Enforcement of Intellectual Property Rights) (but excluding any Other Janux Platform Infringement with respect to a Janux Platform Patent), in the event that such Party (or its designee) is unable to initiate or prosecute such action solely in its own name, or otherwise at the reasonable request of such Party, the other Party (and its applicable Affiliates) will join such action voluntarily and will execute all documents necessary for such Party (or its designee) to initiate, prosecute, and maintain such action, and the Party bringing the action will […***…]. If a Party (or its designee) initiates an enforcement action pursuant to Section 8.5 (Enforcement of Intellectual Property Rights) (but excluding any Other Janux Platform Infringement with respect to a Janux Platform Patent), then, at such Party’s request (through its IP Contact), the other Party (and its applicable Affiliates) will cooperate with such Party (and its designee) in connection with such enforcement action, and the Party bringing the action will […***…]. Each Party will, if possible, assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof with respect to any such action.

8.5.6
Settlement. A settlement or consent judgment or other voluntary final disposition of a suit or other action pursuant to this Section 8.5 (Enforcement of Intellectual Property Rights) may be entered into without the consent of the Party not bringing the suit or other action; provided, however, that any such settlement, consent judgment or other disposition of any action or proceeding by the Party (or its designee) bringing the suit or other action under this Section 8.5 (Enforcement of Intellectual Property Rights) against an Infringement shall not, without the prior written consent of the Party not bringing the suit or other action, such consent not to be unreasonably withheld, conditioned or delayed, (a) impose any liability or obligation on the Party (or any of its Affiliates) not bringing the suit or other action, (b) conflict with or reduce the scope of the subject matter claimed in the applicable Product Patent, Janux Platform Patent or Joint Platform Arising Patent, or (c) in the case of Janux (or its designee) as the Party bringing the suit or other action, […***…], or otherwise diminish or adversely affect the rights granted to BMS hereunder.
8.5.7
Proceeds. All amounts recovered by an enforcing Party (or its designee) to the extent from any enforcement against any Infringement of a Product Patent, Janux Platform Patent, Joint Platform Arising Patent or […***…] pursuant to this Section 8.5 (Enforcement of Intellectual Property Rights) (whether by way of settlement or otherwise) will be first used to […***…], and any remainder of such recovery will be […***…]; provided that, (a) in the event BMS (or its designee) is the enforcing Party with respect to a Product Patent, Janux Platform Patent, Joint Platform Arising Patent or […***…], as applicable, to the extent such recovery is attributable to lost sales or lost profits (including due to price erosion, as applicable) with respect to a Licensed Product during the Royalty Term for such Licensed Product in the applicable country, or to pre- or post-judgment interest with respect thereto, such remainder of such recovery

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shall be […***…], and BMS will […***…], but, for clarity, such recovery shall […***…], (b) in the event that Janux (or its designee) is the enforcing Party with respect to a Product Patent, then Janux shall […***…], and (c) in the event that Janux (or its designee) is the enforcing Party with respect to a Janux Platform Patent or Joint Platform Arising Patent, then Janux shall […***…]. Notwithstanding the foregoing, the provisions of this Section 8.5.7 (Proceeds) shall not apply with respect to Janux’s enforcement of a Janux Platform Patent or Joint Platform Arising Patent to the extent […***…].

8.5.8
Other Enforcement of Janux Platform Patents. For clarity, BMS will have no rights with respect to any enforcement of a Janux Platform Patent or Joint Platform Arising Patent, except as expressly set forth in this Section 8.5 (Enforcement of Intellectual Property Rights).
8.6
Patent Extensions and Supplementary Protection Certificates. BMS (or its designee) shall have the […***…] right (in its […***…] discretion), but not the obligation, to apply for patent term extensions in the Territory (and to make all decisions in connection therewith), including the United States with respect to extensions pursuant to 35 U.S.C. § 156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates or otherwise, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable (collectively “Patent Term Extensions”), for (a) the Product Patents, and (b) any Patents that are not Janux Platform Patents or Joint Platform Arising Patent, in each case (a) and (b) in connection with a Licensed Compound or Licensed Product (including, for clarity, in each case of (a) and (b), all decisions with respect to any Patent Term Extensions related to any Licensed Product), and […***…]. BMS shall not apply for any Patent Term Extensions with respect to a Janux Platform Patent or Joint Platform Arising Patent without Janux’s prior written consent, which may be granted or withheld in Janux’s sole discretion.
8.7
BMS Arising Patents and BMS Arising Know-How. Except as expressly set forth in this Article 8 (Intellectual Property), as between the Parties, BMS (or its designee) shall have the […***…] right (in its […***…] discretion), but not the obligation, to Prosecute the BMS Arising Patents, including with respect to any patent term extensions and patent listings, and to enforce and defend (including […***…]) all BMS Arising Patents and BMS Arising Know-How, in each case, in its […***…] discretion, and […***…].
8.8
Defense of Third Party Infringement Claims from Exploitation of Licensed Product. Subject to Sections 10.1 (Indemnification by Janux) and 10.3 (Indemnification Procedures), in the event that BMS receives notice that it or any of its Related Parties have been individually named as a defendant in a legal proceeding by a Third Party alleging infringement, misappropriation, or other violation of a Third Party’s Patents or other intellectual property right

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as a result of the Exploitation of a Licensed Compound or Licensed Product in the Territory or the use of any technology or intellectual property licensed under this Agreement in connection therewith, then BMS (or any of its Related Parties) will have the […***…] right (in its […***…] discretion), but not the obligation, to assume the responsibility for the conduct of the defense of any such claim at its expense. Janux will reasonably cooperate with BMS or any of its Related Parties in connection with such legal proceeding. For clarity, BMS (or any of its Related Parties) may settle or consent to the entry of any judgement in any enforcement action without the consent of Janux, unless such settlement or judgement includes an admission of infringement with respect to any Janux Platform Technology, in which case BMS and its Related Parties may not settle or consent to the entry of any judgment without Janux’s prior written consent […***…]; provided that, if any such Patent or other intellectual property right is necessary to use or practice the Janux Platform Technology generally (and not specifically in connection with (i) any Licensed Compound(s) (or […***…] T-Cell Engagers generally) or Licensed Product(s) (or […***…] T-Cell Engager Products generally), in each case in its entirety, (ii) any component that is specific to a Licensed Compound(s) (or […***…] T-Cell Engagers generally) or Licensed Product(s) (or […***…] T-Cell Engager Products generally) (e.g., a […***…]), (iii) […***…] or (iv) any other component of a Licensed Compound (or T-Cell Engagers generally) that is not a […***…] (it being understood that any intellectual property right that is both (A) necessary to use or practice the Janux Platform Technology generally and (B) necessary to use or practice any Janux Platform Arising Know-How or Joint Platform Arising Know-How will be considered necessary to use or practice the Janux Platform Technology generally)) (the “Necessary Third Party Platform Infringement IP”), then […***…]. Subject to the foregoing provisions of this Section 8.8 (Defense of Third Party Infringement Claims from Exploitation of Licensed Product), in the event that Janux receives notice that it or any of its Related Parties have been individually named as a defendant in a legal proceeding by a Third Party alleging infringement, misappropriation, or other violation of a Third Party’s Patents or other intellectual property right as a result of the Exploitation of a Licensed Compound or Licensed Product in the Territory or the use of any technology or intellectual property licensed under this Agreement in connection therewith, then Janux shall promptly notify BMS thereof in writing and the Parties shall consult and determine how to address such allegations. For clarity, this Section 8.8 (Defense of Third Party Infringement Claims from Exploitation of Licensed Product) does not affect the Parties’ rights and obligations under Section 7.12 (Janux Third Party Agreements and Other Third Party License Agreements) outside of the context of a legal proceeding against BMS or any of its Related Parties as set forth in this Section 8.8 (Defense of Third Party Infringement Claims from Exploitation of Licensed Product); provided, however, that

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with respect to Award Payments with respect to any Necessary Third Party Platform Infringement IP, […***…].

8.9
Trademarks.
8.9.1
Licensed Product Trademarks. As between the Parties, BMS (or its designee) shall have the […***…] right (in its […***…] discretion) with respect to the selection of all trademarks, trade dress, advertising taglines or slogans, specifically for use in connection with the development, marketing, sale or distribution of Licensed Compounds and Licensed Products in the Field in the Territory (the “Product Marks”). As between the Parties, BMS (or its designee) shall own (and shall have the […***…] rights, in its […***…] discretion (but without any obligation), to register and maintain) all Product Marks, and all trademark registrations for said marks and all goodwill with respect thereto, as well as the copyright in any promotional and other materials created specifically for use in connection with the Exploitation of Licensed Compounds and Licensed Products in the Territory. For clarity, the Product Marks shall exclude any corporate trademarks, trade dress, advertising taglines or slogans of BMS or any of its Affiliates.
8.9.2
Enforcement of Product Marks; Third Party Claims. BMS (or its designee) shall have the […***…] right, in its […***…] discretion (but without any obligation), for (i) taking such action as BMS determines against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Marks by a Third Party in the Territory, and (ii) defending against any alleged, threatened, or actual Third Party Claim that the use or registration of the Product Marks in the Territory infringes, dilutes, misappropriates, or otherwise violates any trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other Third Party Claims as may be brought by a Third Party in connection with the use of the Product Marks with respect to a Licensed Product in the Territory. At BMS’s request, Janux will reasonably cooperate with BMS in connection with the foregoing, and BMS will reimburse Janux for all reasonable out-of-pocket costs incurred by Janux for providing such assistance […***…].
8.9.3
Use of Name. Neither Party shall, without the other Party’s prior written consent, use any trademarks or other marks of the other Party (including the other Party’s corporate name), or any trademarks, advertising taglines or slogans confusingly similar thereto, in

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connection with such Party’s marketing or promotion of Licensed Compounds or Licensed Products under this Agreement or for any other purpose (including in any public announcement, press release or other public document) in connection with this Agreement, except (i) as may be expressly authorized in writing by the other Party in connection with activities under this Agreement, (ii) to the extent required to comply with Applicable Law, (iii) with respect to BMS, in connection with any publications pursuant to Section 11.6 (Publications), or as otherwise may be reasonably useful in connection with the activities under this Agreement (e.g., identifying Janux as the manufacturer of Licensed Product, in connection with filing for Regulatory Approvals or Patents, etc.) and (iv) subject to Section 11.3 (Publicity), either Party may use the name of the other Party to the extent required in any document filed with any Regulatory Authority or Governmental Authority, including the Securities and Exchange Commission.

8.9.4
Further Actions. Each Party shall, upon the reasonable request of the other Party, provide such assistance and execute such documents as are reasonably necessary for such other Party to exercise its rights or perform its obligations pursuant to this Section 8.9 (Trademarks); provided, however, that (a) neither Party shall be required to take any action pursuant to this Section 8.9 (Trademarks) that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any applicable court or government order or decree or Applicable Law and (b) the requesting Party will reimburse the other Party for all reasonable out-of-pocket costs incurred by such other Party for providing such assistance (within sixty (60) days after receipt of an invoice therefor).
8.10
Common Ownership Under Joint Research Agreements. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. §100(h). Notwithstanding anything to the contrary in this Agreement, neither Party shall invoke this Agreement under 35 U.S.C. §102(c) to except any patent or patent application as prior art without the prior written consent of the other Party. If such written consent is granted, the Parties shall coordinate their activities with respect to all submissions under 35 U.S.C. §102(c).
8.11
[…***…].
ARTICLE 9

Representations, Warranties and Covenants; Compliance
9.1
Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:
9.1.1
Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.

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9.1.2
Authority and Binding Agreement. (a) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws and by general principles of equity.
9.1.3
No Conflicts. The execution, delivery, and performance of this Agreement by it does not (a) conflict with any agreement, instrument, or understanding, oral or written, to which it (or any of its Affiliates) is a party and by which it (or any of its Affiliates) may be bound or (b) violate any Applicable Law.
9.1.4
All Consents and Approvals Obtained. It has obtained all necessary authorizations, consents and approvals of any Governmental Authority and any other Person that is required to be obtained by it as of the Effective Date for, or in connection with, the transactions contemplated by this Agreement, or for the performance by it of its obligations under this Agreement (including the grant of the rights (including, in the case of Janux, exclusivity covenants) and licenses to the other Party hereunder), except in the case of BMS for Regulatory Approvals as may be required to Develop, Manufacture and Commercialize Licensed Compound and Licensed Product.
9.1.5
No Litigation. There is no action or proceeding pending or, to the knowledge of such Party, threatened against such Party (or any of its Affiliates), that could reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement.
9.2
Additional Representations and Warranties of Janux. Janux hereby represents and warrants to BMS, as of Effective Date, that:
9.2.1
Title to Janux Licensed Patents and Janux Licensed Know-How. All Janux Licensed Patents as of the Effective Date are listed on Schedule 1.64 (Janux Licensed Patents), including the Janux Licensed Patents that are licensed to Janux under […***…], and such schedule contains all application numbers and filing dates, registration numbers and dates, jurisdictions and owners. Janux is (a) the sole and exclusive owner of the entire right, title and interest in the Janux Licensed Patents and the Janux Licensed Know-How (other than […***…]), including those Patents listed on Schedule 1.64 (Janux Licensed Patents), Part A; and (b) the non-exclusive licensee of the Janux Licensed Patents and Janux Licensed Know-How controlled by […***…] and licensed to Janux under […***…], including those Patents listed on Schedule 1.64 (Janux Licensed Patents), Part B, in each case ((a) and (b)) free and clear of any liens, charges, and encumbrances (other than (y) […***…]

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[…***…] and (z) […***…]. Neither Janux nor any of its Affiliates has entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, or conveyed or otherwise encumbered its rights, title, or interests in or to (i) any Janux Licensed Know-How or Janux Licensed Patent, in each case, in a manner that is inconsistent with or could limit in any way the rights granted to BMS under this Agreement or (ii) any Patent or Know-How that would be a Janux Licensed Patent or Janux Licensed Know-How but for such assignment, transfer, license, conveyance or encumbrance. Janux and its Affiliates have obtained from all individuals who were involved, or who may be involved, in the development, creation, generation, conception or reduction to practice of any Janux Licensed Patent or Janux Licensed Know-How (other than […***…]) effective assignments that vest in Janux or its applicable Affiliate all ownership rights of such individuals in such Janux Licensed Patent or Janux Licensed Know-How, either pursuant to written agreement or by operation of law. There are no claims that have been asserted in writing to Janux (or any of its Affiliates) challenging the inventorship of any Janux Licensed Patents or Janux Licensed Know-How, and to Janux’s Knowledge, there are no claims that have been threatened against Janux (or any of its Affiliates) challenging the inventorship of any Janux Licensed Patents or Janux Licensed Know-How.

9.2.2
Completeness of Janux Licensed Know-How and Janux Licensed Patents. Other than the Janux Licensed Know-How, the Janux Licensed Patents and the […***…], Janux does not own, control (through license or otherwise), or otherwise possess any rights under, any Know-How or Patent, as applicable, that claims or Covers any Licensed Compound, Licensed Product or Janux Platform Technology, or that is otherwise necessary or reasonably useful in connection with the Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product (excluding in each case any Know-How specifically related to, or any Patent to the extent it Covers, (i) […***…], (ii) […***…], (iii) any Janux Other Proprietary Component of a Combination Product or Combination Therapy, (iv) […***…], or (v) […***…].
9.2.3
Validity. The Janux Licensed Patents that are granted or issued are in full force and effect, and any granted or issued Janux Licensed Patents are (and upon issuance thereof, the patent applications within the Janux Licensed Patents will be), valid and enforceable, and there are no pending, or to Janux’s Knowledge, threatened, claims, challenges, oppositions, nullity actions, interferences, inter-partes reexaminations, inter-partes reviews, post-grant reviews, derivation proceedings, or other proceedings with respect thereto. Neither Janux nor any of its

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Affiliates has committed any act, or omitted to commit any act, that may cause any Janux Licensed Patent to not grant or remain valid or enforceable.

9.2.4
Prosecution. Janux and its Affiliates have complied with all Applicable Law, including any disclosure requirements and any laws involving inventor remuneration, in connection with the Prosecution of the Janux Licensed Patents. In addition, the pending applications included in the Janux Licensed Patents (other than […***…]) are being diligently prosecuted in the applicable patent offices. In addition, Janux has paid on or before any final due date for payment, all necessary application, registration, maintenance, and renewal fees in respect of the Janux Licensed Patents (other than […***…]), and Janux has filed all necessary documents and certificates with the relevant agencies that are required for the purpose of maintaining such Janux Licensed Patents.
9.2.5
Proceedings. There are no claims, judgments, administrative proceedings, investigations, arbitrations, litigations or settlements, and, to Janux’s Knowledge, there are no pending or threatened claims, administrative proceedings, investigations, arbitrations or litigations, in each case, relating to any Janux Licensed IP Rights, Licensed Compound or Licensed Product. Without limiting the foregoing, neither Janux nor any of its Affiliates has received written notice of any proceedings pending before or threatened by any Regulatory Authority with respect to any Janux Licensed IP Rights, Licensed Compound or Licensed Product.
9.2.6
Infringement of Janux Licensed IP Rights. To Janux’s Knowledge, no Third Party has infringed or is infringing any Janux Licensed Patents or has misappropriated or is misappropriating or any Janux Licensed Know-How.
9.2.7
Patent Challenges. No Person has asserted any action, proceeding, challenge or other claim (including a Patent Challenge), or, to Janux’s Knowledge, threatened any action, proceeding, challenge or other claim (including a Patent Challenge), with respect to Janux’s (or any of its Affiliate’s) ownership or other right, title or interest in or to, right to use or license to, any Janux Licensed IP Rights, or the use, validity, enforceability, patentability or registrability of any of the Janux Licensed Patents.
9.2.8
Infringement of Third Party IP. To Janux’s Knowledge, except as otherwise permitted under the “safe harbor” under 35 U.S.C. § 271(e)(1) or any foreign equivalent, the Exploitation of any Licensed Compound or Licensed Product (excluding, in each case, with respect to (i) […***…], (ii) […***…], (iii) any Other Component of a Combination Product or Combination Therapy, or (iv) any other component or ingredient of a Licensed Product that is not a Licensed Compound, which other component or ingredient is not included in the Joint Development Plan as in existence as of the Effective Date or is first incorporated by BMS (or its Related Parties) into such Licensed Product following completion of the activities under the Joint Development Plan, or (v) any Optimization that is not included in the Joint Development Plan as in existence as of the Effective Date or that is conducted by or on behalf of BMS or any of its Related Parties following

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completion of the activities under the Joint Development Plan) does not and will not infringe any Patent or misappropriate any Know-How owned in whole or in part by any Third Party. In addition, to Janux’s Knowledge, except as otherwise permitted under the “safe harbor” under 35 U.S.C. § 271(e)(1) or any foreign equivalent, the use or practice of the Janux Platform Technology, including in the Exploitation of any Licensed Compound or Licensed Product (excluding, in each case, with respect to (i) […***…], (ii) […***…], (iii) Other Component of a Combination Product or Combination Therapy, (iv) any other component or ingredient of a Licensed Product that is not a Licensed Compound, which other component or ingredient is not included in the Joint Development Plan as in existence as of the Effective Date or is first incorporated by BMS (or its Related Parties) into such Licensed Product following completion of the activities under the Joint Development Plan, or (v) any Optimization that is not included in the Joint Development Plan as in existence as of the Effective Date or that is conducted by or on behalf of BMS or any of its Related Parties following completion of the activities under the Joint Development Plan) does not and will not infringe any Patent or misappropriate any Know-How owned in whole or in part by any Third Party. To Janux’s Knowledge, neither Janux nor any of its Affiliates has (a) infringed any Patents of any Third Party; or (b) misappropriated any Know-How of any Third Party, in each case ((a) and (b)), in connection with the Development, Manufacture or other Exploitation of any Licensed Compound or Licensed Product, or the use or practice of the Janux Platform Technology. No claim or litigation has been brought or, to Janux’s Knowledge, threatened, by any Person alleging that the Development, Manufacture, Commercialization or other Exploitation of the Licensed Compounds or Licensed Products, or the practice or use of any Janux Licensed IP Rights (including the practice or use of the Janux Platform Technology), in each case, will violate, infringe, or misappropriate, any Patent or other proprietary right of any Third Party.

9.2.9
Third Party Payments. Neither Janux nor its Affiliates are subject to any payment obligations to Third Parties as a result of the execution or performance of this Agreement, including the Development, Manufacture, Commercialization or other Exploitation of any Licensed Compound or Licensed Product, except […***…].
9.2.10
No Conflicting Grants. Janux has the full right, power and authority to enter into this Agreement and to perform the activities hereunder, including to grant the rights and licenses granted (or purported to be granted) to BMS hereunder (including, […***…], the full right, power and authority to grant the rights and licenses granted (or purported to be granted) to BMS hereunder with respect to all Patents and Know-How licensed or sublicensed to Janux (or its Affiliate) under […***…]). Except for […***…], neither Janux nor any of its Affiliates have entered into any agreement under which Janux or its Affiliate has obtained a license or sublicense of rights from a Third Party to any Licensed Compound or Licensed Product, or to any Janux Licensed IP Rights. Except for non-exclusive licenses granted to service providers for the purpose of conducting pre-clinical development or manufacturing activities for Janux or its Affiliates in the ordinary course of business (and pursuant to which Janux owns all rights to Patents and Know-How generated by such service providers in the conduct of such activities (other than generally applicable improvements to such service providers’ background technology)) (“Service Provider Agreements”), neither Janux nor any of

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its Affiliates has granted a license, sublicense, option or right to a Third Party that remains in effect as of the Effective Date, to Develop, Manufacture, Commercialize or otherwise Exploit any Licensed Compound or Licensed Product. Neither Janux nor any of its Affiliates has granted a license, sublicense, option or right to a Third Party that remains in effect as of the Effective Date, or is otherwise a party to any agreement that remains in effect as of the Effective Date, that would otherwise conflict with, be inconsistent with, or prohibit or limit in any way any (A) the rights (including exclusivity covenants) or licenses granted (or purported to be granted) to BMS, including any rights granted to BMS under Article 8 (Intellectual Property Matters) (including any rights with respect to the Prosecution, enforcement, defense, Patent Term Extension or listing of any Janux Licensed Patents), or (B) the performance of Janux’s obligations hereunder (including the performance of any activities under the Joint Development Plan).

9.2.11
Janux Agreements. Janux has provided BMS true, complete and correct copies (including all amendments, restatements, side letters and other modifications thereto) of (a) […***…] and (b) any other agreements, whether written or oral, between Janux (or its Affiliate) and a Third Party pursuant to which Janux (or any of its Affiliates) has either granted any rights to a Third Party to Exploit any Licensed Compound or Licensed Product (other than any Service Provider Agreement) or granted any licenses to any Janux Licensed Patents or Janux Licensed Know-How (other than under any Service Provider Agreement for the purposes of performing the services thereunder or the grants of licenses to Third Parties under the Janux Platform Technology and Janux Platform Patents, in each case, outside of the context of […***…]) (and each of the agreements in this clause (b) are set forth on Schedule 9.2.11 (Related Janux Agreements)) (the agreements in clauses (a) and (b), the “Existing Janux Agreements”). With respect to each Existing Janux Agreement, (i) it is in full force and effect, (ii) Janux (or its Affiliate, as applicable) is not in breach thereof (and to Janux’s Knowledge, no counterparty thereto is in breach thereof), (iii) Janux (or its Affiliate, as applicable) has not received any notice from the counterparty to such Existing Janux Agreement of Janux’s (or its Affiliate’s, as applicable) breach or notice of threatened breach by Janux (or its Affiliate, as applicable) thereof, (iv) neither Janux nor any of its Affiliates has received any notice from the counterparty thereto of any intent to reduce the scope of the field thereunder or render any of the licenses thereunder non-exclusive or otherwise terminate such agreement, and no event, act or omission has occurred which could reasonably give rise to the right of the counterparty thereto to reduce the scope of the field thereof or render any of the licenses thereunder non-exclusive or otherwise terminate such agreement or any licenses thereunder (including with respect to any particular Patents or other intellectual property), (v) neither Janux nor any of its Affiliates have waived or relinquished any rights thereunder in a manner that would affect the rights granted to BMS hereunder, (vi) no portions of any upfront payments, milestone payments or royalty payments payable by BMS to Janux pursuant to this Agreement are payable to, or otherwise shareable with, the counterparty thereto and (vii) this Agreement, and the rights (including exclusivity covenants) and licenses granted (or purported to be granted) to BMS hereunder comply with the terms and conditions of the applicable Existing Janux Agreements.
9.2.12
No Public Funding. The Licensed Compounds and Licensed Products, as well as the inventions claimed or Covered by the Janux Licensed Patents (other than […***…]), and any other intellectual property within the Janux Licensed Know-How (other than […***…]

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[…***…]), in each case, were not discovered, developed, created, generated, conceived or otherwise made in connection with any research activities funded, in whole or in part, by any grants, funds, or other money received from any governmental authority or any other public sector funding sources, and no governmental authority, public sector funding source or academic institution has any right to, ownership of (including any “step-in” or “march-in” rights with respect to), or right to royalties for, or to impose any restriction on the assignment, transfer, grant of licenses or other disposal of the Janux Licensed IP Rights, or to impose any requirement or restriction on the Exploitation of any Licensed Compound or Licensed Product.

9.2.13
No Disclosure of Product Information. The Product Information has been kept confidential by Janux (and its Affiliates) or has been disclosed to Third Parties only under terms of confidentiality. To Janux’s Knowledge, no breach of such confidentiality has been committed by any Third Party.
9.2.14
Disclosure of Information. Janux has made available to BMS all material information in Janux’s (or any of its Affiliate’s) Control regarding the safety or efficacy of any Licensed Compound or Licensed Product or the Janux Platform Technology, and all such information is true, complete and correct.
9.2.15
Regulatory Materials. To Janux’s Knowledge, no Person has obtained, or filed for, any INDs, MAAs or Regulatory Approvals for any Licensed Compound or Licensed Product.
9.2.16
Compliance. Janux, its Affiliates and its and their respective contractors and consultants have conducted (including the generation, preparation, maintenance and retention of documentation with respect thereto) all Development and Manufacture of the Licensed Compounds and Licensed Products in accordance with Applicable Law (including GLP, GCP, GMP as applicable). Janux (and its Affiliates) has complied with all Applicable Laws with respect to the Janux Licensed IP Rights, and none of the Janux Licensed IP Rights were procured by Janux or any of its Affiliates in violation of any Applicable Law.
9.2.17
No Other […***…] T-Cell Engagers. Neither Janux (nor any of its Affiliates, nor any Third Party on behalf of Janux or any of its Affiliates) is conducting (or, within the twelve (12) month period prior to the Effective Date has conducted) any Exploitation of any […***…] T-Cell Engager or […***…] T-Cell Engager Product (other than any Licensed Compound and Licensed Product or the Development activities resulting in the Licensed Compounds and Licensed Products existing as of the Effective Date).
9.2.18
No Clinical Trials. Neither Janux (nor any of its Affiliates, nor any Third Party on behalf of Janux or any of its Affiliates) is conducting (or has previously conducted prior to the Effective Date) any Clinical Trial for any Licensed Compound or Licensed Product.
9.2.19
Diligence Timing. No documents were added after […***…] to the virtual data room(s) established by Janux, hosted by […***…] and made available in electronic form to BMS.

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9.2.20
[…***…].
9.2.21
Initial Lead Licensed Compound and Backup Compounds. The Initial Lead Licensed Compound has achieved the Lead Optimization Completion Criteria as of the Effective Date.
9.2.22
Prosecution, Enforcement and Defense of the Janux Platform Patents. Janux hereby represents and warrants to BMS that prior to the Effective Date it (and its Affiliates) have not granted to any Third Party any rights to Prosecute (other than rights to review patent filings, but not control or approve such patent filings or the content thereof, granted to Third Parties), enforce or defend any Janux Platform Patents.
9.3
Additional Covenants of Janux.
9.3.1
Control of Intellectual Property Rights. Except for any Know-How and Patents that are Janux Identified Third Party IP that are not included in Janux Licensed IP Rights pursuant to Section 7.12 (Janux Third Party Agreements and Other Third Party License Agreements), Janux shall ensure that throughout the Term it Controls (a) (i) any and all Know-How included within the Janux Licensed Know-How as of the Effective Date and (ii) any and all Know-How first owned or licensed by Janux or any of its Affiliates after the Effective Date that would otherwise be Janux Licensed Know-How if Controlled by Janux, (b) (i) any and all Patents included within the Janux Licensed Patents as of the Effective Date and (ii) any and all Patents first owned or licensed by Janux or any of its Affiliates after the Effective Date that would otherwise be Janux Licensed Patents if Controlled by Janux, and (c) (i) any and all regulatory approvals, filings and submissions, and other regulatory materials owned or licensed by Janux or any of its Affiliates as of the Effective Date and (ii) any and all regulatory approvals, filings and submissions, and other regulatory materials first owned or licensed by Janux or any of its Affiliates after the Effective Date that would otherwise be Janux Relevant Regulatory Materials, in each case (a), (b) and (c), such that Janux can grant all rights and licenses (including rights of reference) to BMS hereunder (including any rights granted to BMS under Article 8 (Intellectual Property Matters)) with respect to such (i) Know-How, (ii) Patents and (iii) regulatory approvals, filings and submissions, and other regulatory materials, as Janux Licensed Know-How, Janux Licensed Patents or Janux Relevant Regulatory Materials, respectively.
9.3.2
No Conflicting Grants.
(a)
Commencing on the Effective Date until the end of the Term, Janux shall not and shall cause its Affiliates not to, assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, any Janux Licensed IP Rights (or any intellectual property that would otherwise be included in the Janux Licensed IP

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Rights), including any rights to any Licensed Compound or Licensed Products, except (a) to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with, be inconsistent with or prohibit or limit in any respect any of the rights or licenses granted to BMS hereunder, or (b) with respect to Patents, in the ordinary course of prosecution in the United States Patent and Trademark Office and foreign equivalents thereof or any abandonment in accordance with Section 8.3 (Prosecution and Maintenance of Janux Licensed Patents, Joint Arising Patents and Joint Platform Arising Patents).

(b)
Commencing on the Effective Date until the end of the Term, Janux shall not and shall cause its Affiliates not to: (i) except for non-exclusive licenses granted to service providers for the purpose of conducting pre-clinical development or manufacturing activities for Janux or its Affiliates in accordance with this Agreement and the Joint Development Plan (and pursuant to which Janux owns all rights to Patents and Know-How generated by such service providers in the conduct of such activities (other than generally applicable improvements to such service providers’ background technology)), grant a license, sublicense, option or right to a Third Party to Develop, Manufacture, Commercialize or otherwise Exploit any Licensed Compound or Licensed Product, or (ii) grant a license, sublicense, option or right to a Third Party, or otherwise enter into any agreement, that would otherwise conflict with, be inconsistent with, or prohibit or limit in any way (A) the rights (including exclusivity covenants) or licenses granted (or purported to be granted) to BMS, including any rights granted to BMS under Article 8 (Intellectual Property Matters) (including any rights with respect to the Prosecution, enforcement, defense, Patent Term Extension or listing of any Janux Licensed Patents), or (B) the performance of Janux’s obligations hereunder (including the performance of any activities under the Joint Development Plan).
9.3.3
Janux In-License Agreements.
(a)
With respect to each of the Janux In-License Agreements, (i) Janux (and its Affiliates, as applicable) shall not breach such Janux In-License Agreement, or commit any acts or permit the occurrence of any omissions (A) that would cause the breach or termination of such Janux In-License Agreement, or (B) that may otherwise impact BMS’s interest under any such Janux In-License Agreement or under this Agreement, and (ii) Janux shall (and shall cause its Affiliates to, as applicable) satisfy all of its material obligations under each Janux In-License Agreement and maintain each Janux In-License Agreements in full force and effect. Janux shall, and shall cause its Affiliates to, as applicable, use commercially reasonable efforts to enforce its rights under each Janux In-License Agreement to preserve BMS’s rights under this Agreement. Janux shall not, and shall cause its Affiliates not to, amend, modify, terminate, assign or transfer any Janux In-License Agreement to the extent that BMS’s rights hereunder or any Licensed Compound or Licensed Product would be affected (including not amending or modifying any Janux In-License Agreement in a manner that could impose any additional financial obligations on BMS), unless Janux obtains BMS’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and Janux shall provide to BMS a true, correct and complete copy of any amendment to any Janux In-License Agreement promptly after the execution thereof. Janux will provide BMS with prompt written notice of any claim of a breach of which it is aware under any Janux In-License Agreement or notice of termination of any Janux In-License Agreement.

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(b)
At the written request of BMS on case-by-case basis, Janux shall (or shall cause its Affiliates to, as applicable) use reasonable efforts to […***…].
9.3.4
No Public Funding. Janux and its Affiliates shall not use (and shall ensure that its contractors do not use) in the performance of any of its Joint Development Activities, any grants, funds, or other money received from any governmental authority or any other public sector funding sources.
9.3.5
Updates to Schedule of Janux Licensed Patents. On a […***…] basis during the Term, Janux will update Schedule 1.64 (Janux Licensed Patents) to include any Janux Licensed Patents not then listed on such schedule.
9.3.6
Other Covenants. Janux will not knowingly use any material, technology or intellectual property rights in the conduct of the Joint Development Plan or in the conduct of its Manufacturing obligations hereunder, that, to its Knowledge, is encumbered by any Third Party restriction or any Third Party right or obligation that would conflict or interfere with any of the rights or licenses granted to, or to be granted to, BMS hereunder.
9.4
Additional Covenants of BMS.
9.4.1
No Conflicting Grants. Commencing on the date of notice of termination of this Agreement until the end of the Term, BMS shall not and shall cause its Affiliates not to, assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, any BMS Reversion Know-How or BMS Reversion Patents, except (a) to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with, be inconsistent with or prohibit or limit in any respect any of the rights or licenses granted to Janux under Section 13.2.1 (Reversion License to BMS Reversion Patents and Reversion Know-How) with respect to such BMS Reversion Know-How or BMS Reversion Patents, or (b) with respect to Patents, in the ordinary course of prosecution in the United States Patent and Trademark Office and foreign equivalents thereof or any abandonment (in accordance

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with Section 8.3 (Prosecution and Maintenance of Janux Licensed Patents, Joint Arising Patents and Joint Platform Arising Patents) if applicable).

9.5
Compliance Representations, Warranties, and Covenants of the Parties.
9.5.1
Compliance. Each Party (and its Affiliates) shall, and shall require that its other Related Parties and its and their respective contractors and consultants, conduct (including the generation, preparation, maintenance and retention of documentation with respect thereto) all Development, Manufacture and other Exploitation of the Licensed Compounds and Licensed Products in accordance with Applicable Law (including GLP, GCP, GMP as applicable).
9.5.2
Debarment. Each Party hereby certifies to the other Party that (a) neither such Party, nor any of its Affiliates, has been debarred by any Governmental Authority, including under Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), is under investigation for debarment action by any Governmental Authority, has been excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs, has been disqualified as an investigator pursuant to Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), has been convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible, has a disqualification hearing pending, or is currently employing or using any Person that has been so debarred or disqualified by any Governmental Authority; and (b) neither such Party nor any of its Affiliates have used, or will use, in any capacity, in connection with its Development, Manufacture or other Exploitation of the Licensed Compounds or Licensed Products, any Person who has been debarred pursuant to Section 306 of the FD&C Act (or similar Applicable Law outside of the U.S.), or who is the subject of a conviction described in such section.
9.5.3
Compliance with Anti-Corruption Laws. In connection with this Agreement, each Party has complied and will comply with all Applicable Law and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Criminal Law of China, the PRC Anti-Unfair Competition Law and any laws enacted to implement the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions (the “Anti-Corruption Laws”).
9.5.4
Prohibited Conduct. In connection with this Agreement, neither Party has made, offered, given, promised to give, or authorized, and during the Term neither Party will make, offer, give, promise to give, or authorize, any bribe, kickback, donation (including of Licensed Products), payment or transfer of anything of value, directly or indirectly, to any person (including healthcare professionals, hospitals, hospital services or departments or healthcare organizations) or to any Government Official for the purpose of: (a) improperly influencing any act or decision of the person or Government Official; (b) inducing the person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) corruptly obtaining or retaining business; (d) securing any improper advantage; (e) inducing the person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality to assist BMS or Janux in obtaining or retaining business; or (f)

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engaging in any act that might cause a reasonable person to infer that BMS or Janux is making improper payments to any person or Government Official.
9.5.5
Notifications and Requests for Information. Each Party will notify the other Party of any violations of this Section 9.5 (Compliance Representations, Warranties, and Covenants by the Parties) by any of the Party’s employees, subcontractors, consultants, and agents within […***…]. Each Party will make all reasonable efforts to comply with requests for disclosure of information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with all Applicable Law, including anti-corruption laws, related to the subject matter of this Agreement.
9.5.6
Cooperation in Investigation. Each Party agrees to cooperate in good faith to investigate the extent of any potential violations of Applicable Law in connection with this Agreement.
9.6
No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL IMPLIED REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
ARTICLE 10

Indemnification
10.1
Indemnification by Janux. Janux shall indemnify, defend, and hold BMS, its Affiliates, and its and their respective directors, officers, agents, employees, successors and assigns (collectively, the “BMS Indemnitees”) harmless from and against any and all Third Party Damages to the extent resulting or otherwise arising from (a) any breach by Janux of any of its representations, warranties, covenants or obligations under this Agreement; (b) the gross negligence or willful misconduct by any Janux Indemnitee in connection with the exercise of Janux’s rights, or performance of its obligations, under this Agreement; or (c) the Development, Manufacturing, Commercialization or other Exploitation of any Licensed Compounds or Licensed Product (i) prior to the Effective Date or (ii) after the effective date of termination of this Agreement (but excluding any Development, Manufacturing, Commercialization or other Exploitation of any Licensed Compounds or Licensed Products by or on behalf of BMS or any of its Related Parties pursuant to Section 13.1 during the BMS Wind-Down Period); provided, however, that such indemnity shall not apply to the extent BMS has an indemnification obligation pursuant to Section 10.2(a) or (b) for such Third Party Damages.

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10.2
Indemnification by BMS. BMS shall indemnify, defend and hold Janux, its Affiliates, its and their respective directors, officers, agents, employees, successors and assigns (collectively, the “Janux Indemnitees”) harmless from and against any and all Third Party Damages to the extent resulting or otherwise arising from (a) any breach by BMS of any of its representations, warranties, covenants, or obligations under this Agreement; (b) the gross negligence or willful misconduct by any BMS Indemnitee in connection with the exercise of BMS’s rights, or performance of its obligations, under this Agreement; or (c) the Development, Manufacturing, Commercialization or other Exploitation of any Licensed Compounds or Licensed Products by or on behalf of BMS or any of its Related Parties hereunder during the Term or thereafter following expiration (but not termination) of this Agreement (or during the BMS Wind-Down Period with respect to the Development, Manufacturing, Commercialization or other Exploitation of any Licensed Compounds or Licensed Products by or on behalf of BMS or any of its Related Parties pursuant to Section 13.1) (but excluding, for clarity, any such activities performed by or on behalf of Janux or any of its Affiliates); provided, however, that such indemnity shall not apply to the extent Janux has an indemnification obligation pursuant to Section 10.1(a), (b) or (c) for such Third Party Damages.
10.3
Indemnification Procedures. If a Party is seeking indemnification under Section 10.1 (Indemnification by Janux) or Section 10.2 (Indemnification by BMS), as applicable (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the relevant Third Party Claim giving rise to the obligation to indemnify pursuant to Section 10.1 (Indemnification by Janux) or Section 10.2 (Indemnification by BMS), as applicable, […***…] after receiving notice of such Third Party Claim (provided, however, that any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to indemnification under Section 10.1 (Indemnification by Janux) or Section 10.2 (Indemnification by BMS), as applicable, except to the extent that such delay or failure materially prejudices the Indemnitor’s ability to defend against such Third Party Claim). The Indemnifying Party shall have the right to assume the defense of any such Third Party Claim for which the Indemnified Party is seeking indemnification pursuant to Section 10.1 (Indemnification by Janux) or Section 10.2 (Indemnification by BMS), as applicable. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party Claim that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any such Third Party Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that the Indemnifying Party shall not be required to obtain such consent if the settlement (a) involves only the payment of money and will not result in the Indemnified Party (or other Janux Indemnitees or BMS Indemnitees, as applicable) becoming subject to injunctive or other similar type of relief, or additional non-monetary obligations; (b) does not require an admission by the Indemnified Party (or other Janux Indemnitees or BMS Indemnitees, as applicable); and (c) if Janux is the Indemnifying Party, does not adversely affect the rights or licenses granted to BMS (or its Affiliate) under this Agreement. The Indemnified Party shall not settle or compromise any such Third Party Claim without the prior written consent of the Indemnifying Party, which it may provide in its sole discretion. In each case, the Indemnified Party shall reasonably cooperate with

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the Indemnifying Party, and shall make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party, which information shall be subject to Article 11 (Confidentiality). If the Indemnifying Party does not assume and conduct the defense of the Third Party Claim as provided above, (i) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Third Party Claim in any manner the Indemnified Party may deem reasonably appropriate (provided that the Indemnified Party shall not settle or compromise any such Third Party Claim without the prior written consent of the Indemnifying Party, which it may provide in its sole discretion), and (ii) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 10 (Indemnification).

10.4
Insurance.
10.4.1
BMS shall maintain a program of self-insurance sufficient to satisfy its obligations hereunder.
10.4.2
Janux shall procure and maintain commercially reasonable levels of insurance, taking into account its obligations under this Agreement (including its indemnification obligations and any obligations with respect to Development or Manufacture of Licensed Compounds or Licensed Products under this Agreement). Janux will provide BMS with written evidence of such insurance upon BMS’s request and upon expiration of any such coverage. Without limiting the foregoing, Janux will provide BMS with written notice at least […***…] prior to the cancellation, nonrenewal, or material adverse change in such insurance.
10.4.3
It is understood that such insurance or other protection will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 10 (Indemnification) or other obligations under this Agreement.
ARTICLE 11

Confidentiality
11.1
Confidential Information.
11.1.1
During the Term and for a period of […***…], each Party will, and will cause its Affiliates and sublicensees and contractors to, (a) maintain in confidence the other Party’s Confidential Information at least to the same extent such Party maintains its own proprietary information of similar kind and value (which shall be no less than a reasonable standard), (b) not disclose such Confidential Information to any Third Party without the prior written consent of the other Party, except as otherwise expressly permitted by this Agreement, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (including to exercise its rights and perform its obligations hereunder). As used herein, “Confidential Information” means any and all non-public Know-How and other information and materials received by either Party from or on behalf of the other Party or its Affiliates pursuant to this Agreement, whether prior to, on, or after the Effective Date, including pursuant to the Prior CDA to the extent related to the subject matter hereof; provided that, notwithstanding the foregoing, (i) all BMS Arising Know-How will be the Confidential Information of BMS, and BMS shall constitute the disclosing Party and Janux the receiving Party with respect thereto, (ii) all

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Regulatory Data and Regulatory Materials specifically related to any Licensed Compound or Licensed Product will be the Confidential Information of BMS, and BMS shall constitute the disclosing Party and Janux the receiving Party with respect thereto, (iii) during the Term (and thereafter following expiration, but not termination, of this Agreement), the Product Information will be the Confidential Information of BMS, and BMS shall be deemed the disclosing Party and Janux the receiving Party with respect thereto, provided that, in the event that a Party delivers a notice of termination of this Agreement to the other Party in accordance with Article 12 (Term and Termination), then from and after the delivery of such notice of termination, the Product Information will be the Confidential Information of each Party, and each Party shall be deemed both the disclosing Party and the receiving Party with respect thereto (provided that if such termination is contested and it is determined that this Agreement will not terminate as a result of such notice of termination, then following such determination, the Product Information shall again be deemed to be the Confidential Information of BMS), (iv) the Janux Platform Arising Know-How and Joint Platform Arising Know-How and, subject to the foregoing clause (iii), any other Janux Arising Know-How and, after the termination of this Agreement (but not after expiration of this Agreement), the Product Information, will be the Confidential Information of Janux, and Janux shall constitute the disclosing Party and BMS the receiving Party with respect thereto, and (v) the terms of this Agreement and the Joint Arising Know-How will be the Confidential Information of each Party, and each Party shall be deemed the disclosing Party and the receiving Party with respect thereto.
11.1.2
The obligations set forth in this Section 11.1 (Confidential Information) will not apply with respect to any portion of such Confidential Information that the receiving Party can demonstrate by contemporaneous tangible records or other competent evidence:
(a)
is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;
(b)
was known to the receiving Party or any or its Affiliates, without any obligation to keep it confidential, prior to when it was received from the disclosing Party;
(c)
is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party that is lawfully in possession thereof without obligation to keep it confidential;
(d)
has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party or any of its Affiliates in breach of this Agreement; or
(e)
has been independently developed or acquired by the receiving Party or any of its Affiliates without the aid, application, or use of the disclosing Party’s Confidential Information;

provided that the exceptions in subclauses (b) above shall not apply to (i) Janux with respect to the Product Information, or Joint Arising Know-How, or (ii) to BMS with respect to the Joint Arising Know-How or Joint Platform Arising Know-How. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the

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receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.

11.1.3
Notwithstanding Section 11.1.1, a receiving Party shall be permitted to disclose Confidential Information of the disclosing Party, if such Confidential Information:
(a)
with respect to BMS as the receiving Party, is disclosed by or on behalf of BMS (or its Affiliates) to governmental or other regulatory agencies to obtain Patents or to gain or maintain approval to conduct Clinical Trials or to Commercialize or otherwise Exploit Licensed Products under this Agreement, in each case, in accordance with this Agreement;
(b)
with respect to BMS as the receiving Party, is disclosed by or on behalf of BMS (or its Affiliates) to […***…], including (i) […***…], (ii) […***…], (iii) […***…], or (iv) […***…], in each case (i), (ii), (iii) and (iv), on the condition that such Affiliates and Third Parties are bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement (except that […***…]), and provided that BMS will be responsible for the compliance of all such recipients with such confidentiality and non-use obligations;
(c)
is deemed necessary by the receiving Party (or its Affiliates) to be disclosed to such Party’s (or its Affiliate’s) attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party (or its Affiliate), on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations, in each case, that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement (or, with respect to attorneys, are otherwise under professional codes of conduct giving rise to expectations of confidentiality and non-use); or
(d)
with respect to Janux as the receiving Party, is disclosed by or on behalf of Janux (or its Affiliates) to governmental or other regulatory agencies to the extent necessary to obtain Patents in accordance with this Agreement;
(e)
with respect to Janux as the receiving Party, is disclosed by or on behalf of Janux (or its Affiliates) to […***…], including (i) […***…], (ii) […***…], or (iii) […***…], in each case (i), (ii) and (iii) on the condition that such Affiliates and Third Parties are bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement (except that […***…]), and provided that (x) Janux will be responsible for the compliance of all such recipients with such confidentiality and non-use obligations and (y) the disclosures to any Third Parties pursuant to this clause (e) shall be limited to this Agreement and a high-level summary of the Development status of the Licensed Compounds and Licensed Products;
(f)
without limiting the foregoing, with respect to Joint Arising Know-How that is the Confidential Information of both Parties, is disclosed by or on behalf of a Party (or its Affiliate) to […***…], in each case on the condition that such Third Parties are bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement, and provided that such Party

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will be responsible for the compliance of all such recipients with such confidentiality and non-use obligations.
11.1.4
Equitable Remedies. Each Party acknowledges that a Party in breach of any of its obligations under this Section 11.1 (Confidential Information) may cause the non-breaching Party irreparable harm, for which monetary damages may be an inadequate remedy. Therefore, notwithstanding anything to the contrary in this Agreement, in the event of any such breach, the non-breaching Party will be entitled, in addition to any other remedy available to it under this Agreement, at law or in equity, to seek equitable relief as provided in Section 14.7 (Equitable Remedies).
11.2
Prior CDA. […***…].
11.3
Publicity. Janux shall have the right to publish a press release in the form set out in Schedule 11.3 (Janux Press Release) within […***…]. Any other press releases or other public statements or disclosures regarding the subject matter of this Agreement to be made by Janux or its Affiliates will be subject to the express prior written consent of BMS; provided that (a) a disclosure will be permitted without BMS’s consent to the extent that it does not contain information beyond that included in a prior disclosure approved in writing by BMS and that such previously published information remains true and correct at the time of such subsequent disclosure and (b) in all cases, Janux shall provide a copy of the press release, statement or other disclosure to BMS […***…] prior to the proposed issuance thereof. Notwithstanding the foregoing (but subject to Section 11.4 (Additional Permitted Disclosures) with respect to the filing of this Agreement), any disclosure that is required by Applicable Law or the rules of the U.S. Securities and Exchange Commission or any securities exchange may be made without the prior consent of the other Party; provided that the disclosing Party has first provided the other Party a reasonable opportunity to review and comment on such disclosure, and the disclosing Party shall take into account any timely comments from the other Party in good faith. For clarity, […***…].
11.4
Additional Permitted Disclosures. Notwithstanding Section 11.1.1, the receiving Party will have the right to disclose any Confidential Information of the other Party hereunder if such disclosure is necessary to comply with the requirements of any law or rule imposed by the U.S. Securities and Exchange Commission or any securities exchanges or other Applicable Law, but, in each case, only to the extent of such necessity or requirements; provided that no such disclosure will cause any such information to cease to be Confidential Information hereunder, except to the extent such disclosure results in a public disclosure of such information. If reasonably possible, the receiving Party will notify the disclosing Party of the receiving Party’s intent to make such disclosure of Confidential Information pursuant to the preceding sentence sufficiently prior to making such disclosure so as to allow the disclosing Party adequate time to take whatever action the disclosing Party may deem to be appropriate to protect the confidentiality of its Confidential Information. For clarity, either Party may disclose without any limitation such Party’s U.S. federal

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income tax treatment of the transactions relating to such Party that are based on or derived from this Agreement. Notwithstanding the foregoing, if a Party is obligated to file under Applicable Law a copy of this Agreement with the U.S. Securities and Exchange Commission or other Governmental Authority, such Party shall be entitled to make such a required filing; provided that such Party (a) requests confidential treatment of at least the financial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party; (b) provides the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment not less than […***…] (and any revisions to such portions of the proposed filing […***…]), and incorporates the other Party’s comments thereon to the extent consistent with the legal requirements governing such disclosure of such provisions; and (c) only discloses Confidential Information that it is advised by counsel or the applicable Governmental Authority is legally required to be disclosed.

11.5
Terms of this Agreement. The Parties agree that this Agreement and the terms hereof are the Confidential Information of Janux and BMS, and each Party agrees not to disclose any of them without the prior written consent of the other Party, except that (a) each Party may disclose any of them in accordance with the provisions of either Section 11.1.3 or Section 11.4 (Additional Permitted Disclosure); and (b) either Party may disclose any of them to the United States Internal Revenue Service or other tax authorities, to the extent required by Applicable Law, without advance written notice or approval of the other Party.
11.6
Publications. Except for disclosures otherwise permitted to be made by BMS under this Agreement, BMS (and its Affiliates and its and their respective employee(s) and consultant(s)) may make publications related to […***…] provided that BMS complies with the following: (a) If BMS (or its Affiliates or its or their respective employee(s) and consultant(s)) wishes to make a publication related to any Licensed Compound or Licensed Product that contains Confidential Information of Janux, […***…], and (b) as requested by Janux within […***…], BMS shall […***…], in which case, BMS may only […***…]. Janux (and its Affiliates and its and their respective employee(s) and consultant(s)) shall not have the right to make any publication related to any Licensed Compound or Licensed Product without the prior written consent of BMS, such consent not to be unreasonably withheld, conditioned or delayed (and in order for BMS to determine whether to provide such consent, Janux shall provide a copy of the publication to BMS […***…].
11.7
Clinical Trials Registry. Notwithstanding anything to the contrary contained herein, during the Term and after the expiration (but not termination) thereof, BMS (and its Affiliates and designees) shall have the right to publish registry information and summaries of data and results from any Clinical Trials of Licensed Products conducted in connection with activities under this Agreement, on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov, without requiring the consent of Janux. Janux shall reasonably cooperate if required or reasonably requested by BMS in order to facilitate any such publication by BMS (and its Affiliates and designees), and BMS shall reimburse Janux for all reasonable out-of-pocket costs incurred by Janux in connection therewith (within […***…]).

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ARTICLE 12

Term and Termination
12.1
Term.
12.1.1
Term and Expiration. This Agreement shall become effective on the Effective Date and shall remain in effect until it expires as follows, unless earlier terminated in accordance herewith (the “Term”): (a) on a Licensed Product-by-Licensed Product and country-by-country basis, this Agreement shall expire on the date of the expiration of the Royalty Term with respect to such Licensed Product in such country; and (b) in its entirety upon the expiration of all applicable Royalty Terms under this Agreement with respect to all Licensed Products in all countries in the Territory.
12.1.2
Effect of Expiration. Following the expiration of the Royalty Term for a given Licensed Product in a given country, the rights and licenses granted to BMS hereunder (including pursuant to Section 2.1 (Grant to BMS) and the rights of reference pursuant to Section 5.2.4 (Rights of Reference; Further Assurances)) shall become unrestricted, exclusive, fully-paid, royalty-free, perpetual and irrevocable for such Licensed Product in such country. Following the expiration of the Royalty Term for all Licensed Products in all countries in the Territory, all rights and licenses granted to BMS hereunder (including pursuant to Section 2.1 (Grant to BMS) and the rights of reference pursuant to Section 5.2.4 (Rights of Reference; Further Assurances)) will become unrestricted, fully-paid, royalty-free, perpetual and irrevocable.
12.2
Termination for Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement upon written notice to the other Party in the event that the other Party (the “Breaching Party”) materially breaches this Agreement and such breach is not cured in accordance with this Section 12.2 (Termination for Breach). The Breaching Party will have […***…] after written notice thereof (a “Material Breach Notice”) was provided to the Breaching Party by the non-Breaching Party to remedy such breach. Unless the Breaching Party has cured any such breach prior to the expiration of such […***…] period, such termination will become effective upon receipt of the written notice of termination by the Breaching Party to be given within […***…] of the end of such […***…] period; provided that (a) if such breach is a curable breach of an obligation other than a payment obligation and cannot be cured within such […***…] period and the Breaching Party commences actions to cure such breach within such […***…] period and provides a cure plan to the non-Breaching Party within such […***…] period, then the cure period will be extended for so long as the Breaching Party diligently continues such actions, but no more than […***…], and (b) if either Party initiates a dispute resolution procedure under Section 14.1 (Disputes) during such […***…] period to resolve the dispute for which termination is being sought and is diligently pursuing such procedure (including pursuant to Article 14 (Dispute Resolution), if applicable), the cure period set forth in this Section 12.2 (Termination for Breach) shall be tolled and the termination shall become effective only if such breach remains uncured for […***…], after the final resolution of the dispute in accordance with Article 14 (Dispute Resolution); provided that if such breach is a curable breach of an obligation other than a payment obligation and cannot be cured within such […***…] period and the Breaching Party commences actions to cure such breach within such […***…] period and provides a cure plan to the non-Breaching Party within

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such […***…] period, then the cure period will be extended for so long as the Breaching Party diligently continues such actions, but no more than […***…].
12.3
Termination as a Result of Bankruptcy. Each Party may terminate this Agreement upon written notice to the other Party if such other Party (or any controlling Affiliate of such other Party) (a) makes an assignment of all or a substantial portion of its assets for the benefit of creditors, (b) appoints or suffers appointment of a receiver or trustee over all or substantially all of its property that is not dismissed or discharged within […***…], (c) proposes a written agreement of composition or extension of its debts, (d) proposes or is a party to any dissolution or liquidation, (e) files a petition under any bankruptcy or insolvency law or is the subject of any such petition that is not dismissed within […***…] or (f) admits in writing its inability to meet its obligations as they generally become due.
12.4
Termination for Convenience by BMS. BMS may terminate this Agreement in its entirety at will, in its sole discretion, by providing not less than (a) […***…] prior written notice to Janux if such notice is delivered prior to the First Commercial Sale of a Licensed Product hereunder, or (b) […***…] prior written notice to Janux if such notice is delivered at any time thereafter.
12.5
Termination by BMS for Safety Reasons. BMS may terminate this Agreement in its entirety upon written notice to Janux based on Safety Reasons; provided that prior to sending such notice, BMS shall discuss such Safety Reasons with Janux. Upon such termination for Safety Reasons, BMS shall be responsible for the wind-down of any of its Development of the Licensed Products (including any Clinical Trials for the Licensed Products being conducted by or on behalf of BMS) and any of its Commercialization activities for the Licensed Products, in each case, as determined by BMS. Such termination shall become effective upon the date that BMS notifies Janux in writing that such wind-down is complete.
12.6
Termination for Cessation.
12.6.1
Subject to Section 12.6.2, following Janux’s completion of all of its activities under the Joint Development Plan, Janux may terminate this Agreement upon […***…] prior written notice to BMS (which notice shall expressly reference termination pursuant to this Section 12.6 (Termination for Cessation)) in the event that (a) neither BMS nor any of its Related Parties have conducted any Development or Commercialization activities with respect to any Licensed Compound or Licensed Product for a […***…] period of […***…] (following Janux’s completion of all of its activities under the Joint Development Plan) or (b) BMS (through its applicable governing body with ultimate responsibility for making such determination) makes a decision to permanently terminate all further Development and Commercialization of the Licensed Products, then unless in each case (a) or (b) BMS (or any of its Related Parties) recommences (or commences, as applicable) any Development, Manufacturing or Commercialization activities with respect to any Licensed Compound or Licensed Product prior to the end of such […***…] period; provided that the foregoing termination right shall not apply to the extent that any such cessation is a result of (i) […***…], (ii) […***…], (iii) any Force Majeure (subject to BMS’s compliance with Section 15.2 (Force Majeure)), (iv) […***…], (v) any breach by Janux or any of its Affiliates of any of its obligations under this Agreement, (vi) […***…] or (vii) BMS’s (or any of its Related Parties’) customary pauses in Development (e.g., waiting for readouts of data from trials, etc.).

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BMS shall notify Janux within […***…] after making the decision described in the foregoing clause (b).
12.6.2
Notwithstanding Section 12.6.1, if BMS disputes the existence of a cessation for which Janux has delivered notice pursuant to Section 12.6.1, and BMS provides Janux notice of such dispute within […***…], then the […***…] cure period set forth in Section 12.6.1 shall be tolled and Janux shall not have the right to terminate this Agreement under Section 12.6.1 unless and until (a) such dispute is finally resolved in accordance with Article 14 (Dispute Resolution), (b) such final resolution pursuant to the foregoing clause (a) determines that a cessation has occurred in accordance with and for the period described in Section 12.6.1, and (c) BMS (or any of its Related Parties) fails to recommence (or commence, as applicable) any Development or Commercialization activities with respect to any Licensed Compound or Licensed Product within […***…], in which case the termination shall become effective.
12.7
[…***…].
ARTICLE 13

Effects of Expiration or Termination
13.1
Termination of Licenses. Upon the termination (but excluding, for clarity, expiration of the Term) of this Agreement, except as otherwise set forth in this Article 13 (Effects of Expiration or Termination), all rights and licenses granted to a Party by the other Party hereunder with respect to the Licensed Compounds and Licensed Products will immediately terminate and be of no further force and effect; provided that the licenses granted to BMS hereunder shall survive (on a non-exclusive basis) for a period of either (a) […***…], if this Agreement is terminated prior to the First Commercial Sale of a Licensed Product by BMS or any of its Related Parties hereunder, or (b) […***…], if this Agreement is terminated after the First Commercial Sale of a Licensed Product by BMS or any of its Related Parties hereunder (the period in the foregoing clause (a) or (b), as applicable, the “BMS Wind-Down Period”) in order for BMS (and its Affiliates, Sublicensees and distributors), […***…], during the BMS Wind-Down Period, to (i) subject to Section 13.2.3(d), finish or otherwise wind-down any ongoing Clinical Trials with respect to Licensed Products hereunder (provided that, if a Clinical Trial is not able to be finished or wound-down during the BMS Wind-Down Period, then, at the request of BMS, the BMS Wind-Down Period shall automatically be extended with respect to such Clinical Trial until such Clinical Trial is completed or can be reasonably and safely wound-down), and (ii) finish and sell any work-in-progress and any remaining inventory of the Licensed Products hereunder (provided that BMS shall pay Royalty Payments on Net Sales during such period (provided that the applicable Royalty Term is still ongoing) as and to the extent BMS would otherwise be required to pay such Royalty Payments as set forth in Section 7.5 (Royalty Payments)) as would have applied had this Agreement otherwise remained in full force and effect; provided that, for clarity, BMS shall have no obligation to undertake such activities. […***…]

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[…***…]. In the event that Janux is supplying (or having supplied) any Licensed Compounds or Licensed Products to BMS under the Supply Agreements as of the effective date of termination, then […***…].

13.2
Reversion. If this Agreement is terminated (i) by BMS under Section 12.4 (Termination for Convenience by BMS) or (ii) by Janux under Section 12.2 (Termination for Breach), Section 12.3 (Termination as a Result of Bankruptcy) or Section 12.6 (Termination for Cessation), then the following will apply:
13.2.1
Reversion License to BMS Reversion Patents and Reversion Know-How. Effective upon both (a) Janux’s written request to BMS (provided to BMS within […***…]) and (b) the determination (by written agreement of the Parties or determination by Baseball Arbitration pursuant to Schedule 14.1 (Baseball Arbitration), as applicable, in each case, as set forth in Section 13.2.5 (Financials for Reversion)) of the financials to be paid by Janux to BMS, BMS shall grant, and hereby grants, to Janux, an exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses through multiple tiers, under the BMS Reversion Know-How and BMS Reversion Patents to Exploit the Reversion Product in the Field in the Territory (but excluding for use in Combination Therapies), but subject to (a) BMS retaining the rights for BMS (and its Related Parties) to conduct (or have conducted) the activities under Section 13.1 (Termination of Licenses) and (b) Janux agreeing in writing to comply with the provisions of any applicable agreement between BMS (or any of its Affiliates) and a Third Party with respect to the applicable BMS Reversion Know-How or BMS Reversion Patents, as applicable (including, at the written request of BMS, providing all applicable information in Janux’s possession and Control to BMS with respect to the Reversion Product that BMS (or its Affiliate) is required to provide to such Third Party) and, in all cases, the license grants in the foregoing provisions of this 13.2.1 (Reversion License to BMS Reversion Patents and Reversion Know-How) shall be subject to the terms and conditions of any such agreement. For clarity, the foregoing license does not include any rights to any Other Component of BMS (or any of its Affiliates).
13.2.2
License to BMS Intellectual Property (other than BMS Reversion Patents and BMS Reversion Know-How). Upon Janux’s written request to BMS (provided to BMS within […***…]), BMS and Janux shall discuss in good faith, for a period of up to […***…] following such written request, terms and conditions under which BMS may be willing to grant to Janux a license under any Patents and Know-How (other than the BMS Reversion Patents and BMS Reversion Know-How) Controlled by BMS (or any of its Affiliates) as of the effective date of termination and that were actually being used by BMS in the Development, Manufacture or Commercialization of the Reversion Product as of the effective date of termination, for use by Janux to Exploit the Reversion Product in the Field in the Territory, including reasonable financial and other terms. For clarity, any such license would not include any rights to any Other Component of BMS (or any of its Affiliates).

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Notwithstanding the foregoing or anything to the contrary contained herein, neither Party shall have any obligation to grant any such license (or enter into any such agreement with respect thereto) unless each Party agrees to do so in its sole discretion.

13.2.3
Reversion Transfers to Janux. As soon as reasonably practicable following the effective date of termination, the Parties will undertake the following:
(a)
where permitted by Applicable Law, BMS shall assign and transfer to Janux all material Regulatory Materials solely relating to the Reversion Products (and excluding, for clarity, any such Regulatory Materials relating to Combination Therapies), in each case, owned and Controlled by BMS (or any of its Affiliates) as of the effective date of termination (the “Reversion Regulatory Materials”) (and, pending such transfer of the applicable Reversion Regulatory Material, the Parties shall reasonably cooperate to allocate regulatory responsibilities with respect to such Reversion Regulatory Material for the Reversion Products to Janux, until such Reversion Regulatory Material has been transferred to Janux); provided that, if BMS is prohibited by Applicable Law from assigning and transferring ownership of any of the foregoing Reversion Regulatory Materials to Janux, BMS shall grant to Janux a right of reference under such Reversion Regulatory Materials to Exploit the Reversion Products, with the right to grant further rights of reference through multiple tiers, and BMS shall take other actions reasonably requested by Janux to give effect to such right of reference to such Reversion Regulatory Materials, including providing a signed statement that Janux may rely on, and that the Regulatory Authority may access, such Reversion Regulatory Materials in support of Janux’s application for Regulatory Approval for the Reversion Products in the Field in the Territory. […***…]. Notwithstanding the foregoing, in all cases, BMS (and its Affiliates) shall not be required to maintain any such Reversion Regulatory Materials following the end of the BMS Wind-Down Period;
(b)
where permitted under the relevant agreement (and without BMS (or any of its Affiliates) being obligated to incur any costs to assign), (i) BMS shall provide Janux with a copy of each agreement between BMS (or its Affiliates) and a Third Party solely relating to the Development, Manufacture or Commercialization of any Reversion Product that are in effect on the effective date of termination, and, (ii) upon Janux's written request to BMS (provided to BMS within […***…]), subject to any consent required from any Third Party to the applicable agreement, BMS shall […***…] assign, and cause its Affiliates assign, to Janux such agreement, to the extent permitted under the terms thereof; provided that Janux shall assume in writing all obligations of BMS under such agreements so assigned; provided further that with respect to any such agreement that does not permit such assignment contemplated in the foregoing (ii), upon Janux's written request to BMS (provided to BMS within […***…]), BMS shall […***…] introduce Janux to the Third Party counterparty to such agreement so that Janux may discuss entering into an agreement with such Third Party;

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(c)
promptly following the end of the BMS Wind-Down Period, (i) BMS shall deliver to Janux a list of the inventory of each Reversion Product then remaining in BMS’s (or its Affiliates’) Control, and (ii) upon Janux’s written request to BMS (provided to BMS within […***…]), deliver to Janux all or part of such inventory (as so requested by Janux), […***…]; provided that, with respect to any inventory on the list provided pursuant to the foregoing clause (i) that Janux does not elect to have delivered pursuant to the foregoing clause (ii), BMS shall destroy (or have destroyed) such inventory. […***…].
(d)
if, at the effective date of such termination, BMS (or any of its Affiliates) is conducting any Clinical Trials for any Reversion Product for use as a monotherapy (i.e., excluding any Clinical Trials for a Combination Therapy of a Reversion Product and another product), then at Janux's written request to BMS (provided to BMS within […***…]), on a Clinical Trial-by-Clinical Trial basis, where permitted by Applicable Law, BMS shall reasonably cooperate with Janux to transfer to Janux, […***…], the conduct of all such Clinical Trials as soon as reasonably practicable; provided that (A) the Parties’ rights and obligations under ARTICLE 10 (Indemnification) will apply to such transferred Clinical Trials (which from the effective date of termination will be deemed to be conducted on behalf of Janux and not on behalf of BMS) and (B) […***…]. Notwithstanding the foregoing, in all cases, BMS (and its Affiliates) shall not be required to continue to conduct any such Clinical Trials following the end of the BMS Wind-Down Period;
(e)
where permitted by Applicable Law, upon the written request of Janux to BMS (provided to BMS within […***…]), BMS shall transfer and assign to Janux all of BMS’s and its Affiliates’ right, title and interests in and to the Product Mark(s) owned and Controlled by BMS or its Affiliates as of the effective date of termination and used solely for the Reversion Products; and
(f)
each Party shall reasonably cooperate with the other Party to effectuate the foregoing transfers and assignments.
13.2.4
Conditions; Reservations. Notwithstanding the foregoing provisions of this Section 13.2 (Reversion), (a) the assignments, transfers and licenses, as applicable, by BMS (or its Affiliate) pursuant to this Section 13.2 (Reversion) shall be provided on an “as is” basis (without any representations or warranties), and (b) BMS reserves the right under any Patents, Know-How, Regulatory Materials, Product Marks, agreements and other assets assigned, transferred or licensed to Janux pursuant to the foregoing provisions of this Section 13.2 (Reversion) for BMS (and its Related Parties) (i) to conduct (or have conducted) the activities under Section 13.1 (Termination of Licenses), (ii) as may be necessary or reasonably useful to comply with Applicable Law or any requests from a Regulatory Authority (as reasonably

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determined by BMS) and (iii) as may be necessary or reasonably useful in connection with any Third Party Claims or other litigations, suits, claims, actions, proceedings or demands (as reasonably determined by BMS), and, in furtherance of the foregoing retained rights under this clause (b), at the request of BMS, Janux (and its Affiliates) shall provide reasonable access to BMS (and its designees) to all such assets assigned or transferred to Janux.

13.2.5
Financials for Reversion. In consideration of the foregoing assignments, transfers and licenses from BMS (or its Affiliate) to Janux pursuant to this Section 13.2 (Reversion) (but excluding any licenses that may be granted pursuant to Section 13.2.2 (License for other BMS Intellectual Property), which licenses, if any, will have their own separate financial terms), promptly following the effective date of termination of this Agreement, the Parties shall negotiate […***…].
13.3
Confidential Information. Within […***…], each Party shall destroy all tangible items comprising, bearing or containing any Confidential Information of the other Party (but excluding, for clarity, any Joint Arising Know-How or Joint Platform Arising Know-How) that are in its or its Affiliates’ possession or Control; provided that (a) such Party may retain Confidential Information of the other Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement, and (b) such Party may retain one copy of such Confidential Information for its legal archives; provided, further, for clarity, such Party shall not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.
13.4
Handling of Joint Arising Patents and Joint Platform Arising Patents. Promptly following the expiration or termination of this Agreement for any reason, the Parties shall discuss in good faith and agree on procedures for handling the prosecution, maintenance, defense and enforcement of Joint Arising Patents, and the rights and responsibilities of each of the Parties in connection therewith, following the expiration or termination of this Agreement. With respect to the Joint Platform Arising Patents, following the expiration or termination of this Agreement: (a) as between the Parties, Janux shall have the sole right, in its sole discretion, with

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respect to the Prosecution, enforcement and defense thereof, (b) BMS shall provide all cooperation in connection therewith as described in Sections 8.3.4 (Cooperation) and 8.5.5 (Cooperation in Enforcement Proceedings), provided […***…], and (c) Janux shall provide, at BMS’s reasonable request, information sharing in connection therewith as described in Sections 8.3.4 (Cooperation) and 8.5.5 (Cooperation in Enforcement Proceedings).

13.5
Remedies. For clarity, except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.
13.6
Accrued Rights. Expiration or termination this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such expiration or termination. Such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the expiration or termination of this Agreement.
13.7
Survival. Notwithstanding anything to the contrary contained herein, the following provisions will survive any expiration or termination of this Agreement: ARTICLE 1 (Definitions) (as applicable with respect to the other surviving provisions of this Agreement), ARTICLE 13 (Effects of Expiration or Termination), ARTICLE 14 (Dispute Resolution) and Sections: 2.2.1 (No Implied Licenses), 2.2.2 (Retained Rights) (first sentence only), 4.5 (Records, Reports, and Information) (first two sentences only, and only for the time period set forth therein), 6.5.1 […***…], 6.5.2 (last sentence only, and only in the event of expiration, but not termination (except during the BMS Wind-Down Period) of this Agreement), 7.5.2(a) (second sentence only), 7.5 (Royalty Payments) through 7.11 (Royalty Payments and Reports) (with respect to Royalty Payments on Net Sales during the BMS Wind-Down Period as set forth in Section 13.1 (Termination of Licenses)) and also with respect to Royalty Payments accrued prior to the end of the Term but made after the Term), 7.12.4 (only clause (c) thereof and the last sentence thereof, and only in the event of expiration, but not termination (except during the BMS Wind-Down Period) of this Agreement), 7.12.6 (with respect to Royalty Payments on Net Sales during the BMS Wind-Down Period as set forth in Section 13.1 (Termination of Licenses)) and also with respect to Royalty Payments accrued prior to the end of the Term but made after the Term), 7.13 (Taxes and Withholding), 7.14 (Currency Conversion), 7.15 (General Payment Procedures), 7.16 (Offset Rights), 7.17 (Records; Audits) (only for the time period set forth therein), 7.18 (Late Payments), 8.2 (Ownership) (but excluding 8.2.2(e)), 8.8 (Defense of Third Party Infringement Claims from Exploitation of Licensed Product) (fourth sentence thereof, with respect to Royalty Payments on Net Sales during the BMS Wind-Down Period as set forth in Section 13.1 (Termination of Licenses)) and also with respect to Royalty Payments accrued prior to the end of the Term but made after the Term), 8.10 (Common Ownership Under Joint Research Agreements), 9.3.3 (Janux In-License Agreements) (only until the expiration of the applicable Janux In-License Agreement and only in the event of expiration, but not termination (except during the BMS Wind-Down Period) of this Agreement), 9.6 (No Other Representations or Warranties), 10.1 (Indemnification by Janux), 10.2 (Indemnification by BMS), 10.3 (Indemnification Procedures), 11.1 (Confidential Information) (only for the time period set forth therein), 11.2 (Prior CDA) through 11.5 (Terms of this Agreement), 11.6

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(Publications) (in the event of expiration (but not termination) of this Agreement), 11.7 (Clinical Trials Registry) (in the event of expiration (but not termination) of this Agreement), 12.1.2 (Effect of Expiration), 15.1 (Entire Agreement; Amendment), 15.2 (Force Majure), 15.3 (Notices), 15.4 (Assignment), 15.6 (Severability), 15.8 (Cumulative Remedies), 15.9 (Interpretation), 15.10 (Further Assurances), 15.11 (Extension to Affiliates), 15.12 (No Consequential or Punitive Damages), 15.13 (Waivers and Modifications), 15.14 (No Third Party Beneficiaries), 15.15 (Relationship of the Parties) and 15.16 (Counterparts). Except as set forth in this Article 13 (Effects of Expiration or Termination) or otherwise expressly set forth herein, upon expiration or termination of this Agreement all other rights and obligations of the Parties will cease.

13.8
Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (or any analogous provisions of any other country or jurisdiction), licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that either Party, as licensee of certain rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party or any of its Affiliates (the “Bankrupt Party”) under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, (a) the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by such other Party, and (b) the Bankrupt Party will not unreasonably interfere with such other Party’s rights to intellectual property and all embodiments of intellectual property, and will assist and not unreasonably interfere with such other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic, or other embodiments of rights and licenses hereunder, including all molecules and products embodying intellectual property, Licensed Products, filings with Regulatory Authorities and related rights, including Janux Licensed Know-How.
ARTICLE 14

Dispute Resolution
14.1
Disputes. Except (i) as provided in Section 7.17.4 (Audit Dispute), Section 14.6 (Interim Relief) or Section 14.7 (Equitable Remedies), or (ii) for the limited financial disputes that are to be determined pursuant to Schedule 14.1 (Baseball Arbitration) as expressly set forth in this Agreement, any dispute between the Parties arising out of or in connection with or relating to this Agreement, these dispute resolution procedures (including their existence, validity, applicability or termination), or any document or instrument delivered in connection herewith that is outside the scope of authority of the JSC (a “Dispute”) (provided that, for clarity, disputes within the scope of authority of the JSC shall be resolved pursuant to Section 3.2 (Decision Making on JSC and Resolution of JSC Disputes) and not this Article 14 (Dispute Resolution), except as expressly set

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forth in Section 3.2 (Decision Making on JSC and Resolution of JSC Disputes)), shall be resolved pursuant to this Article 14 (Dispute Resolution). Subject to the foregoing, any Dispute shall first be referred to the Designated Officers of the Parties, who shall confer in good faith on the resolution of the Dispute. Any final decision mutually agreed to by the Designated Officers shall be conclusive and binding on the Parties. If the Designated Officers are not able to agree on the resolution of any such Dispute within […***…] (or such other period of time as mutually agreed by the Designated Officers) after such Dispute was first referred to them, then, except as otherwise set forth in Section 14.2 (Intellectual Property Dispute), at the written request of either Party to the other Party, the Dispute will be resolved pursuant to Section 14.3 (ADR).
14.2
Intellectual Property Disputes. In the event that a Dispute arises with respect (i) the validity, enforceability, or patentability of any Patent, or (ii) the validity or enforceability of any trademark or copyright rights, and such Dispute cannot be resolved in accordance with Section 14.1 (Disputes), unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to an ADR proceeding in accordance with Section 14.3 (ADR) and instead, either Party may initiate litigation in a court of competent jurisdiction in any country or other jurisdiction in which such rights apply.
14.3
ADR. Except for disputes that are to be determined pursuant to Schedule 14.1 (Baseball Arbitration), any alternative dispute resolution (“ADR”) proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 14.3 (ADR Procedures). Any dispute concerning the scope, enforceability or applicability of Section 14.3 (ADR) and Schedule 14.3 (ADR Procedures), including whether a Dispute is subject to Section 14.3 (ADR) and the propriety of commencing an ADR proceeding, shall be decided by the Neutrals. To the extent that any matter subject to an ADR proceeding under Schedule 14.3 (ADR Procedures) includes a claim that when presented on its own would be subject to Baseball Arbitration under Schedule 14.1 (Baseball Arbitration), then the Neutrals in the ADR proceeding shall have sole authority on such matter and must follow the requirements of Schedule 14.1 (Baseball Arbitration) for the matter that when presented on its own would be subject to Baseball Arbitration.
14.4
Adverse Ruling. Any determination made by the Neutrals that a Party is in material breach of its obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.
14.5
Choice of Law. This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws that might otherwise make this Agreement subject to the substantive law of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement and is expressly and entirely excluded. Notwithstanding the foregoing with respect to the applicable substantive law, any ADR proceeding shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.
14.6
Interim Relief. Notwithstanding anything herein to the contrary, nothing in this ARTICLE 14 (Dispute Resolution) shall preclude either Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary

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injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party. This Section 14.6 (Interim Relief) shall be specifically enforceable.
14.7
Equitable Remedies. Notwithstanding anything to the contrary herein, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order of interim relief to avoid irreparable harm, maintain the status quo, preserve the subject matter of the Dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the Neutrals will have full authority to grant provisional or interim remedies and to award damages for the failure of any party to the Dispute to respect the Neutrals’ order to that effect.
ARTICLE 15

Miscellaneous
15.1
Entire Agreement; Amendment. This Agreement, the […***…], and any Supply Agreements, together with the Schedules and Exhibits hereto or thereto, contain the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement, including the Prior CDA to the extent relating to the subject matter hereof. The Schedules and Exhibits to this Agreement are incorporated herein by reference and will be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each of the Parties.
15.2
Force Majeure. A Party shall not be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to a cause beyond the reasonable control of such Party, including acts of God, embargoes, fires, earthquakes, acts of war, terrorism, insurrections, riots, strikes, lockouts, or other labor disturbances, actions or omissions or delays in acting by any Governmental Authority or the other Party, floods, epidemics, pandemics, quarantines or civil unrest, or hurricane or other inclement weather (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party; provided, further, that the affected Party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance in accordance with the terms of this Agreement whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.
15.3
Notices. Any notice required or permitted to be given by this Agreement shall be in writing and in English and shall be (a) delivered by hand or by overnight courier with tracking capabilities, or (b) mailed postage prepaid by first class, registered, or certified mail, in each case, addressed as set forth below unless changed by notice so given:

If to Janux:

Janux Therapeutics, Inc.

10955 Vista Sorrento Parkway, Suite 200

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San Diego, CA 92130

Attention: […***…]

With a copy to (that shall not constitute notice):

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121-1117

Attention: […***…]

If to BMS:

Bristol-Myers Squibb Company

Route 206 & Province Line Road

Princeton, NJ 08543-4000

Attention: […***…]

With a copy to (that shall not constitute notice):

Bristol-Myers Squibb Company

Route 206 & Province Line Road

Princeton, New Jersey 08543-4000

Attention: […***…]

Email: […***…]

Any such notice shall be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 15.3 (Notices).

15.4
Assignment.
15.4.1
Generally. Except as expressly permitted herein, this Agreement may not be assigned or transferred (however structured, whether by merger, acquisition, sale of assets or otherwise) by any Party, nor may any Party assign or transfer any rights or obligations created by this Agreement, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed.
15.4.2
BMS. Notwithstanding the limitations in Section 15.4.1 (Generally), subject to Section 15.5 (Change of Control or Assignment), BMS may assign or transfer this Agreement, or any rights or obligations hereunder, without the prior written consent of Janux, (a) in whole or in part, to one or more Affiliates (provided, however, that BMS shall remain fully and

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unconditionally liable and responsible to Janux for the performance and observance of all such duties and obligations by such Affiliate), or (b) in whole, to its successor in interest in connection with its merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement, directly or indirectly.

15.4.3
Janux. Notwithstanding the limitations in Section 15.4.1 (Generally), subject to Section 15.5 (Change of Control or Assignment), Janux may assign or transfer this Agreement, or any rights or obligations hereunder, without the prior written consent of BMS, (a) in whole or in part, to one or more Affiliates (provided, however, that Janux shall remain fully and unconditionally liable and responsible to BMS for the performance and observance of all such duties and obligations by such Affiliate), or (b) in whole, to its successor in interest in connection with its merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement, directly or indirectly.
15.4.4
All Other Assignments Null and Void. The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the applicable Party. Any purported assignment in violation of this Section 15.4 (Assignment) will be null and void ab initio.
15.5
Change of Control or Assignment.
15.5.1
Without limiting the provisions of Section 15.4 (Assignment), each Party (or its successor or assignee, as applicable) shall provide the other Party with written notice of any (a) Change of Control of such Party or (b) assignment or transfer (however structured, whether by merger, acquisition, sale of assets or otherwise) of this Agreement (or any of the rights and obligations created by this Agreement) by such Party or its Affiliate to a Third Party, in each case ((a) or (b)), promptly following the earlier to occur of (i) the closing date of such transaction, or (ii) the first public announcement of such transaction.
15.5.2
In the event of any (a) Change of Control of Janux or (b) assignment or transfer (however structured, whether by merger, acquisition, sale of assets or otherwise) of this Agreement (or any of the rights and obligations created by this Agreement) by Janux or its Affiliate to a Third Party (each of (a) and (b), a “Janux Transaction”), in each such case ((a) and (b)), BMS shall have the right (but not the obligation), in its sole discretion, by written notice delivered to Janux (or its successor or assignee, as applicable) at any time following the occurrence of a Janux Transaction, to elect any one or more of the following: (a) require Janux and the Third Party involved in the Janux Transaction (and their respective Affiliates) to put in place and implement firewalls and other protections reasonably acceptable to BMS (but in no event more onerous or restrictive than the firewalls and protections described in Section 2.4.2 (Exceptions for Change of Control), but regardless of whether the Third Party (or its Affiliates) has an Advanced CoC Competing Program) that are designed to prevent disclosure of Confidential Information of BMS to such Third Party (and its Affiliates, other than Janux); or (b) disband the JSC (and any committee thereof), in which case the provisions of Section 3.3 (Discontinuation of JSC) shall apply.
15.6
Severability. If any one or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms

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and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision shall be considered severed from this Agreement solely for such situation and solely in such jurisdiction, unless the invalid, void or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, void or unenforceable term or provision. If the final judgment of such court declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree to (a) reduce the scope, duration, area or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable, and (b) make a good faith effort to replace any invalid, void or unenforceable term or provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
15.7
U.S. Export and Transfer Controls. This Agreement is made subject to any restrictions concerning the export or transfer of products, technology, data or other information from the U.S. that may be imposed on the Parties from time to time under Applicable Law. Each Party agrees that it will not export or transfer (and shall not be required to export or transfer), directly or indirectly, any such products, technology, data or other information from the U.S. to a location or in a manner that at the time of export or transfer would (a) require an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law, or (b) otherwise violate Applicable Law.
15.8
Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.
15.9
Interpretation.
15.9.1
Generally. This Agreement has been diligently reviewed by and negotiated by and among the Parties, and in such negotiations each of the Parties has been represented by competent (in-house or external) counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
15.9.2
Definitions; Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined and where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context. The words “including”, “includes”, “include”, “for example”, and “e.g.” and words of similar import will be deemed to be followed by the words “without limitation.” The word “or” is disjunctive but not necessarily exclusive. The words “hereof”, “herein” and “herewith” and words of similar import

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shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference in this Agreement to “method of manufacture” includes “method of producing”. Unless the context requires otherwise or otherwise specifically provided, (a) all references herein to Articles, Sections, Schedules or Exhibits shall be construed to refer to Articles, Sections, Schedules and Exhibits of this Agreement and (b) reference in any Section to any subclauses are references to such subclauses of such Section.
15.9.3
Subsequent Events. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein), (b) any reference to any Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed, or amended, and (c) any reference herein to any Person shall be construed to include the Person’s successors and assigns (subject to Section 15.4 (Assignment)).
15.9.4
Headings. Headings, captions and the table of contents are for convenience only and are not to be used in the interpretation of this Agreement.
15.9.5
Prior Drafts. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.
15.9.6
Independent Significance. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of this Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).
15.10
Further Assurances. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other ministerial, administrative or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.
15.11
Extension to Affiliates. Each Party shall have the right to extend the rights, licenses, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to such Party. Such Party shall remain fully liable for any acts or omissions of such Affiliates.
15.12
No Consequential or Punitive Damages. NEITHER JANUX NOR BMS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT

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PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15.12 (NO CONSEQUENTIAL OR PUNITIVE DAMAGES) IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 10.1 (INDEMNIFICATION BY JANUX) OR SECTION 10.2 (INDEMNIFICATION BY BMS) FOR ANY THIRD PARTY DAMAGES, OR (B) THE LIABILITY OF ANY PARTY FOR BREACH OF ANY OF ITS OBLIGATIONS UNDER ARTICLE 11 (CONFIDENTIALITY), OR (C) SUBJECT TO […***…].
15.13
Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release, or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the Parties.
15.14
No Third Party Beneficiaries. There are no express or implied Third Party beneficiaries hereunder. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other person or entity shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.
15.15
Relationship of the Parties. Janux and BMS are independent contractors under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute (a) Janux as a partner, agent, or joint venturer of BMS or (b) BMS as a partner, agent or joint venturer of Janux. Neither Janux nor BMS, respectively, shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of BMS or Janux, respectively, or to bind BMS or Janux, respectively, to any contract, agreement, or undertaking with any Third Party. The Parties (and any successor, assignee, transferee, or affiliate of a Party) shall use commercially reasonable efforts to (i) avoid restructuring the arrangement contemplated by this Agreement in a way that would knowingly and intentionally cause the arrangement contemplated by this Agreement being treated as a partnership for any tax purposes and (ii) not treat or report the relationship between the Parties arising under this Agreement as a partnership for any tax purposes, without the prior written consent of the other Party unless required by a final “determination” as defined in Section 1313(a) of the United States Internal Revenue Code of 1986, as amended, or any similar or comparable provisions of state, local or non-U.S. law.

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15.16
Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

[No Further Text on This Page]

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In Witness Whereof, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

Bristol-Myers Squibb Company Janux Therapeutics, Inc.

By: /s/ Julie Rozenblyum By: /s/ David Campbell

Printed: Julie Rozenblyum Printed: David Campbell

Title: SVP Business Development Title: President and CEO

[Signature Page to Exclusive License and Collaboration Agreement]

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Schedule 1.64

Janux Licensed Patents

[…***…]

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Schedule 1.66

Existing Janux Platform Patents

[…***…]

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Schedule 1.67

Janux Platform Technology

[…***…]

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Schedule 1.71

Pre-clinical Joint Development Plan (“JDP”) for […***…] T-Cell Engager

[…***…]

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Schedule 1.75

Knowledge Persons

[…***…]

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Schedule 2.5

Certain Transferred Materials

[…***…]

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Schedule 6.1

Fully Burdened Cost

[…***…]

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Schedule 9.2.1

[…***…]

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Schedule 9.2.11

Related Janux Agreements

[…***…]

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Schedule 11.3

Janux Press Release

(see attached)

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CONFIDENTIAL

Janux Therapeutics Announces Collaboration and Exclusive Worldwide License Agreement with Bristol Myers Squibb to Develop a Novel Tumor-Activated Therapeutic for Solid Tumors

SAN DIEGO, CA – January [X], 2026 – Janux Therapeutics, Inc. (Nasdaq: JANX) (“Janux”), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technologies to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms, today announced a collaboration and exclusive worldwide license agreement with Bristol Myers Squibb. Under the terms of the agreement, the companies will develop an undisclosed, novel, tumor-activated therapeutic targeting a validated solid tumor antigen expressed across several human cancer types.

“This collaboration marks a significant milestone for Janux, validating the strength of our tumor-activated platforms and expanding our reach in solid tumor oncology,” said David Campbell, Ph.D., President and CEO of Janux. “By combining Janux’s innovative technology with Bristol Myers Squibb’s deep expertise in clinical development and global commercialization, we aim to accelerate the delivery of transformative therapies to patients with difficult-to-treat cancers.”

As part of the collaboration, Janux will complete preclinical development up to IND submission. Bristol Myers Squibb will hold the IND and be responsible for subsequent development and global commercialization, with Janux remaining actively involved, supporting Bristol Myers Squibb through completion of the first Phase 1 clinical study.

Under the terms of the collaboration and exclusive worldwide license agreement, Janux may receive up to $50 million in upfront and near-term milestone payments, and is eligible to receive development, regulatory and commercial milestones up to approximately $800 million in the aggregate. Janux is also entitled to tiered royalties on global product sales.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting prostate-specific membrane antigen (PSMA) is in development for prostate cancer, and the second targeting epidermal growth factor receptor (EGFR) is being developed for colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Janux’s TRACTr, TRACIr and ARM Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets PSMA and is being investigated in a Phase 1 clinical trial in adult patients with mCRPC. Janux’s second clinical candidate, JANX008, is a TRACTr that targets EGFR and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and

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triple-negative breast cancer. Janux is also advancing additional CD3-based TRACTr and CD28-based TRACIr programs for future clinical development, including a PSMA-TRACIr for use in combination with our PSMA-TRACTr JANX007, and a TROP2-TRACTr for the treatment of TROP2+ solid tumors. Janux is advancing its first ARM platform program candidate, a CD19-ARM for the potential treatment of autoimmune diseases toward clinical trials. Janux is also generating a number of additional TRACTr, TRACIr and ARM programs for potential future development.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates, and the upfront payment and other potential fees, milestone and royalty payments, and development activities under the collaboration agreement. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain IND approval, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, the fact that Janux has limited control over the efforts and resources that its collaborators devote to advancing development and commercialization of licensed compounds and/or licensed products and the risk that Janux may not receive the potential fees and payments under its collaboration agreements or fully realize the benefits of such collaborations, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts

Investors:

Chad Rubin

Endurance Advisors

crubin@enduranceadvisors.com

(646) 319-3261

Media:

Jessica Yingling, Ph.D.

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Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091

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Schedule 14.1

Baseball Arbitration

Certain disputes related to financial terms of this Agreement, limited to those disputes arising in relation to rights or obligations under Section 2.5.2, […***…], Section 6.4.1, Section 7.10(b), […***…], and Section 13.2.5, as expressly set forth in this Agreement and only insofar as the claimed relief is solely an amount (or reduction) of payment or royalty rate, or a budget, shall be resolved in accordance with this Schedule 14.1 (Baseball Arbitration).

If the Parties are unable to agree upon any matter that is to be determined pursuant to this Schedule 14.1 (Baseball Arbitration) then in each such case, either Party shall have the right upon written notice to the other Party (a “Baseball Arbitration Notice”), to nominate an independent (i.e., not a current or former employee, officer, director, consultant or subcontractor of either Party or any of its Affiliates), impartial and conflict-free Third Party arbitrator who shall have at least […***…] of experience in the biopharmaceutical industry and relevant subject matter expertise and sufficient availability to meet the timeframes for the arbitration proceedings set out in this Schedule 14.1 (Baseball Arbitration) (the “Baseball Arbitrator”). The Baseball Arbitrator shall be mutually agreed to by the Parties (i.e., the other Party can accept or has the right to reject the Baseball Arbitrator nominated by the first Party); provided that if the Parties are unable to agree on the Baseball Arbitrator within […***…] after the matter is first referred by either Party in writing to the other Party for resolution pursuant to this Schedule 14.1 (Baseball Arbitration) (the “Negotiation Period”), then each Party shall select […***…] the criteria of a Baseball Arbitrator (each an “Appointing Baseball Arbitrator”), and those […***…] Appointing Baseball Arbitrators will select […***…] Baseball Arbitrator within […***…] thereafter (and, for clarity, the […***…] Appointing Baseball Arbitrators shall have no responsibilities other than choosing the […***…] Baseball Arbitrator who shall then be the “Baseball Arbitrator” for purposes of this Schedule 14.1 (Baseball Arbitration)). The Parties shall use their best efforts to cause the Baseball Arbitrator (mutually agreed by the Parties or selected by the […***…] Appointing Baseball Arbitrators selected by the Parties, as applicable) to be selected and retained within […***…]. The costs and expenses of the Baseball Arbitrator (or Appointing Baseball Arbitrators, as applicable) […***…].

Each Party shall submit to the Baseball Arbitrator (a) one proposal, in writing, for resolution of the dispute, within […***…], and (b) such other information as may be requested by the Baseball Arbitrator within […***…]. Each Party’s proposed resolution, and any additional information provided to the Baseball Arbitrator by such Party, shall be simultaneously provided to the other Party.

The Baseball Arbitrator shall be instructed to select one (1) or the other of the two (2) proposals submitted by the Parties no later than […***…] and to select the proposal that the Baseball Arbitrator determines is the most commercially reasonable under the circumstances and best gives effect to the intent of the Parties under this Agreement. The Baseball Arbitrator shall select only one proposal (without making any changes) as the award issued by the Baseball Arbitrator. Notwithstanding anything to the contrary

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in this Agreement, the Baseball Arbitrator shall not have the authority to render any decision other than selecting one proposal submitted by a Party pursuant to this Schedule 14.1 (Baseball Arbitration). The Baseball Arbitrator shall promptly notify the Parties of the award in writing, and such decision shall be final and binding on the Parties.

All activities undertaken by the Baseball Arbitrator will be conducted subject to obligations of confidentiality consistent with ARTICLE 11 (Confidentiality) of this Agreement. The Parties acknowledge and agree that (a) each of their respective proposals and all information exchanged in connection with the proceedings pursuant to this Schedule 14.1 (Baseball Arbitration), shall be the Confidential Information of the disclosing Party and (b) the conduct of such proceedings shall be the Confidential Information of each Party (and each Party shall be deemed to be the receiving Party and the disclosing Party with respect thereto).

The seat, or legal place, of the Baseball Arbitration shall be New York, New York.

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Schedule 14.3

ADR Procedures

Any Dispute referred to ADR under this Agreement shall be resolved in accordance with this Schedule 14.3 and by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules in effect at the time of the ADR proceeding (the “Rules”), except as they may be modified herein:

1.
To initiate an ADR proceeding, a Party shall file a written Demand for Arbitration in accordance with the Rules. Within […***…], the other Party may, in accordance with the Rules, file an answering statement, which shall identify any counterclaims and additional issues to be arbitrated. To the extent any issue raised is subject to Baseball Arbitration pursuant to Schedule 14.1 (Baseball Arbitration) as expressly provided in this Agreement, the procedures in Schedule 14.1 (Baseball Arbitration) must be followed by the Neutrals as to those specific issues (and in accordance with the last sentence of Section 14.3) and such disputes may not be arbitrated under these ADR procedures.
2.
Within […***…], each Party will select one (1) independent, impartial and conflicts-free neutral, and then, within […***…], those two (2) neutrals will select a third independent, impartial and conflicts-free neutral as chairperson (together, the “Neutrals”). None of the Neutrals selected may be current or former employees, consultants, officers or directors of either Party or its Affiliates. In the event that a Party fails to select a Neutral within the time period prescribed above, or the two Party-selected Neutrals fail to select the third Neutral within the time period prescribed above, the AAA shall directly appoint the applicable Neutral. The Parties further agree to submit any objections or challenges to the continued service of any Neutral to the AAA’s Administrative Review Council under the Arbitrator Challenge Review Procedures for Non-Administered Arbitrations.
3.
No later than […***…] (provided that (a) with respect to a Dispute pursuant to Section 4.3(c), such timing shall be […***…], and (b) with respect to a Dispute pursuant to Section 3.5, such timing shall be […***…]), the Neutrals shall hold a hearing to resolve each of the issues identified by the Parties. The hearing shall take place in New York, New York, which shall be the legal seat and legal place of the arbitration.
4.
At least […***…], each Party shall submit the following to the other Party and the Neutrals:
(a)
a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Neutrals;

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(b)
a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;
(c)
a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed ruling shall not contain any recitation of the facts or any legal arguments, and the proposed remedy shall not include any damages prohibited by Section 15.12 (No Consequential or Punitive Damages). The proposed ruling and the proposed remedy collectively shall not exceed one (1) page per issue.
(d)
a brief in support of such Party’s proposed rulings and remedies; provided that the brief shall not exceed […***…] pages. This page limitation may be enlarged by agreement of the Parties or by order of the Neutrals upon a finding that additional pages are required based on the number and complexity of the issues raised in the ADR proceeding.
5.
The hearing shall be conducted on […***…] and shall be governed by the following rules:
(a)
Each Party shall be entitled to […***…] of hearing time to present its case. The Neutrals shall determine whether each Party has had the […***…] to which it is entitled.
(b)
Each Party shall be entitled, but not required, to present regular and rebuttal testimony, documents, or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.
(c)
The Party initiating the ADR shall begin the hearing and may make an opening statement if it chooses. The responding Party may make an opening statement if it chooses irrespective of whether the Party initiating the ADR does so. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.
(d)
Except when testifying, witnesses shall be excluded from the hearing until closing arguments.
6.
The number of hearing days may be increased by agreement of the Parties or by the Neutrals if it determines in a reasoned order that additional hearing days are needed in the interests of justice. Any additional hearing time shall be split by the Parties equally.
7.
Within […***…], each Party may submit to the other Party and the Neutrals a post-hearing brief in support of its proposed rulings and remedies; provided that such brief shall not contain or discuss any new evidence and shall not exceed […***…] pages. This page limitation may be enlarged by agreement of the Parties or by order of the Neutrals upon a finding that additional pages are required based on the number and complexity of the issues raised in the ADR proceeding.

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8.
The Neutrals shall use their best efforts to rule on each disputed issue within […***…]. Such ruling shall adopt in its entirety the proposed ruling and remedy of one (1) of the Parties on each disputed issue but may adopt one (1) Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. All rulings of the Neutrals shall be in writing and shall be delivered to the Parties except to the extent that the AAA Rules provide otherwise. For clarity, the ruling shall not include any damages prohibited by Section 15.12 (No Consequential or Punitive Damages). All decisions of the Neutrals shall be made by a majority of the Neutrals, with each Neutral having one (1) vote.
9.
[…***…].
10.
The rulings of the Neutrals and […***…] shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.
11.
Except as provided in paragraph 10 or as required by law, the existence of the Dispute, any settlement negotiations, the ADR proceeding, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed to be Confidential Information of both Parties. The Neutrals shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.
12.
All ADR proceedings shall be conducted in the English language.
13.
Each Party shall have the right to be represented by counsel in all aspects of any ADR proceeding.